    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1996
                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-4
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           SPECIALTY PAPERBOARD, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                       2631                       82-0429330
(State or other jurisdiction       (Primary Standard             (I.R.S. Employer
             of                       Industrial               Identification No.)
      incorporation or        Classification Code Number)
       organization)

                           --------------------------
                                  BRUDIES ROAD
                           BRATTLEBORO, VERMONT 05302
                                 (802) 257-0365
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------
                                MR. BRUCE MOORE
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           SPECIALTY PAPERBOARD, INC.
                                  BRUDIES ROAD
                           BRATTLEBORO, VERMONT 05302
                                 (802) 257-0365
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------
                                   COPIES TO:
                             Frank L. Schiff, Esq.
                                  White & Case
                          1155 Avenue of the Americas
                         New York, New York 10036-2787
                                 (212) 819-8752
                           --------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                           --------------------------
                        CALCULATION OF REGISTRATION FEE

            TITLE OF EACH                                        PROPOSED            PROPOSED           AMOUNT OF
          NOTE OF SECURITIES               AMOUNT TO BE       OFFERING PRICE        AGGREGATE          REGISTRATION
           TO BE REGISTERED                 REGISTERED         PER NOTE (1)     OFFERING PRICE (1)         FEE
9 3/8% Series B Senior Notes due
 2006.................................     $100,000,000            100%            $100,000,000         $30,303.03
Guarantees of each of the
 Guarantors(2)........................         (3)                 (3)                 (3)               None (3)

(1) In accordance with Rule 457(f)(2), the registration fee is calculated based on the book value, which has been computed as of December 6, 1996, of the outstanding 9 3/8% Senior Notes due 2006 of Specialty Paperboard, Inc. to be cancelled in the exchange transaction hereunder.

(2) The 9 3/8% Senior Notes due 2006 of Specialty Paperboard, Inc. being registered will be guaranteed by each of Specialty Paperboard/Endura, Inc., CPG Investors Inc., CPG Holdings Inc., Custom Papers Group Inc., CPG-Warren Glen Inc., Arcon Holdings Corp. and Arcon Coating Mills, Inc.

(3) No additional consideration will be paid by the recipients of the 9 3/8% Senior Notes due 2006 for the Guarantees. Pursuant to Rule 437(n) under the Securities Act of 1933, no separate fee is payable for the Guarantees.
                         ------------------------------

    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               OTHER REGISTRANTS

                                                                      PRIMARY STANDARD         IRS
                                                                         INDUSTRIAL          EMPLOYER
                                                    JURISDICTION OF    CLASSIFICATION     IDENTIFICATION
NAME OF CORPORATION                                  INCORPORATION       CODE NUMBER          NUMBER
--------------------------------------------------  ---------------  -------------------  --------------
Specialty Paperboard/Endura, Inc..................        Delaware             2631          82-0429330
CPG Investors Inc.................................        Delaware             2625          54-1684641
CPG Holdings Inc..................................        Delaware             2625          54-1684644
Custom Papers Group Inc...........................        Virginia             2625          54-1684595
CPG-Warren Glen Inc...............................        Virginia             2625          54-1684596
Arcon Holdings Corp...............................        Delaware             2625          11-3203853
Arcon Coating Mills, Inc..........................        Delaware             2625          13-3459527

                                                    ADDRESS, INCLUDING ZIP CODE,
                                                        AND TELEPHONE NUMBER,
                                                       INCLUDING AREA CODE, OF
NAME OF CORPORATION                                  PRINCIPAL EXECUTIVE OFFICE
--------------------------------------------------  -----------------------------
                                                            Brudies Road
                                                        Brattleboro, VT 05302
Specialty Paperboard/Endura, Inc..................         (802) 257-0365
                                                          110 Tredegar St.
                                                         Richmond, VA 23219
CPG Investors Inc.................................         (804) 649-4368
                                                          110 Tredegar St.
                                                         Richmond, VA 23219
CPG Holdings Inc..................................         (804) 649-4368
                                                          110 Tredegar St.
                                                         Richmond, VA 23219
Custom Papers Group Inc...........................         (804) 649-4368
                                                          110 Tredegar St.
                                                         Richmond, VA 23219
CPG-Warren Glen Inc...............................         (804) 649-4368
                                                           3067 New Street
                                                         Oceanside, NY 11572
Arcon Holdings Corp...............................         (516) 766-8800
                                                           3067 New Street
                                                         Oceanside, NY 11572
Arcon Coating Mills, Inc..........................         (516) 766-8800

                           SPECIALTY PAPERBOARD, INC.
                             CROSS REFERENCE SHEET
               PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING
                           LOCATION IN PROSPECTUS OF
                               ITEMS OF FORM S-4

       A.  INFORMATION ABOUT THE TRANSACTION
       1.  Forepart of Registration Statement and       Outside Front Cover Page; Cross Reference
           Outside Front Cover Page of Prospectus.....  Sheet; Inside Front Cover Page
       2.  Inside Front and Outside Back Cover Pages    Inside Front Cover Page; Outside Back Cover
           of Prospectus..............................  Page
       3.  Risk Factors, Ratio of Earnings to Fixed     Prospectus Summary; Risk Factors; Unaudited
           Charges and Other Information..............    Pro Forma Financial Data; Selected
                                                          Historical Consolidated Financial Data --
                                                          Specialty Paperboard, Inc; Selected
                                                          Historical Con-
                                                          solidated Financial Data -- CPG Investors
                                                          Inc.; Selected Historical Consolidated
                                                          Financial Data -- Arcon Holdings Corp.
       4.  Terms of the Transaction...................  Prospectus Summary; The Exchange Offer;
                                                          Description of the Notes; Certain U.S.
                                                          Federal Income Tax Consequences
       5.  Pro Forma Financial Information............  Prospectus Summary; The Acquisitions;
                                                        Unaudited Pro Forma Consolidated Financial
                                                          Data
       6.  Material Contacts with the Company Being     Not Applicable
           Acquired...................................
       7.  Additional Information Required for          Not Applicable
           Reoffering by Persons and Parties Deemed to
           be Underwriters............................
       8.  Interests of Named Experts and Counsel.....  Not Applicable
       9.  Disclosure of Commission Position on         Not Applicable
           Indemnification for Securities Act
           Liabilities................................
       B.  INFORMATION ABOUT THE
           REGISTRANTS
      10.  Information with Respect to S-3              Not Applicable
           Registrants................................
      11.  Incorporation of Certain Information by      Not Applicable
           Reference..................................
      12.  Information with Respect to S-2 or S-3       Not Applicable
           Registrants................................
      13.  Incorporation of Certain Information by      Not Applicable
           Reference..................................

      14.  Information with Respect to Registrants      Prospectus Summary; The Acquisitions;
           Other Than S-2 or S-3 Registrants..........  Capitalization; Selected Historical
                                                          Consolidated Financial Data -- Specialty
                                                          Paperboard, Inc.; Selected Historical
                                                          Consolidated Financial Data -- CPG
                                                          Investors Inc.; Selected Historical
                                                          Consolidated Financial Data -- Arcon
                                                          Holdings Corp.; Management's Discussion
                                                          and Analysis of Financial Condition and
                                                          Results of Operations; Business;
                                                          Management; Certain Relationships and
                                                          Related Transactions; Description of
                                                          Financing Arrangements; Description of
                                                          the Notes; Financial Statements
       C.  INFORMATION ABOUT THE COMPANY BEING
           ACQUIRED
      15.  Information with Respect to S-3              Not Applicable
           Companies..................................
      16.  Information with Respect to S-2 or S-3       Not Applicable
           Companies..................................
      17.  Information with Respect to Companies Other  Not Applicable
           Than S-2 or S-3 Companies..................
       D.  VOTING AND MANAGEMENT INFORMATION
      18.  Information if Proxies, Consents or          Not Applicable
           Authorizations are to be Solicited.........
      19.  Information if Proxies, Consents or          Management; Certain Relationships and
           Authorizations are not to be Solicited or    Related Transactions
           in an Exchange Offer.......................

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 9, 1996
PROSPECTUS

                           SPECIALTY PAPERBOARD, INC.

                               OFFER TO EXCHANGE
                     9 3/8% SENIOR NOTES DUE 2006, SERIES B
           FOR ALL OUTSTANDING 9 3/8% SENIOR NOTES DUE 2006, SERIES A

                               THE EXCHANGE OFFER
                 WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                     ON             , 1997, UNLESS EXTENDED
                             ---------------------

    Specialty Paperboard, Inc., a Delaware corporation ("SPI"), hereby offers, upon the terms and subject to conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"; together with the Prospectus, the "Exchange Offer"), to exchange up to an aggregate principal amount of $100,000,000 of its 9 3/8% Senior Notes Due 2006, Series B (the "New Notes") for up to an aggregate principal amount of $100,000,000 of its outstanding 9 3/8% Senior Notes Due 2006, Series A (the "Old Notes"). The terms of the New Notes are identical in all material respects to those of the Old Notes, except for certain transfer restrictions, registration rights and penalty provisions relating to the Old Notes. The New Notes will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined) governing the Old Notes. The New Notes and the Old Notes are sometimes referred to collectively as the "Notes."

    The Old Notes were issued in connection with the acquisition by SPI, on October 31, 1996, of CPG Investors Inc. and Arcon Holdings Corp. See "The Acquisitions."

    Interest on the New Notes will accrue from the date of issuance thereof (the "Issue Date") at the rate of 9 3/8% PER ANNUM and will be payable semi-annually in arrears on each April 15 and October 15, commencing on April 15, 1997. The New Notes will be redeemable, at SPI's option, in whole at any time or in part from time to time, on or after October 15, 2001 at the redemption prices set forth herein, plus accrued and unpaid interest, if any, thereon to the date of redemption. In addition, at any time or from time to time, on or prior to October 15, 1999, SPI may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined herein) to redeem up to $35.0 million aggregate principal amount of New Notes at the redemption price set forth herein, plus accrued and unpaid interest, if any, thereon to the date of redemption; PROVIDED that at least 65% of the principal amount of New Notes originally issued remains outstanding immediately after giving effect to any such redemption.

    The New Notes will be general unsecured obligations of SPI and will rank PARI PASSU in right of payment with all existing and future senior indebtedness of SPI. The New Notes will be guaranteed on a senior basis by each of SPI's domestic subsidiaries -- Specialty Paperboard/Endura, Inc., CPG Investors Inc., CPG Holdings Inc., Custom Papers Group Inc., CPG-Warren Glen Inc., Arcon Holdings Corp. and Arcon Coating Mills, Inc. (the "Guarantors"). The Guarantees (as defined) will be general unsecured obligations of the Guarantors and will rank PARI PASSU in right of payment with all existing and future senior indebtedness of the Guarantors. As of September 30, 1996, after giving pro forma effect to the Transactions (as defined), SPI and the Guarantors would have no indebtedness outstanding other than the New Notes.

    Upon the occurrence of a Change of Control (as defined herein), each holder of the New Notes will have the right to require SPI to purchase all or a portion of such holder's New Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase. In addition, SPI will be obligated to offer to purchase New Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase in the event of certain asset sales. See "Description of the Notes."

                                                        (CONTINUED ON NEXT PAGE)
                         ------------------------------

    See "Risk Factors," which begins at page 9, for a discussion of certain factors that should be considered by participants in the Exchange Offer.

                           --------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                             THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

               THE DATE OF THIS PROSPECTUS IS            , 1997.

(CONTINUED FROM COVER)

    The Old Notes were originally issued and sold on October 16, 1996 in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemptions provided in Rule 144A and Regulation D under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available.

    SPI will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on
           , 1997, unless extended by SPI in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. In the event SPI terminates the Exchange Offer and does not accept for exchange any Old Notes with respect to the Exchange Offer, SPI will promptly return the Old Notes to the holders thereof. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange, but is otherwise subject to certain customary conditions. The Old Notes may be tendered only in integral multiples of $1,000.

    The New Notes are being offered hereunder in order to satisfy certain obligations of SPI contained in the Registration Rights Agreement dated October 16, 1996 (the "Registration Rights Agreement") by and among SPI, the Guarantors and BT Securities Corporation, as the initial purchaser (the "Initial Purchaser"), with respect to the initial sale of the Old Notes. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") rendered to third parties in similar transactions, the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by respective holders thereof (other than any such holder which is an "affiliate" of SPI within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act), provided that the New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of such New Notes and is not engaged in and does not intend to engage in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for Old Notes if such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. SPI has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    There has not previously been any public market for the New Notes. SPI does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Notes will develop. To the extent that an active market for the New Notes does develop, the market value of the New Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition, and other factors. Such conditions might cause the New Notes, to the extent that they are actively traded, to trade at a significant discount from face value. See "Risk Factors -- Absence of Public Market."

    SPI will not receive any proceeds from the Exchange Offer. SPI has agreed to pay the expenses incident to the Exchange Offer.

    NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SPI. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NEW NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON.
                            ------------------------

    Until         , 1997 (90 days after commencement of this offering), all
dealers effecting transactions in the New Notes, whether or not participating in this offering, may be required to deliver a Prospectus.

                             AVAILABLE INFORMATION

    SPI's common stock is currently traded on the NASDAQ National Market System under the symbol "SPBI." Accordingly, SPI complies with the periodic reporting and other information requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Periodic reports and other information filed by SPI with the Commission may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Electronic filings filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system (EDGAR) are publicly available through the Commission's home page on the Internet at http://www.sec.gov.

    This Prospectus contains forward-looking statements that involve risks and uncertainties. SPI's actual results may differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to: failure to integrate the operations acquired in the Acquisitions (as defined) into the operations of SPI; failure to sustain future sales growth; failure to identify or carry out suitable strategic acquisitions; increases in the price of raw materials under market conditions which preclude passing such increases on to customers; increased competition (especially from competitors with access to substantially greater resources); and overall economic conditions in the United States. Each of the foregoing factors is discussed in greater detail herein.

    In addition, SPI has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and, following consummation of the exchange offer referred to above and to the extent permitted by applicable law or regulation, file with the Commission (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if SPI were required to file such Forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereof by SPI's independent certified public accountants and
(ii) all reports that would be required to be filed on Form 8-K if it were required to file such reports. In addition, for so long as any of the Notes remain outstanding, SPI has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes, in connection with any sale thereof, the information required by Rule 144(d)(4) under the Securities Act.
                            ------------------------

    Tyvek-Registered Trademark- is a registered trademark of E.I. du Pont de Nemours and Company. Genuine Pressboard-TM-, is a trademark of SPI. Arco-Flex-TM- and Super ArcoFlex-TM- are trademarks of Arcon Coating Mills, Inc.
                            ------------------------

    SPI, a corporation organized under the laws of the State of Delaware, has its principal executive office located at Brudies Road, Brattleboro, Vermont 05302; its telephone number is (802) 257-0365.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL DATA, INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE STATED IN THIS PROSPECTUS, REFERENCES TO (A) "SPI" SHALL MEAN SPECIALTY PAPERBOARD, INC., A DELAWARE CORPORATION, AND ITS SUBSIDIARIES, (B) "CPG" SHALL MEAN CPG INVESTORS INC., A DELAWARE CORPORATION, AND ITS SUBSIDIARIES, (C) "ARCON" SHALL MEAN ARCON HOLDINGS CORP., A DELAWARE CORPORATION, AND ITS SUBSIDIARY, AND (D) THE "COMPANY" SHALL MEAN SPI, CPG, ARCON AND THEIR RESPECTIVE SUBSIDIARIES AFTER GIVING EFFECT TO THE ACQUISITIONS.

                                  THE COMPANY

    The Company is a leading manufacturer and converter of specialty paper and related products with a wide range of consumer and industrial end-uses. Through its eleven United States paper mills and converting facilities, the Company has focused on niche markets where it can provide high value-added specialty paper products which meet rigorous technical specifications and customer service requirements. The Company's products serve four distinct markets which represented the following percentages of total pro forma net sales for 1995: office products (35.0%); technical specialty products (25.4%); saturated specialty products (22.1%); and filtration products (17.5%). For the latest twelve month period ended September 30, 1996 ("LTM"), the Company had pro forma net sales of $225.1 million and pro forma EBITDA (as defined) of $31.3 million.

    OFFICE PRODUCTS. The Company manufactures a wide range of materials used in the manufacture of office products. Management believes that the Company is the largest domestic supplier of pressboard, which is converted into data binders, notebook covers, report covers, ring binders, and file and index guides. The Company believes that it also is the leading provider of tape and edge covering materials converted from Tyvek-Registered Trademark- and other materials, used to strengthen and reinforce various office supply products, including note pads, legal pads, composition books, file folders and red wallet expansion folders. Other products manufactured for the office supplies market include lightweight filing and cover materials and other products where the Company believes that its capabilities and customer relationships give it a competitive advantage in meeting customer specifications.

    TECHNICAL SPECIALTY PRODUCTS. The Company manufactures specialty paper products with customized physical performance characteristics which meet the unique requirements of specific end-use markets. Technical specialty products include paper used as insulation material in electrical transformer coils, acid-free picture mounting art board used for archival-quality picture mounting and records storage applications, photographic packaging papers, printed circuit board substrates, wet-strength tag used in the laundry and dry-cleaning industries, and paper backings for sandpaper and other abrasives. The Company has been able to successfully enter niche markets in which it believes its manufacturing flexibility and technical expertise give it a competitive advantage in meeting rigorous customer requirements. The Company believes that it is a market leader in many of its markets, including the markets for electrical transformer papers, acid-free picture mounting art board and photographic packaging papers.

    SATURATED SPECIALTY PRODUCTS. The Company is one of the largest producers of specialty tape substrates and a broad range of saturated, coated and non-woven papers. The Company's tape substrates are used in the manufacture of industrial and consumer masking tapes, barrier tapes, other pressure-sensitive tapes and bandoliering tapes. The Company believes that it is also one of the two leading domestic producers of latex-reinforced material used in book covers and related products. These materials are used by customers in applications where durability and distinctive appearance are important, such as flexible covers for books, menus, photo albums, desktop calendars, appointment books and reports. The Company

------------
Tyvek-Registered Trademark- is a registered trademark of E.I. du Pont de Nemours and Company ("DuPont").

also converts specialty paper into endsheets and spine reinforcement materials for use in the bookbinding industry and provides specialty tapes for use in binding materials for checkbooks and deposit books.

    FILTRATION PRODUCTS. The Company is a major supplier of saturated and non-saturated filter papers used in air and fluid filters for the automotive, heavy-duty truck and equipment industries. The Company also manufactures filter papers used in various industrial applications, including fruit juice processing, the manufacture of paints and lacquers and hot oil filters for the fast-food industry. The Company pursues niche markets in the filtration products market where its manufacturing and technical capabilities give it a competitive advantage in meeting customer specifications.

                               BUSINESS STRATEGY

    The Company's strategy is to increase sales and earnings by consolidating and strengthening core product lines, by rationalizing production capacity and by pursuing selected strategic acquisitions. The following are the key elements of this strategy:

    - CONSOLIDATE AND STRENGTHEN CORE PRODUCT LINES. CPG and Arcon have an array of products which complement SPI's core product lines. By consolidating these products and streamlining and focusing its marketing efforts, the Company believes that it will strengthen its core product lines in office products, technical specialty products and saturated specialty products.

    - RATIONALIZE OVERHEAD AND PRODUCTION CAPACITY. The Company believes that the Acquisitions provide opportunities for the Company to eliminate redundant overhead, rationalize inefficient facilities and optimize the manufacturing of the Company's products over its existing capital equipment base. The Company believes that it can achieve approximately $4.2 million in annual overhead cost savings through the consolidation of the administrative functions of CPG and Arcon at SPI's Brattleboro headquarters and can achieve further operational savings by adjusting current grade mixes on each of its machines and shifting production among facilities to better match products, machine capabilities and cost structures.

    - STRATEGIC ACQUISITIONS. The Company intends to continue pursuing growth through the acquisition of complementary businesses which provide opportunities to enhance the Company's core product lines and create operating efficiencies. In implementing this strategy, management intends to build upon its successful experience in integrating the June 1994 acquisition of the Endura Products Division ("Endura") of W.R. Grace & Co. (the "Endura Acquisition").

    - INVEST IN CAPITAL IMPROVEMENTS. The Company seeks to reduce costs, increase capacity, enhance manufacturing capabilities and improve product quality through selected capital investments. The Company has invested approximately $20 million in new equipment, technology and leasehold improvements at its facilities over the past 12 months and plans to invest significant additional capital in facilities and equipment over the next 12 to 24 months.

    - INCREASE UTILIZATION OF RECYCLED FIBER. The Company intends to continue to capitalize on its position as a leading manufacturer of specialty paper products with recycled fiber content. The Company's office product line contains between 25% and 100% recycled materials, depending on paper grades. The Company continually seeks to increase the recycled content of its products to reduce costs and better service customer demands for recycled content while still meeting performance expectations. See "Business -- Manufacturing -- Use of Recycled Fiber."

    - EXPAND INTERNATIONAL SALES. While SPI historically has devoted increasing resources to its international marketing efforts, CPG and Arcon have not had a similar focus on these markets. SPI has an established network of international sales offices and sales agents which sell SPI's existing range of products. SPI believes that by using this sales and distribution network it will be able to generate incremental sales of CPG's and Arcon's products.

                                THE ACQUISITIONS

    Pursuant to a Merger Agreement, dated as of August 28, 1996 (the "CPG Merger Agreement"), on October 31, 1996, a wholly-owned subsidiary of SPI was merged with and into CPG and CPG became a wholly-owned subsidiary of SPI (the "CPG Acquisition"). Shareholders of CPG received in the merger aggregate consideration of $53.0 million less approximately $9.8 million in outstanding indebtedness of CPG at closing, as adjusted for certain changes in the net worth of CPG. See "The Acquisitions -- CPG Acquisition."

    Pursuant to a Stock Purchase Agreement, dated as of August 28, 1996 (the "Arcon Stock Purchase Agreement"), on October 31, 1996, SPI purchased all of the outstanding capital stock of Arcon from its stockholders (the "Arcon Acquisition", and, collectively with the CPG Acquisition, the "Acquisitions"). The purchase price paid for the capital stock of Arcon was approximately $32.0 million less approximately $8.5 million outstanding indebtedness of Arcon at closing. See "The Acquisitions -- Arcon Acquisition."

    The offering by SPI of the Old Notes (the "Offering") and the Acquisitions are referred to herein as the "Transactions."

                               THE EXCHANGE OFFER

The New Notes.......................  The forms and terms of the New Notes are identical in all material respects to the terms of the Old Notes
                                      for which they may be exchanged pursuant to the
                                      Exchange Offer, except for certain transfer
                                      restrictions, registration rights and penalty
                                      interest provisions relating to the Old Notes
                                      described below under "-- Terms of the Notes."

The Exchange Offer..................  SPI is offering to exchange up to $100,000,000 aggregate principal amount of the New Notes for up to
                                      $100,000,000 aggregate principal amount of the Old
                                      Notes. Old Notes may be exchanged only in integral
                                      multiples of $1,000.

Expiration Date; Withdrawal of        The Exchange Offer will expire at 5:00 p.m., New York
 Tender.............................  City time, on           , 1997, or such later date
                                      and time to which it is extended by SPI (the
                                      "Expiration Date"). The tender of Old Notes pursuant
                                      to the Exchange Offer may be withdrawn at any time
                                      prior to the Expiration Date. Any Old Notes not
                                      accepted for exchange for any reason will be returned
                                      without expense to the tendering holder thereof as
                                      promptly as practicable after the expiration or
                                      termination of the Exchange Offer.

Certain Conditions to the
 Exchange Offer.....................  The Exchange Offer is subject to certain customary conditions, which may be waived by SPI. See "The
                                      Exchange Offer -- Certain Conditions to the Exchange
                                      Offer."

Procedures for Tendering Old          Each holder of Old Notes wishing to accept the
 Notes..............................  Exchange Offer must complete, sign and date the
                                      Letter of Transmittal, or a facsimile thereof, in
                                      accordance with the instructions contained herein and
                                      therein, and mail or otherwise deliver such Letter of
                                      Transmittal, or such facsimile, together with such
                                      Old Notes and any other required documentation to the
                                      Exchange Agent (as defined) at the address set forth
                                      herein. By executing the Letter of Transmittal, each
                                      holder will represent to SPI that, among other
                                      things, (i) any New Notes to be received by it will
                                      be acquired in the ordinary course of its business,
                                      (ii) it has no arrangement with any person to
                                      participate in the distribution of the New Notes and
                                      (iii) it is not an "affiliate," as defined in Rule
                                      405 of the Securities Act, of SPI or, if it is an
                                      affiliate, it will comply with the registration and
                                      prospectus delivery requirements of the Securities
                                      Act to the extent applicable. Each holder whose Old
                                      Notes are held through DTC (as defined) and who
                                      wishes to participate in the Exchange Offer may do so
                                      through the DTC's Automated Tender Offer Program
                                      ("ATOP") by which each tendering participant will
                                      agree to be bound by the Letter of Transmittal.

Interest on the New Notes...........  Interest on the New Notes will accrue from the date of issuance (the "Issue Date") at the rate of 9 3/8%
                                      per annum, and will be payable semi-annually in
                                      arrears on each April 15 and October 15, commencing
                                      April 15, 1997. Holders of the

                                      New Notes will also on April 15, 1997 receive an
                                      amount equal to the accrued interest on the Old
                                      Notes. Interest on the Old Notes accepted for
                                      exchange will cease to accrue upon issuance of the
                                      New Notes.

Special Procedures for Beneficial
 Owners.............................  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank,
                                      trust company or other nominee and who wishes to
                                      tender such Old Notes in the Exchange Offer should
                                      contact such registered holder promptly instruct such
                                      registered holder to tender on such beneficial
                                      owner's behalf. If such beneficial owner wishes to
                                      tender on such owner's own behalf, such owner must,
                                      prior to completing and executing the Letter of
                                      Transmittal and delivering his Old Notes, either make
                                      appropriate arrangements to register ownership of the
                                      Old Notes in such owner's name or obtain a properly
                                      completed bond power from the registered holder. The
                                      transfer of registered ownership may take
                                      considerable time and may not be able to be completed
                                      prior to the Expiration Date.

Guaranteed Delivery Procedure.......  Holders of Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or
                                      who cannot deliver their Old Notes, the Letter of
                                      Transmittal or any other documents required by the
                                      Letter of Transmittal to the Exchange Agent, prior to
                                      the Expiration Date, must tender their Old Notes
                                      according to the guaranteed delivery procedures set
                                      forth in "The Exchange Offer -- Guaranteed Delivery
                                      Procedures."

Registration Requirements...........  SPI has agreed to use its best efforts to consummate
                                      by          , 1997, the registered Exchange Offer
                                      pursuant to which holders of the Old Notes will be
                                      offered an opportunity to exchange their Old Notes
                                      for the New Notes which will be issued without
                                      legends restricting the transfer thereof. In the
                                      event that applicable interpretations of the staff of
                                      the Commission do not permit SPI to effect the
                                      Exchange Offer or in certain other circumstances, SPI
                                      has agreed to file a Shelf Registration Statement
                                      covering resales of the Old Notes and to use its best
                                      efforts to cause such Shelf Registration Statement to
                                      be declared effective under the Securities Act and,
                                      subject to certain exceptions, keep such Shelf
                                      Registration Statement effective until three years
                                      after the original issuance of the Old Notes. If SPI
                                      fails to consummate the Exchange Offer by          ,
                                      1997, or, if SPI is required to file a Shelf
                                      Registration Statement and such Shelf Registration
                                      Statement is not declared effective or does not
                                      remain effective under the Securities Act as set
                                      forth under "Old Notes Registration Rights," SPI will
                                      be subject to certain interest rate penalties.

Certain U.S. Federal Income Tax
 Consequences.......................  For a discussion of certain federal income tax considerations

                                      relating to the exchange of the New Notes for the Old
                                      Notes, see "Certain U.S. Federal Income Tax
                                      Consequences."

Use of Proceeds.....................  There will be no proceeds to SPI from the exchange of
                                      Notes pursuant to the Exchange Offer.

Exchange Agent......................  Wilmington Trust Company is the Exchange Agent. The
                                      address and telephone number of the Exchange Agent
                                      are set forth in "The Exchange Offer -- Exchange
                                      Agent."

                               TERMS OF THE NOTES

    The form and terms of the New Notes are the same as the form and terms of the Old Notes except that the New Notes are registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. See "Description of the Notes."

                         OLD NOTES REGISTRATION RIGHTS

    Pursuant to a Registration Rights Agreement (the "Registration Rights Agreement") among SPI, the Guarantors and the Initial Purchaser, SPI and the Guarantors agreed (a) to file a registration statement (the "Exchange Offer Registration Statement") with respect to an offer to exchange the Old Notes (the "Exchange Offer") for the New Notes (except that the New Notes will not contain terms with respect to transfer restrictions) on or prior to the later of (i) 60 days after the Issue Date and (ii) 30 days after the closing of both of the Acquisitions (the "Exchange Offer Filing Date") and (b) to use their best efforts to cause such registration statement to become effective under the Securities Act on or prior to the later of (i) 150 days after the Issue Date and
(ii) 90 days after the Exchange Offer Filing Date. In the event that applicable law or interpretations of the staff of the Commission do not permit SPI to effect the Exchange Offer, SPI and the Guarantors will use their best efforts to cause to become effective a shelf registration statement with respect to the resale of the Old Notes (and the related guarantees) (the "Shelf Registration Statement") and to keep the Shelf Registration Statement continuously effective until three years after the Issue Date or such shorter period ending when all the New Notes have been sold thereunder. The interest rate on the Old Notes is subject to increase under certain circumstances if SPI and the Guarantors are not in compliance with their obligations under the Registration Rights Agreement. See "Old Notes Registration Rights."

                                  RISK FACTORS

    See "Risk Factors," which begins at page 9, for a discussion of certain factors that should be considered by participants in the Exchange Offer.

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA
                                  THE COMPANY

    The following summary unaudited pro forma financial data gives pro forma effect in the manner described under "Unaudited Pro Forma Financial Data" and the notes thereto to the Transactions (including approximately $4.2 million of annualized cost savings related to the integration of SPI, CPG and Arcon), as if such transactions had occurred on January 1, 1995 in the case of Income Statement Data and Other Data, and, in the case of Balance Sheet Data, as if the Transactions had occurred on September 30, 1996. The Income Statement Data and Other Data do not purport to represent what the Company's results of operations actually would have been if the Transactions had occurred as of such date or what such results will be for any future periods. The final allocation of purchase price and the resulting amortization expenses in the Income Statement Data will differ from the preliminary estimates for the reasons described in more detail in "Unaudited Pro Forma Financial Data." The information contained in this table should be read in conjunction with "Selected Historical Consolidated Financial Data -- Specialty Paperboard, Inc.," "Selected Historical Consolidated Financial Data -- CPG Investors Inc.," "Selected Historical Consolidated Financial Data -- Arcon Holdings Corp.," "Unaudited Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements of SPI and accompanying notes thereto, the consolidated financial statements of CPG and accompanying notes thereto and the consolidated financial statements of Arcon and the accompanying notes thereto included elsewhere in this Prospectus.

                                                        PRO FORMA                             PRO FORMA LATEST
                                                        YEAR ENDED   PRO FORMA NINE MONTHS      TWELVE MONTHS
                                                       DECEMBER 31,   ENDED SEPTEMBER 30,    ENDED SEPTEMBER 30,
                                                                     ----------------------
                                                           1995         1995        1996            1996
                                                       ------------  ----------  ----------  -------------------

                                                                        (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Net sales............................................   $  239,464   $  183,396  $  168,986      $   225,054
Cost of sales........................................      202,960      155,838     139,612          186,734
                                                       ------------  ----------  ----------  -------------------
  Gross profit.......................................       36,504       27,558      29,374           38,320
General and administrative expenses..................       13,959       10,495      10,674           14,138
                                                       ------------  ----------  ----------  -------------------
  Income from operations.............................       22,545       17,063      18,700           24,182
Other (income) expenses, net.........................       (1,198)        (782)       (991)          (1,407)
Loss on sale of assets...............................        8,302        8,159      --                  143
Cogeneration (income)................................       (6,512)      (6,512)     --              --
Interest expense.....................................        9,825        7,370       7,370            9,825
                                                       ------------  ----------  ----------  -------------------
  Income before income taxes.........................       12,128        8,828      12,321           15,621
Provision for income taxes...........................        1,360          107       4,748            6,001
                                                       ------------  ----------  ----------  -------------------
Net income...........................................   $   10,768   $    8,721  $    7,573      $     9,620
                                                       ------------  ----------  ----------  -------------------
                                                       ------------  ----------  ----------  -------------------
OTHER DATA:
EBITDA (a)...........................................   $   29,500   $   22,331  $   24,107      $    31,276
Net long-term debt to EBITDA.........................                                                   2.92x
EBITDA to cash interest expense......................                                                   3.34x
Depreciation and amortization (b)....................        6,955        5,268       5,407            7,094
Capital expenditures.................................        9,445        5,303       6,825           10,967

                                                                                                     SEPTEMBER 30,
                                                                                                         1996
                                                                                                     -------------
BALANCE SHEET DATA:
Working capital....................................................................................   $    36,992
Total assets.......................................................................................       205,324
Long-term debt, less current maturities............................................................       100,000
Total stockholders' equity.........................................................................        44,021

------------------------
(a) EBITDA is defined as income from operations plus depreciation and amortization to the extent such depreciation and amortization are included in the calculation of income from operations. EBITDA is provided because it is a measure of an issuer's ability to service its indebtedness commonly used by certain investors. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance or to cash flow as a measure of liquidity.

(b) Depreciation and amortization includes only those items included in income from operations and excludes $(995), $(646), $(677) and $(1,026) of amortization included in other (income) expense and $450, $338, $338 and $450 of amortization included in interest expense, for the year ended December 31, 1995, the nine months ended September 30, 1995 and 1996 and the twelve months ended September 30, 1996, respectively.

                                  RISK FACTORS

    Prospective participants should carefully consider the following factors in addition to the other information set forth in this Prospectus before participating in the Exchange Offer.

SUBSTANTIAL LEVERAGE AND ABILITY TO SERVICE AND REFINANCE DEBT

    In connection with the Transactions, the Company incurred a significant amount of indebtedness. As of September 30, 1996, after giving pro forma effect to the Transactions, the Company's indebtedness would have been approximately $100.0 million and its stockholders' equity would have been approximately $44.0 million. In addition, the Company has significant obligations under an operating lease (the "Sale/ Leaseback Transaction") in respect of its Brattleboro mill the annual costs of which are reflected in the Company's income statements as cost of sales. See "Description of Financing Arrangements" and Note 6 to the consolidated financial statements of Specialty Paperboard, Inc. In addition, subject to the restrictions in the Credit Facility and the Indenture, the Company may incur additional indebtedness from time to time to finance acquisitions or capital expenditures or for other purposes.

    The level of the Company's indebtedness could have important consequences to holders of the Notes, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited; and (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in the industry and economic conditions generally.

    The Company's ability to pay interest on the Notes and to satisfy its other debt obligations will depend upon its future operating performance which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. The Company anticipates that its operating cash flow, together with borrowings under the Credit Facility, will be sufficient to meet its operating expenses and to service its debt obligations as they become due. If the Company is unable to service its indebtedness, it will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." SPI's ratio of earnings to fixed charges was 6.79:1, 4.93:1, 4.93:1, 3.11:1 and 1.18:1 for the nine months ended September 30, 1996 and each of the four years ended December 31, 1995, 1994, 1993 and 1992, respectively. For the year ended December 31, 1991, SPI's fixed charges exceeded its earnings by $4.2 million. On a pro forma basis, after giving effect to the Transactions, the Company's ratio of earnings to fixed charges was 2.41:1, 2.46:1 and 2.12:1 for the twelve months ended September 30, 1996, the nine months ended September 30, 1996 and the fiscal year ended December 31, 1995, respectively.

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

    The Indenture restricts, among other things, the Company's ability to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, the Credit Facility and the operating lease entered into pursuant to the Sale/Leaseback Transaction (the "Sale/Leaseback Agreement") contains other and more restrictive covenants. See "Description of Notes -- Certain Covenants" and "Description of Financing Arrangements." A breach of any of these covenants could result in a default under the Credit Facility, the Sale/Leaseback Agreement and/or the Indenture. Upon the occurrence of an event of default under the Credit Facility or the Sale/Leaseback

Agreement, the lenders under the Credit Facility could elect to declare all amounts outstanding under the Credit Facility and the Sale/Leaseback Agreement together with accrued interest, to be immediately due and payable. If the Company were unable to repay those amounts, such lenders could proceed against the collateral granted to them to secure that indebtedness, which indebtedness currently is secured by substantially all of the assets of SPI. Following the consummation of the Transactions, SPI expects that the security under the Credit Facility will be limited to the accounts receivable and inventory of the Company. See "Description of Financing Arrangements". If the lenders under the Credit Facility accelerate the payment of such indebtedness, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Notes.

EXPOSURE TO FLUCTUATIONS IN RAW MATERIALS COSTS AND SUPPLY

    The Company's principal raw materials are hardwood and softwood pulp and secondary fiber, which are cyclical in both price and supply. The cyclical nature of pulp pricing presents a potential risk to the Company's gross profit margins to the extent that the Company is unable to pass along price increases to its customers on a timely basis. The Company is also subject to the risk that it will be unable to purchase sufficient quantities of pulp to meet its production requirements during times of tight supply. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Overview -- Raw Materials." The Company's sole source of
Tyvek-Registered Trademark- is DuPont. Although management believes it has a good relationship with DuPont, there can be no assurances that the Company will be able to continually purchase adequate supplies of Tyvek-Registered Trademark-. Any material limitation or interruption in the Company's supply of Tyvek-Registered Trademark- could have a material adverse effect on the financial condition and results of operations of the Company. Furthermore, significant increases in the price of Tyvek-Registered Trademark-, if not offset by product price increases, could have a material adverse effect on the financial condition and results of operations of the Company. There can be no assurances that the Company will be able to pass any future increases in the price of Tyvek-Registered Trademark- on to its customers in the form of price increases.

SPECIALTY PAPER MARKET COMPETITION

    The Company's competition within the specific markets in which it operates comes primarily from a relatively small number of other specialty paper producers, as well as from producers of vinyl, plastic, fiberglass and other materials. Some of these producers have substantially greater resources than the Company. Competition in the Company's markets is based principally on quality, product performance and characteristics, service and price as they relate to the specific needs of the customer. Competitors with like materials, and different competitive materials, could displace the Company's materials and adversely affect the Company's financial condition and results of operations.

IMPACT OF ENVIRONMENTAL REGULATION; GOVERNMENTAL REGULATION

    Like similar companies, the Company's operations and properties are subject to a wide variety of federal, state and local laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes, the remediation of contaminated soil and groundwater, and the health and safety of employees (collectively, "Environmental Laws"). As such, the nature of the Company's operations exposes it to the risk of claims with respect to environmental protection and health and safety matters and there can be no assurance that material costs or liabilities will not be incurred in connection with such claims. Based upon its experience to date, management of the Company believes that the future cost of compliance with existing Environmental Laws, and liability for known claims of this type, will not have a material adverse effect on the Company's financial condition and results of operations. However, future events, such as new

------------
-Registered Trademark-DuPont registered trademark.

information, changes in existing Environmental Laws or their interpretation, and more vigorous enforcement policies of regulatory agencies, may give rise to additional expenditures or liabilities that could be material to the Company's financial condition and results of operations. See "Business -- Environmental Regulation and Compliance."

INTEGRATION OF ACQUIRED COMPANIES; ACQUISITION STRATEGY

    The Company intends to manage the operations of SPI, CPG and Arcon as an integrated entity. While the Company believes that it can successfully integrate the operations acquired from CPG and Arcon into those of SPI, there can be no assurance that this will be the case. There also can be no assurance that the Company will be able to realize expected operating and economic efficiencies following the Acquisitions. In addition, the Company intends to continue to grow through selected strategic acquisitions of businesses in complementary markets. See "Business -- Business Strategy." There can be no assurance that the Company will be able to locate suitable acquisition candidates, consummate acquisitions on favorable terms or successfully integrate newly acquired businesses with the Company's operations.

DEPENDENCE ON KEY MANAGEMENT

    The Company's success will continue to depend to a significant extent on its executive officers and other key management personnel. There can be no assurance that the Company will be able to retain its executive officers and key personnel or attract additional qualified management in the future. In addition, the success of certain of the Company's acquisitions may depend, in part, on the Company's ability to retain management personnel of the acquired companies. There can be no assurance that the Company will be able to retain such management personnel.

FRAUDULENT TRANSFER STATUTES

    Under applicable provisions of Federal bankruptcy law and comparable provisions of state fraudulent transfer laws, if it were found that any Guarantor (i) had incurred indebtedness represented by its Guarantee with an intent to hinder, delay or defraud creditors or had received less than a reasonably equivalent value or fair consideration for such indebtedness and
(ii)(A) was insolvent, (B) was rendered insolvent by reason of such incurrence,
(C) was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business or (D) intended to incur or believed that it would incur debts beyond its ability to pay as such debts matured, the obligations of such Guarantor under its Guarantee could be avoided or claims in respect of such Guarantee and collateral could be subordinated to all other debts of such Guarantor. A legal challenge of a Guarantee on fraudulent conveyance grounds could, among other things, focus on the benefits, if any, realized by a Guarantor as a result of the issuance by SPI of the Notes. To the extent that a Guarantee was held to be unenforceable as a fraudulent conveyance for any reason, the holders of the Notes would cease to have any direct claim in respect of a Guarantor and would be solely creditors of SPI. In the event a Guarantee was held to be subordinated, the claims of the holders of the Notes would be subordinated to claims of other creditors of such Guarantor.

    The measures of insolvency for purposes of the foregoing considerations will vary depending on the law applied in any proceeding with respect to the foregoing. Generally, however, an issuer would be considered insolvent if the sum of its debts, including contingent liabilities, were greater than the fair saleable value of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature. There can be no assurance, however, as to what standard a court would apply in making such determination.

    SPI believes that the Guarantors will receive equivalent value at the time the indebtedness is incurred under the Guarantees. In addition, SPI believes that none of the Guarantors (i) is or will be insolvent, (ii) is or will be engaged in a business or transaction for which its remaining assets constitute unreasonable small capital, or (iii) intends or will intend to incur debt beyond its ability to repay such debts as they mature. Since each of the components of the question of whether a Guarantee is a fraudulent conveyance is inherently fact based and fact specific, there can be no assurance that a court passing on such questions would agree with SPI. Neither counsel for SPI nor counsel for the Initial Purchaser will express any opinion as to Federal or state laws relating to fraudulent transfers.

SEASONALITY

    The Company's business is seasonal in nature. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources -- Seasonality."

ABSENCE OF PUBLIC MARKET

    There has not previously been any public market for the New Notes. There can be no assurance as to the liquidity of any markets that may develop for the New Notes, the ability of holders to sell the New Notes, or the price at which holders would be able to sell the New Notes. Future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Historically, the market for securities similar to the New Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the New Notes, if such market develops, will not be subject to similar disruptions.

                                THE ACQUISITIONS

    CPG ACQUISITION. Pursuant to the CPG Merger Agreement, on October 31, 1996, a wholly-owned subsidiary of SPI was merged with and into CPG and CPG became a wholly-owned subsidiary of SPI. The beneficial owners of the issued and outstanding capital stock of CPG, including members of CPG's management, received in the merger aggregate consideration of $53.0 million less approximately $9.8 million in outstanding indebtedness of CPG at closing. The purchase price is subject to post closing adjustments equal to the amount by which the Closing Net Worth of CPG differs from approximately $22.8 million (the "CPG Purchase Price"). "Closing Net Worth" is defined in the Merger Agreement to mean the total assets of CPG, including cash, less total liabilities of CPG, excluding outstanding indebtedness, in each case as set forth in a closing balance sheet of CPG as of the open of business on the closing date of the CPG Acquisition. Out of the CPG Purchase Price (a) $300,000 was placed into an escrow account as security for the satisfaction of certain environmental indemnification obligations contained in the CPG Merger Agreement (the "CPG Environmental Escrow") and (b) $3.0 million was placed into an escrow account as security for the satisfaction of certain other indemnification obligations contained in the CPG Merger Agreement (including environmental indemnification matters which exceed the amount of the CPG Environmental Escrow).

    ARCON ACQUISITION. Pursuant to the Arcon Stock Purchase Agreement, on October 31, 1996, SPI purchased all of the issued and outstanding capital stock of Arcon for an aggregate purchase price of approximately $32.0 million less approximately $8.5 million in outstanding indebtedness of Arcon at closing (the "Arcon Purchase Price"). Two million dollars of the Arcon Purchase Price was placed into an escrow account as security for the satisfaction of certain indemnification obligations contained in the Arcon Stock Purchase Agreement.

                        USE OF PROCEEDS OF THE NEW NOTES

    This Exchange Offer is intended to satisfy certain obligations of SPI under the Registration Rights Agreement. SPI will not receive any proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, SPI will receive, in exchange, Old Notes in like principal amount. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except as otherwise described herein under "The Exchange Offer--Terms of the Exchange Offer." The Old Notes surrendered in exchange for the New Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the outstanding debt of SPI.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    Pursuant to the Registration Rights Agreement by and among SPI, the Guarantors and the Initial Purchaser, SPI has agreed (a) to file a registration statement with respect to an offer to exchange the Old Notes for senior debt securities of SPI with terms substantially identical to the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions) on or prior to the later of (i) the 60th day after the Issue Date and (ii) the 30th day after the Exchange Offer Filing Date and (b) to use their best efforts to cause such registration statement to become effective under the Securities Act on or prior to the later of (i) the 150th day after the Issue Date and (ii) the 90th day after the Exchange Offer Filing Date. In the event that applicable law or interpretations of the staff of the Commission do not permit SPI to file the registration statement containing this Prospectus or to effect the Exchange Offer, or if certain holders of the Old Notes notify SPI that they are not permitted to participate in, or would not receive freely tradeable New Notes pursuant to, the Exchange Offer, SPI will use its best efforts to cause to become effective the Shelf Registration Statement with respect to the resale of the Old Notes and to keep the Shelf Registration Statement effective until three years after the original issuance of the Old Notes. The interest rate on the Old Notes is subject to increase under certain circumstances if SPI is not in compliance with its obligations under the Registration Rights Agreement. See "Old Notes Registration Rights."

    Each holder of the Old Notes who wishes to exchange such Old Notes for New Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of SPI or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. See "Old Notes Registration Rights."

RESALE OF NEW NOTES

    Based on interpretations by the staff of the Commission set forth in no-action letters issued to third-parties, SPI believes that, except as described below, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than a holder which is an "affiliate" of SPI within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer with the intention or for the purpose of participating in a distribution of the New Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K under the Securities Act. This Prospectus may be used for an offer to resell, resale or other retransfer of New Notes only as specifically set forth herein. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, SPI will accept for exchange any and all Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. SPI will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes surrendered pursuant to the Exchange Offer. Old Notes may be tendered only in integral multiples of $1,000.

    The form and terms of the New Notes will be the same as the form and terms of the Old Notes except the New Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The New Notes will evidence the same debt as the Old Notes. The New Notes will be issued under and entitled to the benefits of the Indenture, which also authorized the issuance of the Old Notes, such that both series will be treated as a single class of debt securities under the Indenture.

    The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

    As of the date of this Prospectus, $100 million aggregate principal amount of the Old Notes are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Notes. There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the Exchange Offer.

    SPI intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Old Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture and the Registration Rights Agreement.

    SPI shall be deemed to have accepted for exchange properly tendered Old Notes when, as and if SPI shall have given oral or written notice thereof to the Exchange Agent and complied with the provisions of Section 2 of the Registration Rights Agreement. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Notes from SPI. SPI expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions specified below under "-- Certain Conditions to the Exchange Offer."

    Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. SPI will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. "See -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date," shall mean 5:00 p.m., New York City time on
      , 1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

    In order to extend the Exchange Offer, SPI will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders of Old Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the then Expiration Date.

    SPI reserves the right, in its sole discretion, (i) to delay accepting for exchange any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "The Exchange Offer -- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of Old Notes. If the Exchange Offer is amended in a manner determined by SPI to constitute a material change, SPI will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and SPI will extend the Exchange Offer, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

INTEREST ON THE NEW NOTES

    The New Notes will bear interest at a rate of 9 3/8% per annum, payable semi-annually, on each April 15 and October 15, commencing April 15, 1997. Holders of New Notes will receive interest on April 15, 1997 from the date of initial issuance of the New Notes, plus an amount equal to the accrued interest on the Old Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other term of the Exchange Offer, SPI will not be required to accept for exchange, or exchange any New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of any Old Notes for exchange, if:

        (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in SPI's reasonable judgment, might materially impair the ability of SPI to proceed with the Exchange Offer; or

        (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission, which, in SPI's reasonable judgment, might materially impair the ability of SPI to proceed with the Exchange Offer; or

        (c) any governmental approval has not been obtained, which approval SPI shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

    SPI expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the holders thereof. During any such extensions, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by SPI. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

    SPI expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified above under "-- Certain Conditions to the Exchange Offer." SPI will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

    The foregoing conditions are for the sole benefit of SPI and may be asserted by SPI regardless of the circumstances giving rise to any such condition or may be waived by SPI in whole or in part at any time and from time to time in its sole discretion. The failure by SPI at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, SPI will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the "TIA").

PROCEDURES FOR TENDERING OLD NOTES

    Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must (i) complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signature thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date or (ii) comply with DTC's ATOP procedures described below. In addition, either (i) Old Notes must be received by the Exchange Agent or (ii) a timely confirmation of book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at the Depository Trust Company (the "Book-Entry Transfer Facility" or "DTC") pursuant to the procedure for book-entry transfer described below together with the Letter of Transmittal or a properly transmitted Agent's Message (as defined below) must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and other required documents or a properly transmitted Agent's Message must be received by the Exchange Agent at the address set forth below under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

    The tender by a holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and SPI in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT (INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OF AN AGENT'S MESSAGE TRANSMITTED THROUGH ATOP), IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO SPI. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder of Old Notes to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder of Old Notes. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

    Signatures on a Letter of Transmittal or a notice of withdrawal described below, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

    If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

    If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by SPI, evidence satisfactory to SPI of their authority to so act must be submitted with the Letter of Transmittal.

    The Exchange Agent and the DTC have confirmed that any financial institution that is a participant in the DTC's system may utilize the DTC's ATOP to tender Old Notes. Accordingly, participants in the DTC's ATOP may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance of the Exchange Offer by causing the DTC to transfer the Old Notes to the Exchange Agent in accordance with the DTC's ATOP procedures for transfer. The DTC will then send an Agent's Message to the Exchange Agent.

    The term "Agent's Message" means a message transmitted by DTC received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that the DTC has received an express acknowledgment from a participant in the DTC's ATOP that is tendering Old Notes, which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable Notice of Guaranteed Delivery), and that the agreement may be enforced against such participant.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by SPI in its sole discretion, which determination will be final and binding. SPI reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes SPI's acceptance of which would, in the opinion of counsel for SPI, be unlawful. SPI also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. SPI's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as SPI shall determine. Although SPI intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither SPI, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

    In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for exchange for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date or, if the guaranteed delivery procedures described below are to be complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Dates, may effect a tender if:

        (a) The tender is made through an Eligible Institution;

        (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the registered number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three
    (3) New York Stock Exchange trading days after the Expiration Date, either
    (i) the Letter of Transmittal (or facsimile thereof) together with the Old Notes or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent or (ii) the Exchange Agent will receive a properly transmitted Agent's Message; and

        (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as all tendered Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal or a properly transmitted Agent's Message, are received by the Exchange Agent within three (3) New York Stock Exchange trading days after the Expiration Date.

    Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    For a withdrawal to be effective, (i) a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent" or (ii) the participant must comply with the appropriate procedures of DTC's ATOP system. Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes were registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by SPI, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

EXCHANGE AGENT

    Wilmington Trust Company has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

    BY REGISTERED OR CERTIFIED MAIL OR BY                        BY HAND:
             OVERNIGHT COURIER:
          Wilmington Trust Company                       Wilmington Trust Company
       Corporate Trust Administration              c/o Harris Trust Company of New York,
          1100 North Market Street                               as Agent
             Rodney Square North                              75 Water Street
       Wilmington, Delaware 19890-0001                   New York, New York 10004

                                       BY FACSIMILE:
                                  Wilmington Trust Company
                               Corporate Trust Administration
                                 Facsimile: (302) 651-1079
                            Confirm by Telephone: (302) 651-8864


FEES AND EXPENSES

    The expenses of soliciting tenders will be borne by SPI. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of SPI and its affiliates.

    SPI has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offer. SPI, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The cash expenses to be incurred in connection with the Exchange Offer will
be paid by SPI and are estimated in the aggregate to be approximately $      .
Such expenses include registration fees, fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, and related fees and expenses.

    SPI will pay all transfer taxes, if any, applicable to the exchange of Notes pursuant to the Exchange Offer. If, however, certificates representing Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

TRANSFER TAXES

    Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct SPI to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes, as set forth (i) in the legend thereon as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and (ii) otherwise set forth under "Transfer Restrictions" in the Offering Memorandum dated October 4, 1996 distributed in connection with the Offering. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. SPI does not currently anticipate that it will register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission, New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of SPI within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or such securities laws have been complied with. SPI has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the New Notes reasonably requests in writing.

                                 CAPITALIZATION

                                  (UNAUDITED)

    The following table sets forth the capitalization of the Company giving effect to the Transactions as if they had occurred on September 30, 1996. This table should be read in conjunction with the "Selected Historical Consolidated Financial Data -- Specialty Paperboard, Inc.," "Selected Historical Consolidated Financial Data -- CPG Investors Inc.," "Selected Historical Consolidated Financial Data -- Arcon Holdings Corp." and "Unaudited Pro Forma Consolidated Financial Data" included elsewhere in this Prospectus.

                                                                             SEPTEMBER 30, 1996
                                                                           ----------------------
                                                                            ACTUAL     PRO FORMA
                                                                           ---------  -----------
                                                                           (DOLLARS IN MILLIONS)
Cash.....................................................................  $     3.2   $     8.7

Credit Facility(1).......................................................        1.8          --
Senior Notes.............................................................         --       100.0
                                                                           ---------  -----------
    Total Debt...........................................................        1.8       100.0
Stockholders' Equity.....................................................       45.8        44.0
                                                                           ---------  -----------
    Total Capitalization.................................................  $    47.6   $   144.0
                                                                           ---------  -----------
                                                                           ---------  -----------

------------------------

(1) SPI may obtain revolving credit loans under the Credit Facility in the amounts equal to the lesser of (a) $15 million or (b) a borrowing base amount equal to a specified percentage of certain accounts receivable and inventory. See "Description of Financing Arrangements." SPI is in the final stages of negotiation with The CIT Group/Business Credit, Inc. to amend the Credit Facility to increase the amount available as revolving loans under the Credit Facility to the lesser of (a) $20.0 million or (b) a borrowing base amount equal to a specified percentage of certain accounts receivable and inventory. Currently SPI has no outstanding revolving credit loans. See "Description of Financing Arrangements."

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following Unaudited Pro Forma Combined Consolidated Statements of Income give effect to the Transactions as if they had occurred on January 1, 1995. The unaudited pro forma financial data are based on the historical consolidated financial statements of SPI, CPG and Arcon and the assumptions and adjustments described in the accompanying notes. The Unaudited Pro Forma Combined Consolidated Statements of Income do not (a) purport to represent what the Company's results of operations actually would have been if the Transactions had occurred as of the date indicated or what such results will be for any future periods or (b) give effect to certain non-recurring charges expected to result from the Transactions.

    The following Unaudited Pro Forma Combined Consolidated Balance Sheet as of September 30, 1996 was prepared as if the Transactions had occurred on such date. The Unaudited Pro Forma Combined Consolidated Balance Sheet reflects the preliminary allocation of the purchase prices for the Acquisitions to the Company's tangible and intangible assets and liabilities. The final allocation of such purchase prices, and the resulting amortization expense in the accompanying Unaudited Pro Forma Combined Statements of Income, will differ from the preliminary estimates due to the final allocation being based on: (a) actual closing date amounts of assets and liabilities, and (b) actual values of property, plant and equipment and any identifiable intangible assets.

    The unaudited pro forma financial data are based upon assumptions that SPI believes are reasonable and should be read in conjunction with the consolidated financial statements of SPI and the accompanying notes thereto, the consolidated financial statements of CPG and the accompanying notes thereto and the consolidated financial statements of Arcon and the accompanying notes thereto included elsewhere in this Prospectus.

    Although Arcon's fiscal year ends October 31, the historical information of Arcon in the pro forma statements of income is presented for the twelve months ended December 31, 1995 and the nine months ended September 30, 1996 and 1995.

            UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996
                             (DOLLARS IN THOUSANDS)

                                                      ASSETS

                                                                     OFFERING        ACQUISITIONS        COMPANY
                                           HISTORICAL               ADJUSTMENTS      ADJUSTMENTS        PRO FORMA
                               -----------------------------------  -----------  --------------------  -----------

                                   SPI          CPG        ARCON                    CPG       ARCON
                               -----------  -----------  ---------               ---------  ---------
CURRENT ASSETS:
  Cash.......................   $   3,174    $       3   $   1,825   $  73,053(a) $ (45,124 (d) $ (24,223 (f)  $   8,708
  Accounts receivable........      11,278       11,030       1,964          --          --         --      24,272
  Cogen receivable...........       1,512           --          --          --          --         --       1,512
  Inventories................      16,402        8,317       2,695          --       1,415(e)        --     28,829
  Deferred taxes.............          --          716         114          --          --       (114 (g)        716
  Other......................       1,016          307         180          --          --         --       1,503
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
    Total current assets.....      33,382       20,373       6,778      73,053     (43,709)   (24,337)     65,540
  Property, plant and
    equipment, net...........      36,030       19,444       1,209          --      36,940(e)        --     93,623
  Organizational and
    financing costs..........       1,988          303         401       1,808(b)        --        --       4,500
  Other long-term assets.....         487          976          --          --          --         --       1,463
  Goodwill...................          --           --      10,222          --       7,916(e)    17,781(g)     35,919
  Deferred income taxes......       4,128          135          16          --          --         --       4,279
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
    Total assets.............   $  76,015    $  41,231   $  18,626   $  74,861   $   1,147  $  (6,556)  $ 205,324
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of
    long-term debt...........   $      --    $   1,750   $   1,550   $  (3,300)(a) $      -- $      --  $      --
  Accounts payable...........       7,155        4,520       1,699          --          --         --      13,374
  Accrued liabilities........       8,175        5,396       1,065      (1,191)(c)       450(e)     1,279(g)     15,174
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
    Total current
      liabilities............      15,330       11,666       4,314      (4,491)        450      1,279      28,548
LONG-TERM LIABILITIES:
  Senior Notes...............          --           --          --     100,000(a)        --        --     100,000
  Long-term debt.............       1,845       10,540       6,477     (18,862)(a)        --        --         --
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
    Total long-term debt.....       1,845       10,540       6,477      81,138          --                100,000
  Deferred gain..............      13,033           --          --          --          --         --      13,033
  Deferred income taxes......          --           --          --          --      15,342(e)        --     15,342
  Warrant                              --           --       1,752          --          --     (1,752 (h)         --
  Other long-term liabilities          --        4,380          --          --          --         --       4,380
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
    Total long-term
      liabilities                  14,878       14,920       8,229      81,138      15,342     (1,752)    132,755
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
STOCKHOLDERS' EQUITY:
  Common stock...............           4            5           1          --          (5 (h)        (1 (h)          4
  Preferred stock............          --           --       6,187          --          --     (6,187 (h)         --
  Additional paid in
    capital..................      44,733        4,565         179          --      (4,565 (h)      (179 (h)     44,733
  Unearned compensation......         (26)          --          --          --          --         --         (26)
  Retained earnings
    (deficit)................       1,096       10,140        (284)     (1,786)(c)   (10,140 (h)       602(h)       (690)
  Minimum pension
    adjustment...............          --          (65)         --          --          65(h)        --         --
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
    Total stockholders'
      equity.................      45,807       14,645       6,083      (1,786)    (14,645)    (6,083)     44,021
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
    Total liabilities and
      stockholders' equity...   $  76,015    $  41,231   $  18,626   $  74,861   $   1,147  $  (6,556)  $ 205,324
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------

                             See accompanying notes

        NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

    The Pro Forma Combined Consolidated Balance Sheet reflects the Transactions as if they had occurred as of September 30, 1996 as follows:

    (a) Reflects the issuance of the Notes and application of proceeds therefrom:

Issuance of the Notes.............................................  $ 100,000
Expenses for issuance of the Notes................................     (4,500)
Retirement of current maturities of long-term debt................     (3,300)
Retirement of long-term debt......................................    (18,862)
Elimination of debt discount......................................       (285)
                                                                    ---------
                                                                    $  73,053
                                                                    ---------
                                                                    ---------

    (b) Reflects the following:

Financing costs related to the Offering.............................  $   4,500
Write off of financing costs and expenses relating to debt to be
  retired...........................................................     (2,692)
                                                                      ---------
                                                                      $   1,808
                                                                      ---------
                                                                      ---------

    (c) Reflects the following:

Elimination of debt discount relating to debt to be retired........  $    (285)
Write off of financing costs and expenses relating to debt to be
  retired..........................................................     (2,692)
Tax benefit from above adjustments.................................      1,191
                                                                     ---------
                                                                     $  (1,786)
                                                                     ---------
                                                                     ---------

    (d) Represents the following cash payments related to the CPG Acquisition:

Purchase price--CPG Acquisition...................................  $ (53,000)
Net purchase price adjustment.....................................     (4,164)
Less debt outstanding.............................................     12,290
                                                                    ---------
Payment to sellers................................................    (44,874)
Acquisition expenses..............................................       (250)
                                                                    ---------
                                                                    $ (45,124)
                                                                    ---------
                                                                    ---------

    (e) The CPG Acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." The purchase price is being allocated first to the tangible and identifiable intangible assets and liabilities of CPG based upon preliminary estimates of their fair market values, with the remainder allocated to goodwill.

Payment to sellers -- CPG Acquisition..............................  $  44,874
Acquisition expenses...............................................        250
Book value of net assets acquired..................................    (14,645)
                                                                     ---------
Increase in basis..................................................  $  30,479
                                                                     ---------
                                                                     ---------
Allocation of increase in basis:
Increase in inventory value to convert LIFO to fair value..........  $   1,415
Increase in fair value of property, plant and equipment, net.......     36,940
Increase in Goodwill...............................................      7,916
Accrual for Acquisition-related severance costs to be incurred at
  CPG..............................................................       (450)
Increase in deferred tax liabilities--long-term....................    (15,342)
                                                                     ---------
                                                                     $  30,479
                                                                     ---------
                                                                     ---------

    (f) Represents the following cash payments related to the Arcon Acquisition:

Purchase price--Arcon Acquisition.................................  $ (32,000)
Less debt outstanding.............................................      8,027
                                                                    ---------
Payment to sellers for shares, options and warrant................    (23,973)
Acquisition expenses..............................................       (250)
                                                                    ---------
                                                                    $ (24,223)
                                                                    ---------
                                                                    ---------

    (g) The Arcon Acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." The purchase price is being allocated first to the tangible and identifiable intangible assets and liabilities of Arcon based upon preliminary estimates of their fair market values, with the remainder allocated to goodwill.

Payment to sellers for shares, options and warrant--Arcon
  Acquisition......................................................  $  23,973
Acquisition expenses...............................................        250
Book value of net assets acquired..................................     (7,835)
                                                                     ---------
Increase in basis..................................................  $  16,388
                                                                     ---------
                                                                     ---------
Allocation of increase in basis:
Increase in goodwill...............................................  $  17,781
Decrease in deferred compensation..................................        284
Accrual for acquisition-related severance and relocation costs to
  be incurred at Arcon.............................................     (1,563)
Decrease in deferred tax asset--current............................       (114)
                                                                     ---------
                                                                     $  16,388
                                                                     ---------
                                                                     ---------

    (h) Reflects the elimination of CPG and Arcon equity balances and warrant pursuant to purchase accounting.

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME

                          YEAR ENDED DECEMBER 31, 1995

                             (DOLLARS IN THOUSANDS)

                                                                                     TOTAL      PRO FORMA     COMPANY
                                                           HISTORICAL              HISTORICAL  ADJUSTMENTS   PRO FORMA
                                                ---------------------------------  ----------  -----------  -----------
                                                   SPI         CPG       ARCON
                                                ----------  ---------  ----------
Net sales.....................................  $  117,516  $  95,795  $   26,153  $  239,464   $      --    $ 239,464
Cost of product sold..........................     100,106     84,419      19,135     203,660        (700)(a)    202,960
                                                ----------  ---------  ----------  ----------  -----------  -----------
  Gross profit................................      17,410     11,376       7,018      35,804         700       36,504
General and administrative....................       8,397      5,310       3,401      17,108      (3,149)(b)     13,959
                                                ----------  ---------  ----------  ----------  -----------  -----------
  Income from operations......................       9,013      6,066       3,617      18,696       3,849       22,545
Other (income) expenses, net..................      (1,198)        --          --      (1,198)         --       (1,198)
Loss on sale of assets........................       8,302         --          --       8,302          --        8,302
Cogeneration income...........................      (6,512)        --          --      (6,512)         --       (6,512)
Interest expense..............................         892      1,345       1,793       4,030       5,796(c)      9,825
                                                ----------  ---------  ----------  ----------  -----------  -----------
  Income before income taxes..................       7,529      4,721       1,824      14,074      (1,946)      12,128
Income tax provision (benefit)................        (424)     1,842         956       2,374      (1,014)(d)      1,360
                                                ----------  ---------  ----------  ----------  -----------  -----------
Net income....................................  $    7,953  $   2,879  $      868  $   11,700   $    (932)   $  10,768
                                                ----------  ---------  ----------  ----------  -----------  -----------
                                                ----------  ---------  ----------  ----------  -----------  -----------
Other Data:
  EBITDA (e)..................................                                     $   23,885                $  29,500
  Depreciation and amortization (f)...........                                          5,189                    6,955
  Capital expenditures........................                                          9,445                    9,445

    NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME

                             (DOLLARS IN THOUSANDS)

    The Pro Forma Combined Consolidated Statement of Income for the year ended December 31, 1995 reflects the Transactions as if they had occurred on January 1, 1995 as follows:

      (a)  Reflects the following:
                 Conversion of CPG inventory from LIFO to fair value......................  $  (1,272)
                 Additional depreciation expense on increased property basis due to
                   purchase accounting adjustment.........................................      1,847
                 Reduction in headcount and operational expenses due to integration of
                   Arcon..................................................................     (1,275)
                                                                                            ---------
                                                                                            $    (700)
                                                                                            ---------
                                                                                            ---------
      (b)  Reflects the following:
                 Reversal of amortization of intangible assets............................  $    (987)
                 Reversal of management fees..............................................       (100)
                 Amortization of goodwill acquired........................................        898
                 Reversal of deferred compensation expense................................       (135)
                 Reduction in headcount and operational expense due to integration of
                   CPG and Arcon..........................................................     (2,825)
                                                                                            ---------
                                                                                            $  (3,149)
                                                                                            ---------
                                                                                            ---------
      (c)  Reflects the following:
                 Interest costs on the Notes..............................................  $   9,375
                 Reversal of interest expense.............................................     (3,247)
                 Reversal of warrant accretion............................................       (500)
                 Reversal of amortization of financing costs relating to debt to be
                   retired................................................................       (283)
                 Amortization of financing costs relating to the issuance of the Notes....        450
                                                                                            ---------
                                                                                            $   5,795
                                                                                            ---------
                                                                                            ---------

(d) Reflects the net additional income tax provision (benefit) as a result of the above adjustments, except the goodwill amortization adjustment, at an effective tax rate of 40%.

(e) EBITDA is defined as income from operations plus depreciation and amortization to the extent such depreciation and amortization are included in the calculation of income from operations. EBITDA is provided because it is a measure of an issuer's ability to service its indebtedness commonly used by certain investors. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance or to cash flow as a measure of liquidity.

(f) Depreciation and amortization includes only those items included in income from operations and excludes $(995) and $(995) of amortization included in other (income) expense and $283 and $450 of amortization included in interest expense in the total historical and pro forma results, respectively.

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME

                      NINE MONTHS ENDED SEPTEMBER 30, 1995

                             (DOLLARS IN THOUSANDS)

                                                                                     TOTAL      PRO FORMA
                                                            HISTORICAL             HISTORICAL  ADJUSTMENTS   PRO FORMA
                                                  -------------------------------  ----------  -----------  -----------
                                                     SPI        CPG       ARCON
                                                  ---------  ---------  ---------
Net sales.......................................  $  91,557  $  72,395  $  19,444  $  183,396   $      --    $ 183,396
Cost of product sold............................     78,601     63,674     14,274     156,549        (711)(a)    155,838
                                                  ---------  ---------  ---------  ----------  -----------  -----------
  Gross profit..................................     12,956      8,721      5,170      26,847         711       27,558
General and administrative......................      6,189      4,064      2,570      12,823      (2,328)(b)     10,496
                                                  ---------  ---------  ---------  ----------  -----------  -----------
  Income from operations........................      6,767      4,657      2,600      14,024       3,039       17,063
Other (income) expenses, net....................       (782)    --         --            (782)                    (782)
Loss on sale of assets..........................      8,159     --         --           8,159                    8,159
Cogeneration income.............................     (6,512)    --         --          (6,512)                  (6,512)
Interest expense................................        811      1,037      1,238       3,086       4,284(c)      7,370
                                                  ---------  ---------  ---------  ----------  -----------  -----------
  Income before income taxes....................      5,091      3,620      1,362      10,073      (1,245)       8,828
Income tax provisions (benefit).................     (1,364)     1,376        707         719        (612)(d)        107
                                                  ---------  ---------  ---------  ----------  -----------  -----------
Net income......................................  $   6,455  $   2,244  $     655  $    9,354   $    (633)   $   8,721
                                                  ---------  ---------  ---------  ----------  -----------  -----------
                                                  ---------  ---------  ---------  ----------  -----------  -----------
Other Data:
  EBITDA (e)....................................                                   $   17,959                $  22,331
  Depreciation and amortization (f).............                                        3,935                    5,268
  Capital expenditures..........................                                        5,303                    5,303

     NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME

                             (DOLLARS IN THOUSANDS)

    The Pro Forma Combined Consolidated Statement of Income for the nine months ended September 30, 1995 reflects the Transactions as if they had occurred on January 1, 1995 as follows:

      (a)  Reflects the following:
                 Conversion of CPG inventory from LIFO to fair value......................  $  (1,140)
                 Additional depreciation expense on increased property basis due to
                   purchase accounting adjustment.........................................      1,385
                 Reduction in headcount and operational expenses due to integration of
                   Arcon..................................................................       (956)
                                                                                            ---------
                                                                                            $    (711)
                                                                                            ---------
                                                                                            ---------
      (b)  Reflects the following:
                 Reversal of amortization of intangible assets............................  $    (732)
                 Reversal of management fees..............................................        (75)
                 Amortization of goodwill acquired........................................        673
                 Reversal of deferred compensation expense................................        (76)
                 Reduction in headcount and operational expenses due to integration of CPG
                   and Arcon..............................................................     (2,119)
                                                                                            ---------
                                                                                            $  (2,328)
                                                                                            ---------
                                                                                            ---------
      (c)  Reflects the following:
                 Interest costs on the Notes..............................................  $   7,031
                 Reversal of interest expense.............................................     (2,610)
                 Reversal of warrant accretion............................................       (262)
                 Reversal of amortization of financing costs relating to debt to be
                   retired................................................................       (213)
                 Amortization of financing costs relating to the issuance of the Notes....        338
                                                                                            ---------
                                                                                            $   4,284
                                                                                            ---------
                                                                                            ---------

(d) Reflects the net additional income tax provision (benefit) as a result of the above adjustments, except the goodwill amortization adjustment, at an effective tax rate of 40%.

(e) EBITDA is defined as income from operations plus depreciation and amortization to the extent such depreciation and amortization are included in the calculation of income from operations. EBITDA is provided because it is a measure of an issuer's ability to service its indebtedness commonly used by certain investors. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance or to cash flow as a measure of liquidity.

(f) Depreciation and amortization includes only those items included in income from operations and excludes $(646) and $(646) of amortization included in other (income) expense and $213 and $338 of amortization included in interest expense in the total historical and pro forma results, respectively.

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME

                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                             (DOLLARS IN THOUSANDS)

                                                                                     TOTAL      PRO FORMA
                                                            HISTORICAL             HISTORICAL  ADJUSTMENTS   PRO FORMA
                                                  -------------------------------  ----------  -----------  -----------
                                                     SPI        CPG       ARCON
                                                  ---------  ---------  ---------
Net sales.......................................  $  77,734  $  69,719  $  21,533  $  168,986   $  --        $ 168,986
Cost of product sold............................     64,105     58,469     15,541     138,115       1,497(a)    139,612
                                                  ---------  ---------  ---------  ----------  -----------  -----------
  Gross profit..................................     13,629     11,250      5,992      30,871      (1,497)      29,374
General and administrative......................      6,316      4,330      2,324      12,970      (2,296)(b)     10,674
                                                  ---------  ---------  ---------  ----------  -----------  -----------
  Income from operations........................      7,313      6,920      3,668      17,901         799       18,700
Other (income) expenses, net....................       (991)    --         --            (991)                    (991)
Interest expense................................        310        797      1,717       2,824       4,546(c)      7,370
                                                  ---------  ---------  ---------  ----------  -----------  -----------
  Income before income taxes....................      7,994      6,123      1,951      16,068      (3,747)      12,321
Income tax provision (benefit)..................      3,037      2,449      1,226       6,712      (1,964)(d)      4,748
                                                  ---------  ---------  ---------  ----------  -----------  -----------
Net income......................................  $   4,957  $   3,674  $     725  $    9,356   $  (1,783)   $   7,573
                                                  ---------  ---------  ---------  ----------  -----------  -----------
                                                  ---------  ---------  ---------  ----------  -----------  -----------
Other Data:
  EBITDA (e)....................................                                   $   21,972                $  24,107
  Depreciation and amortization (f).............                                        4,071                    5,407
  Capital expenditures..........................                                        6,825                    6,825

    NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME

                             (DOLLARS IN THOUSANDS)

    The Pro Forma Combined Consolidated Statement of Income for the nine months ended September 30, 1996 reflects the Transactions as if they had occurred on January 1, 1996 as follows:

      (a)  Reflects the following:
           Conversion of CPG inventory from LIFO to fair value............................  $   1,068
           Additional depreciation expense on increased property basis due to purchase
           accounting adjustment..........................................................      1,385
           Reduction in headcount and operational expense due to integration of Arcon.....       (956)
                                                                                            ---------
                                                                                            $   1,497
                                                                                            ---------
                                                                                            ---------
      (b)  Reflects the following:
                 Reversal of amortization of intangible assets............................  $    (728)
                 Reversal of management fees..............................................        (74)
                 Amortization of goodwill acquired........................................        673
                 Reversal of deferred compensation expense................................        (48)
                 Reduction in headcount and operational expenses due to integration of CPG
                   and Arcon..............................................................     (2,119)
                                                                                            ---------
                                                                                            $  (2,296)
                                                                                            ---------
                                                                                            ---------
      (c)  Reflects the following:
                 Interest costs on the Notes..............................................  $   7,031
                 Reversal of interest expense.............................................     (1,500)
                 Reversal of warrant accretion............................................     (1,110)
                 Reversal of amortization of financing cost relating to debt to be
                   retired................................................................       (213)
                 Amortization of financing costs relating to the issuance of the Notes....        338
                                                                                            ---------
                                                                                            $   4,546
                                                                                            ---------
                                                                                            ---------

(d) Reflects the net additional income tax provision (benefit) as a result of the above adjustments, except the goodwill amortization adjustment, at an effective tax rate of 40%.

(e) EBITDA is defined as income from operations plus depreciation and amortization to the extent such depreciation and amortization are included in the calculation of income from operations. EBITDA is provided because it is a measure of an issuer's ability to service its indebtedness commonly used by certain investors. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance or to cash flow as a measure of liquidity.

(f) Depreciation and amortization includes only those items included in income from operations and excludes $(677) and $(677) of amortization included in other (income) expense and $213 and $338 of amortization included in interest expense, in the total historical and pro forma results, respectively.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                           SPECIALTY PAPERBOARD, INC.

    The following selected historical consolidated financial data for each of the years in the three-year period ended December 31, 1995 have been derived from, and are qualified by reference to, the audited consolidated financial statements of SPI included elsewhere in this Prospectus. The selected historical consolidated financial data for each of the years in the two year period ended December 31, 1992 have been derived from the audited consolidated financial statements of SPI. The selected historical consolidated unaudited financial data set forth below for the nine month periods ended September 30, 1995 and 1996 have been derived from, and are qualified by reference to, SPI's consolidated unaudited financial statements included elsewhere herein and include all adjustments, consisting of normal recurring adjustments, which management considers necessary for a fair presentation of the results of SPI for such periods. Results for the interim periods are not necessarily indicative of the results for the full year. The selected historical consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of SPI and accompanying notes thereto included elsewhere in this Prospectus.

                                                                                                                   NINE
                                                                                                                  MONTHS
                                                                                                                   ENDED
                                                                                                                 SEPTEMBER
                                                                         YEAR ENDED DECEMBER 31,                    30,
                                                          -----------------------------------------------------  ---------
                                                            1991       1992       1993       1994       1995       1995
                                                          ---------  ---------  ---------  ---------  ---------  ---------

                                                                                                                 (UNAUDITED)
                                                                               (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Net sales...............................................  $  82,549  $  84,219  $  79,982  $ 105,416  $ 117,516  $  91,557
Cost of products sold...................................     67,505     68,614     66,360     88,138    100,106     78,601
                                                          ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit..........................................     15,044     15,605     13,622     17,728     17,410     12,956
General and administrative..............................      9,322      5,955      7,881      8,584      8,397      6,189
                                                          ---------  ---------  ---------  ---------  ---------  ---------
  Income from operations................................      5,722      9,650      5,741      8,694      9,013      6,767
Loss on disposition of asset, net.......................      1,047     --         --         --          8,302      8,159
Other (income) expenses, net............................        651        464        374       (658)    (1,198)      (782)
Cogeneration income (a).................................     --         --         (4,404)    --         (6,512)    (6,512)
Interest expense........................................      8,231      7,752      3,137      1,356        892        811
                                                          ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) before income taxes and extraordinary
    items...............................................     (4,207)     1,434      6,634      7,996      7,529      5,091
Income tax provision (benefit)..........................     --            583      1,921      2,768       (424)    (1,364)
                                                          ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) before extraordinary items..............     (4,207)       851      4,713      5,228      7,953      6,455
Extraordinary items.....................................     --            573     (2,103)      (149)    --         --
                                                          ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss).......................................  ($  4,207) $   1,424  $   2,610  $   5,079  $   7,953  $   6,455
                                                          ---------  ---------  ---------  ---------  ---------  ---------
                                                          ---------  ---------  ---------  ---------  ---------  ---------
OTHER DATA:
EBITDA (b)..............................................  $  10,233  $  12,911  $   8,920  $  11,988  $  11,779  $   8,806
Depreciation and amortization (c).......................      4,511      3,261      3,179      3,294      2,766      2,039
Capital expenditures....................................        850      1,235        900      1,603      4,865      4,298


                                                            1996
                                                          ---------

INCOME STATEMENT DATA:
Net sales...............................................  $  77,734
Cost of products sold...................................     64,105
                                                          ---------
  Gross profit..........................................     13,629
General and administrative..............................      6,316
                                                          ---------
  Income from operations................................      7,313
Loss on disposition of asset, net.......................     --
Other (income) expenses, net............................       (991)
Cogeneration income (a).................................     --
Interest expense........................................        310
                                                          ---------
  Income (loss) before income taxes and extraordinary
    items...............................................      7,994
Income tax provision (benefit)..........................      3,037
                                                          ---------
  Income (loss) before extraordinary items..............      4,957
Extraordinary items.....................................     --
                                                          ---------
Net income (loss).......................................  $   4,957
                                                          ---------
                                                          ---------
OTHER DATA:
EBITDA (b)..............................................  $   9,090
Depreciation and amortization (c).......................      1,777
Capital expenditures....................................      2,303

                                                                                                     SEPTEMBER 30,
                                                                                                         1996
                                                                                                     -------------
BALANCE SHEET DATA:
Working capital....................................................................................    $  18,214
Total assets.......................................................................................       76,015
Long-term debt, less current maturities............................................................        1,845
Stockholders' equity...............................................................................       45,807

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

------------------------------

(a) SPI has entered into agreements with Kamine/Besicorp Beaver Falls L.P. ("Kamine"), pursuant to which the Company is the host to a cogeneration facility developed by Kamine at the Company's Beaver Falls mill, in consideration of which the Company is entitled to receive cash payments totalling $7.0 million from Kamine between May 1995 and May 1997. The present value of these cash payments, in the amount of $6.5 million, was recorded as income in the first quarter of 1995. Cash payments of $3.0 million and $2.0 million, respectively, were received in May 1995 and May 1996 and a final payment of $2.0 million is due in May 1997.

(b) EBITDA is defined as income from operations plus depreciation and amortization to the extent such depreciation and amortization are included in the calculation of income from operations. EBITDA is provided because it is a measure of an issuer's ability to service its indebtedness commonly used by certain investors. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance or to cash flow as a measure of liquidity.

(c) Depreciation and amortization includes only those items included in income from operations and excludes $849, $828, $1,565, $(65), $(995), $(646) and
    $(677) of amortization included in other (income) expense for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 and the nine months ended September 30, 1995 and 1996, respectively.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                               CPG INVESTORS INC.

    The following selected historical consolidated financial data for each of the years in the two year period ended December 31, 1995 have been derived from, and are qualified by reference to, the audited consolidated financial statements of CPG included elsewhere in this Prospectus. The selected historical financial data for the nine month periods ended September 30, 1995 and 1996 have been derived from, and are qualified by reference to, the unaudited consolidated financial statements of CPG, included elsewhere herein, and include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of the results of CPG for such periods. Results for the interim periods are not necessarily indicative of results for the full year. The selected historical consolidated financial data for each of the years in the three year period ended December 31, 1993 have been derived from the unaudited consolidated financial statements of CPG and its predecessor businesses. CPG was formed on November 1, 1993. Its predecessor business operated as a subsidiary of Rexam plc during the period from March 18, 1993 to October 31, 1993, as a subsidiary of Specialty Coatings International Inc. during the period from April 30, 1991 to March 18, 1993, and as a division of James River Corporation of Virginia prior to April 30, 1991. The selected historical consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of CPG and accompanying notes thereto included elsewhere in this Prospectus.

                                                                                                       NINE MONTHS
                                                      YEAR ENDED                  YEAR ENDED              ENDED
                                                     DECEMBER 31,                DECEMBER 31,         SEPTEMBER 30,
                                            -------------------------------  --------------------  --------------------
                                              1991       1992       1993       1994       1995       1995       1996
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                      (UNAUDITED)                                      (UNAUDITED)
                                                                      (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Net sales.................................  $  91,596  $  87,660  $  90,606  $  95,952  $  95,795  $  72,395  $  69,719
Cost of products sold.....................     73,294     71,766     75,823     82,079     84,419     63,674     58,469
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit............................     18,302     15,894     14,783     13,873     11,376      8,721     11,250
Selling, general and administrative.......     10,125      9,171      6,066      6,169      5,310      4,064      4,330
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Operating income (a)....................      8,177      6,723      8,717      7,704      6,066      4,657      6,920
Interest expense..........................         --         --         --      1,440      1,345      1,037        797
                                                                             ---------  ---------  ---------  ---------
  Income before income taxes (a)..........         --         --         --      6,264      4,721      3,620      6,123
Income tax provision (benefit) (a)........         --         --         --      2,388      1,842      1,376      2,449
                                                                             ---------  ---------  ---------  ---------
Net income (a)............................         --         --         --  $   3,876  $   2,879  $   2,244  $   3,674
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
OTHER DATA:
EBITDA (b)................................  $   8,951  $   6,883  $   9,141  $   8,653  $   7,250  $   5,641  $   8,223
Depreciation and amortization (c).........        774        160        424        949      1,184        984      1,303
Capital expenditures......................      2,000      2,141      3,175      2,888      4,366      2,868      2,464

                                                                                                     SEPTEMBER 30,
                                                                                                         1996
                                                                                                     -------------
BALANCE SHEET DATA:
Working capital....................................................................................    $   8,707
Total assets.......................................................................................       41,231
Long-term debt, less current maturities............................................................       10,540

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

------------------------------

(a) Interest expense and income tax provision are not available for the years ended December 31, 1991, 1992 and 1993. During these years, CPG was a component of larger companies with different capital structures and no separate amounts are calculable for this period.

(b) EBITDA is defined as operating income, plus depreciation and amortization to the extent such depreciation and amortization are included in the calculation of operating income. EBITDA is provided because it is a measure of an issuer's ability to service its indebtedness commonly used by certain investors. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance or to cash flow as a measure of liquidity.

(c) Depreciation and amortization includes only those items included in the calculation of operating income and excludes $194, $225, $169 and $169 of amortization included in interest expense for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1995 and 1996, respectively.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                              ARCON HOLDINGS CORP.

    The following selected historical consolidated financial data for the year ended October 31, 1995 has been derived from, and are qualified by reference to, the audited consolidated financial statements of Arcon included elsewhere in this Prospectus. The selected historical financial data for the year ended October 31, 1994 have been derived from the audited financial statements of Arcon Coating Mills, Inc. for the period from November 1, 1993 to April 14, 1994 and from the audited financial statements of Arcon for the period from April 14, 1994 to October 31, 1995. Arcon acquired all of the outstanding capital stock of Arcon Coating Mills, Inc. on April 14, 1994. The selected historical financial data for the year ended October 31, 1993 have been derived from, and are qualified by reference to, the audited financial statements of Arcon Coating Mills, Inc. included elsewhere in this Prospectus. The selected historical financial data for each of the years in the two year period ended October 31, 1992 have been derived from the unaudited financial statements of Arcon. The selected historical financial data for the two months ended December 31, 1994 and 1995 and for the nine month periods ended September 30, 1995 and 1996 have been derived from, and are qualified by reference to, the unaudited financial statements of Arcon, included elsewhere herein, and include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of the results of Arcon for such periods. Results for the interim periods are not necessarily indicative of results for the full year. The selected historical financial data set forth below should be read in conjunction with, and are qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Arcon and the financial statements of Arcon Coating Mills, Inc. and accompanying notes thereto included elsewhere in this Prospectus.

                                                                                                                      NINE
                                                                                                                     MONTHS
                                                                                                   TWO MONTHS         ENDED
                                            YEAR ENDED                 YEAR ENDED                    ENDED          SEPTEMBER
                                           OCTOBER 31,                 OCTOBER 31,                DECEMBER 31,         30,
                                       --------------------  -------------------------------  --------------------  ---------
                                         1991       1992       1993      1994(A)     1995       1994       1995       1995
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                           (UNAUDITED)                                            (UNAUDITED)       (UNAUDITED)
                                                                       (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Net sales............................  $  16,160  $  18,325  $  19,052  $  21,285  $  25,789  $   4,088  $   4,452  $  19,444
Cost of products sold................     12,263     13,645     14,423     16,095     18,893      3,043      3,285     14,272
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Gross profit.....................      3,897      4,680      4,629      5,190      6,896      1,045      1,167      5,170
Selling, general and
  administrative.....................      2,519      2,552      2,626      2,687      3,410        540        531      2,570
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Operating income.................      1,378      2,128      2,003      2,503      3,486        505        636      2,600
Interest expense.....................      1,580      1,610      1,633      1,317      1,576        255        471      1,238
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Income (loss) before income
      taxes..........................       (202)       518        370      1,186      1,910        250        165      1,362
Income tax provision.................         50        321        214        496        887        124        193        707
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)....................  $    (252) $     197  $     156  $     690  $   1,023  $     126  $     (28) $     655
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
OTHER DATA:
EBITDA (b)...........................  $   2,284  $   3,033  $   3,038  $   3,403  $   4,723  $     708  $     841  $   3,512
Depreciation and amortization (c)....        906        905      1,340        900      1,237        203        205        912
Capital expenditures.................        155        199        130        181        187         15         42        132


                                         1996
                                       ---------

INCOME STATEMENT DATA:
Net sales............................  $  21,533
Cost of products sold................     15,541
                                       ---------
    Gross profit.....................      5,992
Selling, general and
  administrative.....................      2,324
                                       ---------
    Operating income.................      3,668
Interest expense.....................      1,717
                                       ---------
    Income (loss) before income
      taxes..........................      1,951
Income tax provision.................      1,226
                                       ---------
Net income (loss)....................  $     725
                                       ---------
                                       ---------
OTHER DATA:
EBITDA (b)...........................  $   4,659
Depreciation and amortization (c)....        991
Capital expenditures.................         63

                                                                                                     SEPTEMBER 30,
                                                                                                         1996
                                                                                                     -------------
BALANCE SHEET DATA:
Working capital....................................................................................    $   2,748
Total assets.......................................................................................       18,626
Long-term debt, less current maturities............................................................        6,477

                                                        (FOOTNOTES ON NEXT PAGE)

(FOOTNOTES FROM PREVIOUS PAGE)

------------------------------

(a) Amounts were derived by combining the historical financial statements of Arcon Coating Mills, Inc. for the period November 1, 1993 to April 14, 1994 with the historical financial statements of Arcon for the period April 14, 1994 to October 31, 1994. The audited financial statements of these companies, contained elsewhere in this Prospectus, should be read to fully understand how the change in ownership and the use of different accounting policies affects the above presentation and comparability of the results of operations of Arcon for the twelve months ended October 31, 1994.

                                                                APRIL 14, 1994
                                                                    THROUGH
                                             NOVEMBER 1, 1993     OCTOBER 31,
                                             TO APRIL 14, 1994       1995          TOTAL
                                             -----------------  ---------------  ---------
Net sales..................................      $   9,112         $  12,173     $  21,285
Cost of products sold......................          6,944             9,151        16,095
                                                    ------           -------     ---------
  Gross profit.............................          2,168             3,022         5,190
Selling, general and administration........            986             1,701         2,687
                                                    ------           -------     ---------
  Operating income.........................          1,182             1,321         2,503
Interest expense...........................            585               732         1,317
                                                    ------           -------     ---------
  Income before income taxes...............            597               589         1,186
Income tax provisions......................            270               226           496
                                                    ------           -------     ---------
Net income.................................      $     327         $     363     $     690
                                                    ------           -------     ---------
                                                    ------           -------     ---------

(b) EBITDA is defined as operating income, plus depreciation and amortization to the extent such depreciation and amortization are included in the calculation of operating income. EBITDA is provided because it is a measure of an issuer's ability to service its indebtedness commonly used by certain investors. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance or to cash flow as a measure of liquidity.

(c) Depreciation and amortization includes only those items included in operating income and excludes $58, $44 and $44 of amortization included in interest expense, for the year ended October 31, 1995 and the nine months ended September 30, 1995 and 1996.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    The Company is a leading manufacturer and converter of specialty paper and related products with a wide range of consumer and industrial end-uses. Pursuant to the CPG Merger Agreement and the Arcon Stock Purchase Agreement, SPI acquired all of the outstanding capital stock of both CPG and Arcon. The Company believes that it can achieve approximately $4.2 million in annual overhead cost savings through the consolidation of the administrative functions of CPG and Arcon at SPI's Brattleboro headquarters and can achieve further operational savings by adjusting current grade mixes on each of its machines and shifting production among facilities to better match products, machine capabilities and cost structures. The Company believes that its future operating results may not be directly comparable to historical operating results of SPI, CPG or Arcon due to the Company's increased size, integration of the three businesses and related cost savings. Certain factors which have affected or may affect the operating results of the Company are discussed below.

    ACQUISITION AND DISPOSITION. On June 30, 1994, SPI completed the Endura Acquisition for a total purchase price of approximately $26.4 million plus approximately $1.0 million in expenses paid. The acquisition was accounted for on the purchase method, which resulted in goodwill of approximately $526,000, which is being amortized over 30 years. On March 22, 1995, SPI sold the assets of its Lewis mill and gasket business to Armstrong World Industries, Inc. ("Armstrong") for $12.9 million, together with $1.1 million of inventory, which was sold to Armstrong at book value. This transaction resulted in a loss of $8.3 million before taxes. In addition, the Company intends to close the Arcon facility in Oceanside in early 1997 and relocate those operations to the Company's facility in Quakertown. The Company has initiated a review of its combined papermaking and converting facilities and, at the completion of the Transactions, will initiate a product line rationalization to ensure optimal use of available assets.

    PURCHASE ACCOUNTING. The Acquisitions will be accounted for as purchases of CPG and Arcon by SPI. As a result, the assets and liabilities of CPG and Arcon will be recorded at their estimated fair market value. An amount equal to the excess of the purchase prices over the fair value of assumed liabilities will be allocated to inventories, property and equipment, identifiable intangible assets and goodwill. Goodwill will be amortized over 40 years. Consequently, the post-Acquisitions statements of income will be affected by the amortization of such excess purchase prices. See "Unaudited Pro Forma Consolidated Financial Data."

    RAW MATERIALS. Hardwood and softwood pulp and secondary fiber are the Company's primary raw material requirement. These materials are cyclical in both price and supply with the cyclic trends generally coinciding with the strength of the overall economy and therefore the overall demand level for the Company's products. Historically, there have been periods of significant and rapid short-term pulp price changes, both up and down, with a concurrent short-term impact on the Company's operating margins. However, over the full cycle of the pulp market, the Company generally has been able to maintain margin stability with the larger impact to earnings coming from the overall level of demand for the Company's products.

RESULTS OF OPERATIONS

    SPECIALTY PAPERBOARD, INC.

    SPI has three principal product lines: office products, saturated specialty products and technical specialty products. The following table summarizes SPI's historical net sales by product line.

                                                                                                 FOR THE NINE
                                                                                                 MONTHS ENDED
                                                           FISCAL YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                                                          ---------------------------------  --------------------
                                                            1993        1994        1995       1995       1996
                                                          ---------  ----------  ----------  ---------  ---------
                                                                                                 (UNAUDITED)

                                                                          (DOLLARS IN THOUSANDS)
Office Products.........................................  $  46,191  $   50,361  $   52,999  $  39,837  $  37,134
Saturated Specialty Products............................     14,431      30,078      44,873     32,816     32,229
Technical Specialty Products............................     19,360      24,977      19,644     18,904      8,371
                                                          ---------  ----------  ----------  ---------  ---------
                                                          $  79,982  $  105,416  $  117,516  $  91,557  $  77,734
                                                          ---------  ----------  ----------  ---------  ---------
                                                          ---------  ----------  ----------  ---------  ---------

NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30,
  1995

    Net sales decreased $13.8 million, or 15.1%, to $77.7 million in the first nine months of 1996 from $91.6 million in the comparable period in 1995. Net sales of office products decreased $2.7 million, or 6.8%, to $37.1 million as compared to $39.8 million in the comparable period in 1995, reflecting reduced orders resulting from customers' reduction of excess inventories built up in 1995 as a hedge against rising paper prices. Net sales of saturated specialties decreased $0.6 million, or 1.8%, to $32.2 million for the first nine months of 1996, as compared to $32.8 million in the comparable period in 1995, reflecting reduced orders resulting from customers' reduction of excess inventories built up in 1995 as a hedge against rising paper prices. Net sales of technical specialty products material decreased $10.5 million, or 55.7%, to $8.4 million as compared to $18.9 million in the comparable period in 1995, primarily reflecting the sale of SPI's gasket business. Net sales of gasket materials produced under a temporary toll agreement with Armstrong World Industries Inc., who bought SPI's gasket business in March 1995, totaled $1.2 million in the first nine months of 1996, as compared to $7.9 million in the comparable period in 1995.

    Gross profit margin increased to 17.5% for the first nine months of 1996 as compared to 14.2% for the comparable period in 1995. This improvement was caused by higher selling prices and lower fiber costs, offset in part by a high level of production trial activity.

    General and administrative expenses increased $0.1 million, or 2.1%, to $6.3 million (8.1% of net sales) in the first nine months of 1996 from $6.2 million (6.8% of net sales) for the comparable period in 1995. This slight increase resulted in part from increased selling efforts through SPI's Hong Kong subsidiary and the addition of a Sales and Marketing Development Manager on SPI's corporate staff.

    Income from operations increased $0.5 million, or 8.1%, to $7.3 million (9.4% of net sales) in the first nine months of 1996 from $6.8 million (7.4% of net sales) for the comparable period in 1995. This was the result of decreased fiber costs, which were partially offset by decreased sales volume. Income from operations as a percentage of net sales increased as a result of the increase in gross profit margin which more than offset the increase in general and administrative expenses as a percentage of net sales.

    Other income increased $0.2 million, or 26.7%, to $1.0 million in the first nine months of 1996 as compared to $0.8 million in the comparable 1995 period.

    Interest expense decreased $0.5 million, or 61.8%, to $0.3 million in the first nine months of 1996 from $0.8 million in the comparable 1995 period. This decrease was due to lower levels of debt.

    The effective tax rate for the first half of 1996 was 38.0%, as compared to (26.8%) for the comparable period in 1995. The 1995 rate reflects the reversal of a $3.0 million valuation allowance as SPI concluded that it is appropriate to recognize all of the deferred tax assets generated in its sale/leaseback transaction.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

    Net sales increased $12.1 million, or 11.5%, to $117.5 million from $105.4 million in 1994. Net sales for 1995 included the first full year of net sales from the Endura Products Division which was acquired by SPI on June 30, 1994.

    Net sales of office products materials increased $2.6 million, or 5.2%, to $53.0 million in 1995 from $50.4 million in 1994. This increase was primarily due to strong order levels which SPI believes were principally related to a build-up of customer inventories as a hedge against rising paper prices during the first half of 1995. Net sales of saturated specialty products increased $14.8 million, or 49.2%, to $44.9 million in 1995 from $30.1 million in 1994. This increase is primarily due to the Endura Acquisition, which occurred in June 1994. Net sales of technical specialty products decreased $5.4 million, or 21.4%, to $19.6 million from $25.0 million in 1994. This decrease is primarily due to the March 1995 sale of SPI's gasket business.

    Gross profit margin decreased to 14.8% in 1995 from 16.4% in 1994. This decline was primarily due to higher purchase prices for pulp and recycled fiber and higher lease expenses related to sale-leaseback financing entered into in April 1994. These increased costs were offset in part by higher selling prices and the benefits of an upgrade to the Brattleboro paper machine in October 1995 which allowed greater use of lower-cost recycled fiber to manufacture the office products line.

    General and administrative expenses decreased $0.2 million, or 2.2%, to $8.4 million (7.2% of net sales) in 1995 from $8.6 million (8.1% of net sales) in 1994. This decrease resulted from reduced levels of expenses due to the sale of SPI's gasket business and lower premiums for directors and officers insurance.

    Income from operations increased $0.3 million, or 3.7% to $9.0 million (7.7% of net sales) in 1995 from $8.7 million (8.3% of net sales) in 1994. This increase resulted primarily from lower levels of general and administrative expenses described above, offset in part by higher costs for pulp and secondary fiber. Income from operations decreased as a percentage of net sales due to the decrease in gross profit margin previously discussed.

    Other income increased $0.5 million, or 82.1% to $1.2 million in 1995 as compared to $0.7 million in 1994. In April 1994, SPI sold and leased back certain assets at its Brattleboro mill for $25.0 million. This sale is being amortized over the ten-year life of the lease, resulting in $1.7 million of deferred gain per year, a $0.8 million annual reduction in depreciation expense and a $3.2 million annual increase in interest expense. Other income in 1995 included the amortization of $1.7 million in deferred gain on the sale-leaseback transaction.

    Interest expense decreased $0.5 million, or 34.2%, to $0.9 million in 1995 from $1.4 million in 1994. This decrease was due to lower levels of debt resulting primarily from debt repayment using proceeds from the Lewis mill sale.

    Income tax benefit was $0.4 million in 1995. This represents an effective tax rate of (5.6%) and reflects the reversal of a $3.0 million valuation allowance. Income tax expense was $2.8 million in 1994 which represented an effective tax rate of 34.6% and reflects utilization of $21.4 million of net operating loss carryforwards.

YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

    Net sales increased $25.4 million, or 31.8%, to $105.4 million from $80.0 million in 1993.

    Net sales of office products materials increased $4.2 million, or 9.0%, to $50.4 million in 1994 from $46.2 million in 1993. This increase was primarily due to stronger order levels which SPI believes were principally related to improved economic conditions and to the absence of internal inventory reduction programs by several major customers that affected sales in 1993. Net sales of saturated specialty products increased $15.7 million, or 108.4%, to $30.1 million in 1994 from $14.4 million in 1993. This increase is primarily due to the Endura Acquisition which occurred in June 1994. Net sales of technical specialty products increased $5.6 million, or 29.0%, to $25.0 million in 1994 from $19.4 million in 1993. This increase was due to strong economic conditions in the domestic automobile market and to the Endura Acquisition.

    Gross profit margin decreased to 16.4% in 1994 from 17.0% in 1993. In 1994, the sale and leaseback of certain operating assets of the Brattleboro mill resulted in a net increase of $1.5 million in the cost of sales which represents a 1.4% reduction in gross margin. This reduction in gross margin was partially offset by the higher sales volume as described above.

    Pulp prices rose sharply during the first half of 1994. The negative effect of these increases on gross margin was largely mitigated by SPI's ability to utilize consigned inventories that had been purchased at previous price levels. To help offset the impact of these increases during the second half of 1994, SPI enacted selling price increases. Also, the addition of the higher margin product lines accompanying the Endura Acquisition also helped offset the impact of these increases.

    General and administrative expenses increased $0.7 million, or 8.9%, to $8.6 million (8.1% of net sales) in 1994 from $7.9 million (9.9% of net sales) in 1993. This increase was primarily due to the additional administrative expenses incurred in connection with the Endura Acquisition.

    Income from operations increased $3.0 million, or 51.4% to $8.7 million (8.3% of net sales) in 1994 from $5.7 million (7.2% of net sales) in 1993. This increase resulted from higher sales volume and the Endura Acquisition.

    Other (income) expense increased $1.1 million to $0.7 million in 1994 as compared to other expenses of $0.4 million in 1993. Other income in 1994 included the amortization of $1.1 million in deferred gain on the Brattleboro sale-leaseback transaction.

    Interest expense decreased $1.7 million, or 56.8%, to $1.4 million in 1994 from $3.1 million in 1993. This decrease was due to average lower levels of debt, primarily resulting from the sale-leaseback in April 1994.

    Income tax expense was $2.8 million in 1994. This represents an effective tax rate of 34.6% and reflects utilization of $21.4 million of net operating loss carryforwards. Income tax expense was $1.9 million in 1993 which represented an effective tax rate of 29.0% and reflected utilization of $1.8 million of net operating loss carryforwards.

    Extraordinary items for 1994 were $0.1 million. This resulted from a $0.2 million write-off of deferred financing costs related to early extinguishment of debt, net of an income tax benefit of $0.1 million.

    CPG

    CPG has three principal product lines: office products, technical specialty products and filtration products. The following table summarizes CPG's historical net sales by product line.

                                                                                                  FOR THE NINE
                                                                                                  MONTHS ENDED
                                                             FISCAL YEAR ENDED DECEMBER 31,      SEPTEMBER 30,
                                                             -------------------------------  --------------------
                                                               1993       1994       1995       1995       1996
                                                             ---------  ---------  ---------  ---------  ---------
                                                                                  (UNAUDITED)
                                                                            (DOLLARS IN THOUSANDS)
Office Products............................................  $  11,443  $  11,041  $  11,933  $   9,231  $   6,147
Technical Specialty Products...............................     42,226     42,839     41,887     31,521     31,623
Filtration Products........................................     36,937     42,072     41,975     31,643     31,949
                                                             ---------  ---------  ---------  ---------  ---------
                                                             $  90,606  $  95,952  $  95,795  $  72,395  $  69,719
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30,
  1995

    Net sales decreased $2.7 million, or 3.7%, to $69.7 million during the nine months ended September 30, 1996 from $72.4 million for the comparable period of the prior year. Net sales of office products decreased $3.1 million, or 33.4%, to $6.1 million for the first three quarters of 1996 as compared with sales of $9.2 million during the comparable period of 1995. This decline reflects lower demand for CPG's cover and text products and loss of certain low margin business as a result of price increases implemented during the second half of 1995 to offset increases in pulp costs. Net sales of technical specialty products were essentially flat, increasing $0.1 million, or 0.3%, to $31.6 million for the first three quarters of 1996 when compared with net sales of $31.5 million for the comparable period in 1995. Net sales of filtration products increased slightly during the first nine months of 1996 by $0.3 million, or 1.0%, to $31.9 million from $31.6 million in 1995 reflecting steady customer demand for these products.

    Gross profit margin increased to 16.1% during the nine months ended September 30, 1996 from 12.0% for the comparable period in 1995. This increase is due primarily to the higher selling prices which took effect at the end of 1995 and reductions in pulp costs which occurred during the first half of 1996.

    Selling, general and administrative expense during the nine months ended September 30, 1996 increased $0.3 million, or 6.5%, to $4.3 million (6.2% of net sales) from $4.1 million (5.6% of net sales) during the comparable period of 1995.

    Operating income increased $2.3 million, or 48.6%, during the nine months ended September 30, 1996 to $6.9 million from the $4.7 million earned during the comparable period of 1995. This increase in operating income is the result of the improvement in gross margin which has occurred in 1996.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

    Net sales for 1995 of $95.8 million were essentially equal to net sales in 1994 of $96.0 million. Net sales of office products increased $0.9 million, or 8.1%, to $11.9 million in 1995 from $11.0 million in 1994 due primarily to an increase in net sales related to a one-time toll-production opportunity. Net sales of filtration products were $42.0 million in 1995 and were essentially equal to net sales of $42.1 million in 1994. Net sales of technical specialty products decreased $0.9 million, or 2.2%, to $41.9 million in 1995 from $42.8 million in 1994. This net sales decline was due in part to reduced volumes of photographic packaging papers and acid-free art board due to competitive pressures associated with price increases implemented as a result of pulp cost increases.

    Gross profit margin declined to 11.9% in 1995 from 14.5% in 1994 due to significantly higher pulp costs in 1995.

    Selling, general and administrative expense declined $0.9 million, or 13.9%, to $5.3 million (5.5% of net sales) in 1995 from $6.2 million (6.4% of net sales) in 1994. The decrease was the result of cost control programs and lower incentive compensation expenses resulting from decreased profitability.

    Operating income declined $1.6 million, or 21.3%, to 6.1 million (6.3% of net sales) in 1995 from $7.7 million (8.0% of net sales) in 1994. This decline was a direct result of the unprecedented increase in pulp prices which began in 1994 and extended through much of 1995.

YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

    Net sales increased by $5.4 million, or 5.9%, in 1994 to $96.0 million from $90.6 million in 1993. This overall increase was driven by strong net sales of filtration products which increased $5.2 million, or 14.1% to $42.1 million in 1994 from $36.9 million in 1993 due to strong demand for heavy duty lube and automotive filter media. Net sales of office products decreased $0.4 million, or 3.5%, to $11.0 million in 1994 from $11.4 million in 1993 due to lower net sales of text and cover papers. Net sales of technical specialty products increased $0.6 million, or 1.5%, to $42.8 million in 1994 from $42.2 million during the prior year. This increase was due primarily to unusually high demand for electrical insulating papers.

    Gross profit margin was 14.5% in 1994 as compared to 16.3% in 1993. This decline was due to the adoption of the last-in, first-out (LIFO) method of valuing inventory which resulted in a charge to cost of sales of $1.2 million. Additionally, CPG idled one of its paper machines in 1994 and recorded a provision of $715,000 to adjust the carrying value of the machine and related equipment to net realizable value and to recognize the outstanding lease commitment associated with certain process control equipment.

    Selling, general and administrative expense were $6.2 million (6.4% of net sales) in 1994, an increase of $0.1 million, or 1.7%, from the $6.1 million (6.7% of net sales) of selling, general and administrative expense incurred during 1993.

    Operating income decreased $1.0 million, or 11.6%, to $7.7 million (8.0% of net sales) in 1994 from operating income of $8.7 million (9.6% of net sales) in 1993. Operating income would have been $9.6 million (10.0% of net sales) in 1994 had it not been for the $1.2 million charge incurred as a result of the adoption of LIFO and the $0.7 million cost of idling a paper machine.

    ARCON HOLDINGS CORP.

    Arcon has two principal product lines: office products and saturated specialty products. The following table summarizes Arcon's historical net sales by product line.

                                                                                                  FOR THE NINE
                                                                    FISCAL YEAR ENDED             MONTHS ENDED
                                                                       OCTOBER 31,               SEPTEMBER 30,
                                                             -------------------------------  --------------------
                                                               1993       1994       1995       1995       1996
                                                             ---------  ---------  ---------  ---------  ---------

                                                                                  (UNAUDITED)
                                                                            (DOLLARS IN THOUSANDS)
Office Products............................................  $  12,990  $  15,146  $  18,583  $  13,884  $  15,522
Saturated Specialty Products...............................      6,062      6,139      7,206      5,560      6,011
                                                             ---------  ---------  ---------  ---------  ---------
                                                             $  19,052  $  21,285  $  25,789  $  19,444  $  21,533
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30,
  1995

    Net sales increased $2.1 million, or 10.7%, to $21.5 million in the nine-month period ended September 30, 1996 from $19.4 million in the comparable period in 1995.

    Net sales of office products increased $1.6 million, or 11.8%, to $15.5 million in the nine-month period ended September 30, 1996 as compared to $13.9 million in the comparable period in 1995. This is the result of the completion of a major customer conversion to Super Arco Flex-Registered Trademark- and incremental new business. Net sales in saturated specialty products increased $.4 million, or 8.1%, to $6 million in the nine-month period ended September 30, 1996 from $5.6 million in the comparable period in 1995. This increase is the result of incremental new business.

    Gross profit margin increased to 27.8% for the nine-month period ended September 30, 1996 as compared to 26.6% for the comparable period in 1995. This increase reflects the results of a profit improvement program.

    Selling, general and administrative expenses decreased $.3 million, or 10.5%, to $2.3 million (10.7% of net sales) in the nine-month period ended September 30, 1996 from $2.6 million (13.4% of net sales) for the comparable period in 1995, reflecting improved management of discretionary spending.

    Operating income increased $1.1 million, or 42.4%, to $3.7 million (17.0% of net sales) in the nine-month period ended September 30, 1996 from $2.6 million (13.3% of net sales) for the comparable period in 1995, as a result of increased net sales in all markets and the effect of improved performance in the cost of products sold and selling, general and administrative expense.

YEAR ENDED OCTOBER 31, 1995 COMPARED TO YEAR ENDED OCTOBER 31, 1994

    Net sales increased $4.5 million, or 21.2%, to $25.8 million in 1995 from $21.3 million in 1994. This increase is the result of improved price and volume for all product sectors.

    Net sales of office products increased $3.5 million, or 22.7%, to $18.6 million in 1995 from $15.1 million in 1994, reflecting strong economic conditions and a major customer conversion to Super
ArcoFlex-Registered Trademark-. Net sales of saturated specialty products increased $1.1 million, or 17.4%, from $6.1 million to $7.2 million due to increased demand.

    Gross profit margin increased to 26.7% in 1995 from 24.4% in 1994 as a consequence of improved sales and more efficient usage of raw materials.

    Selling, general and administrative expenses increased $0.7 million, or 26.9%, to $3.4 million (13.2% of net sales) in 1995 from $2.7 million (12.6% of net sales) in 1994. This increase is the result of additional deferred compensation charges not previously recorded and increased management incentive and profit sharing expenses.

    Operating income increased $1.0 million, or 39.3%, to $3.5 million (13.5% of net sales) in 1995 from $2.5 million (11.8% of net sales) in 1994. This increase is due to the above-mentioned factors.

YEAR ENDED OCTOBER 31, 1994 COMPARED TO YEAR ENDED OCTOBER 31, 1993

    Net sales increased $2.2 million, or 11.7% to $21.3 million in 1994 from $19.1 million in 1993.

    Net sales of office products increased $2.1 million, or 16.6%, to $15.1 million in 1994 from $13.0 million in 1993. This increase was primarily due to stronger order levels principally related to improved economic conditions. Net sales of saturated specialty products were $6.1 million in 1994 and $6.1 million in 1993.

    Gross profit margin remained relatively flat at 24.4% in 1994 versus 24.3% in 1993.

    Selling, general and administrative expenses increased $0.1 million, or 2.3%, to $2.7 million (12.6% of net sales) from $2.6 million (13.8% of net sales) in 1993.

    Operating income increased $0.5 million, or 25.0%, to $2.5 million (11.8% of net sales) in 1994 from $2.0 million (10.5% of net sales) in 1993. This improvement is directly related to sales volume.

LIQUIDITY AND CAPITAL RESOURCES

    THE COMPANY

    The Company's historical requirements for capital have been primarily for servicing debt, capital expenditures and working capital. Pro forma cash flows from operating activities were $14.4 million for the year ended December 31, 1995 and $12.7 million and $5.1 million for the nine months ended September 30, 1996 and September 30, 1995, respectively. For the year ended December 31, 1995 and the nine month periods ended September 30, 1996 and September 30, 1995, respectively, the Company paid an aggregate of $3.4 million, $3.3 million, and $2.5 million, respectively, in rental obligations pursuant to the sale/leaseback arrangements in respect of its Brattleboro mill. See "Description of Financing Arrangements." During these periods, additions to property, plant and equipment were $9.5 million, $6.8 million and $5.3 million, respectively. As of September 30, 1996, the Company's revolving credit line under the Credit Facility was undrawn and had a total availability of $15.0 million. SPI is in the final stages of negotiation with The CIT Group/Business Credit, Inc. to amend the Credit Facility to increase the amount available as revolving loans under the Credit Facility to the lesser of (a) $20.0 million and (b) a borrowing base amount equal to a specified percentage of certain accounts receivable and inventory. See "Description of Financing Arrangements."

    Following the Transactions, the debt service costs associated with the borrowings under the Notes will significantly increase liquidity requirements. Management believes that, based on current financial performance and anticipated growth, cash flow from operations, together with the available sources of funds, will be adequate for the foreseeable future to service the Company's indebtedness, to fund anticipated capital expenditures and working capital requirements and to enable the Company and its subsidiaries to comply with the terms of their debt agreements. However, actual capital requirements may change, particularly as a result of acquisitions the Company may make. The Company expects that capital expenditures (exclusive of acquisitions) will be approximately $12 million annually from 1996 to 1999. The ability of the Company to meet its debt service and working capital obligations and capital expenditure requirements will be dependent, however, upon the future performance of the Company and its subsidiaries which, in turn, will be subject to general economic conditions and to financial, business and other factors, including factors beyond the Company's control.

    INFLATION

    The Company attempts to minimize the effect of inflation on earnings by controlling operating expenses. During the past several years, the rate of general inflation has been relatively low and has not had a significant impact on the Company's results of operations. The Company purchases raw materials which are subject to cyclical changes in costs that may not reflect the rate of general inflation.

    SEASONALITY

    The Company's business is seasonal, with the third quarter of each year typically having the lowest level of net sales and operating income. This seasonality is the result of a lower level of purchasing activity in the third quarter, since many converters shut down their operations during portions of July.

    NEW ACCOUNTING STANDARDS

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." This statement is required to be adopted by SPI in 1996. SPI has yet to analyze in detail the potential impact on its financial statements upon adoption of this pronouncement.

                                    BUSINESS

HISTORY

    SPI was created in 1989 when Boise Cascade Corporation sold certain assets and liabilities of its Specialty Paperboard division to a group of investors which included SPI's management and McCown De Leeuw & Co., a private investment firm. SPI completed an initial public offering of its common stock in early 1993 and is currently traded on the NASDAQ National System under the symbol "SPBI." Since its inception, SPI has pursued a strategy of establishing itself as a leading manufacturer and converter of specialty paper products for markets where its manufacturing expertise, proprietary production methods and customer relationships provide a competitive advantage. SPI's market focus has been in two core product areas, pressboard and latex-reinforced saturated and coated book cover. SPI expanded its core product areas with the Endura Acquisition, which broadened SPI's product offerings to include industrial and consumer masking tape substrates and printed circuit board substrates. In 1995, SPI sold its automotive gasket business to Armstrong World Industries, Inc. SPI's headquarters is in Brattleboro, Vermont and it operates four paper mills and converting facilities.

    CPG was a division of James River Corporation of Virginia ("James River") until 1991. James River had assembled the operating assets of CPG in a series of acquisitions beginning in 1969. In 1991, James River sold CPG to a private investment firm. Following various subsequent transactions, the assets now constituting CPG were purchased by CPG, a corporation formed by management and certain institutional investors in 1993. CPG's strategy has been to develop strong, niche market positions by emphasizing its high product quality, manufacturing flexibility, technical and product development capabilities and responsive customer service. As a result of this strategy, CPG has built leadership positions in the automotive fuel and oil filtration papers, electrical transformer paper and acid-free picture mounting art board markets. CPG operates five paper mills.

    Arcon was founded in 1953 as a supplier of cloth and paper bindings to the book industry. Arcon has grown rapidly by pioneering the use of Tyvek-Registered Trademark- as a low cost, durable binding alternative for books and a wide range of office products. In 1988, Arcon's founder sold the Company to an investor group, who then sold it to the current owners in 1994. Arcon's strategy over the past several years has been to continue to convert office product customers to the more durable Tyvek-Registered Trademark- edge covering and binding materials and to continue to develop new applications for Tyvek-Registered Trademark- and other binding products in existing and new niche markets. Arcon operates two converting facilities.

    Pursuant to the CPG Merger Agreement and the Arcon Stock Purchase Agreement, SPI acquired CPG and Arcon for aggregate consideration of $85.0 million, less the outstanding indebtedness of CPG and Arcon, subject to certain adjustments. See "The Acquisitions." The Company had pro forma LTM net sales and EBITDA of $225.1 million and $31.3 million, respectively for the twelve month period ended September 30, 1996.

------------
-Registered Trademark- DuPont registered trademark.

BUSINESS STRATEGY

    The Company's strategy is to increase sales and earnings by consolidating and strengthening core product lines, by rationalizing production capacity and by pursuing selected strategic acquisitions. The following are the key elements of this strategy:

    - CONSOLIDATE AND STRENGTHEN CORE PRODUCT LINES. CPG and Arcon have an array of products which complement SPI's core product lines. By consolidating these products and streamlining and focusing its marketing efforts, the Company believes that it will strengthen its core product lines in office products, technical specialty products and saturated specialty products.

    - RATIONALIZE OVERHEAD AND PRODUCTION CAPACITY. The Company believes that the Acquisitions provide opportunities for the Company to eliminate redundant overhead, rationalize inefficient facilities and optimize the manufacturing of the Company's products over its existing capital equipment base. The Company believes that it can achieve approximately $4.2 million in annual overhead cost savings through the consolidation of the administrative functions of CPG and Arcon at SPI's Brattleboro headquarters and can achieve further operational savings by adjusting current grade mixes on each of its machines and shifting production among facilities to better match products, machine capabilities and cost structures.

    - STRATEGIC ACQUISITIONS. The Company intends to continue growing through the acquisition of complementary businesses which provide opportunities to enhance the Company's core product lines and create operating efficiencies. In implementing this strategy, management intends to build upon its successful experience in integrating the Endura Acquisition.

    - INVEST IN CAPITAL IMPROVEMENTS. The Company seeks to reduce costs, increase capacity, enhance manufacturing capabilities and improve product quality through selected capital investments. The Company has invested approximately $20 million in new equipment, technology and leasehold improvements at its facilities over the past 12 months and plans to invest significant additional capital in facilities and equipment over the next 12 to 24 months.

    - INCREASE UTILIZATION OF RECYCLED FIBER. The Company intends to continue to capitalize on its position as a leading manufacturer of specialty paper products with recycled fiber content. The Company's office product line contains between 25% and 100% recycled materials, depending on paper grades. The Company continually seeks to increase the recycled content of its products to reduce costs and better service customer demands for recycled content while still meeting performance expectations. See "--Manufacturing--Use of Recycled Fiber."

    - EXPAND INTERNATIONAL SALES. While SPI historically has devoted increasing resources to its international marketing efforts, CPG and Arcon have not had a similar focus on these markets. SPI has an established network of international sales offices and sales agents which sell SPI's existing range of products. SPI believes that by using this sales and distribution network it will be able to generate incremental sales of CPG's and Arcon's products.

OVERVIEW

    The Company has four distinctive categories of products. The following table provides an overview of the Company's product lines and facilities:

PRODUCT                               TECHNICAL SPECIALTY     SATURATED SPECIALTY
LINES           OFFICE PRODUCTS             PRODUCTS                PRODUCTS          FILTRATION PRODUCTS
SPI          - PRESSBOARD FILING,    - PRINTED CIRCUIT       - TAPE SUBSTRATES
               COVER AND BINDER        BOARD PAPER           - HEAVYWEIGHT BOOK
               MATERIALS                                       COVER
             - LIGHTWEIGHT FILING                            - LIGHTWEIGHT BOOK
               AND COVER MATERIALS                             COVER

CPG          - PREMIUM COVER AND     - ELECTRICAL                                    - SATURATED FILTER
               TEXT PAPERS             TRANSFORMER PAPER                               PAPER
             - LIGHTWEIGHT FILING    - PICTURE MOUNTING ART                          - NON-SATURATED FILTER
               AND COVER MATERIALS     BOARD                                           PAPER
             - PRESSBOARD FILING     - PHOTOGRAPHIC                                  - INDUSTRIAL FILTER
               AND BINDER MATERIALS    PACKAGING                                       PAPER
                                     - WET STRENGTH TAG
                                     - ABRASIVE BACKING

ARCON        - BINDING TAPES                                 - CHECKBOOK TAPE
             - HINGE AND                                     - BOOKBINDING
               REINFORCING TAPES                               MATERIALS

FACILITIES   BRATTLEBORO, VT         HUGHESVILLE, NJ         QUAKERTOWN, PA          RICHMOND, VA
             WARREN GLEN, NJ         FITCHBURG, MA           OWENSBORO, KY           ROCHESTER, MI
             OCEANSIDE, NY(1)        WARREN GLEN, NJ         BEAVER FALLS,NY         FITCHBURG, MA
                                     RICHMOND, VA            OCEANSIDE, NY (1)
                                     OWENSBORO, KY
                                     BEAVER FALLS, NY

------------------------

(1) After the closing of the Transactions, the Company intends to close this facility and transfer its production to the Company's Quakertown mill.

PRODUCTS AND SERVICES

    The following chart displays pro forma net sales of the Company by product category.

                                                                         PRO FORMA NET
                                                                        SALES BY PRODUCT
                                                                            CATEGORY
                                                                       DECEMBER 31, 1995
                                                                     ----------------------
                                                                          %           $
                                                                     -----------  ---------

                                                                     (DOLLARS IN THOUSANDS)
Office Products....................................................  $    83,822       35.0%
Technical Specialty Products.......................................       60,801       25.4
Saturated Specialty Products.......................................       52,866       22.1
Filtration Products................................................       41,975       17.5
                                                                     -----------  ---------
    Total Net Sales................................................  $   239,464      100.0%
                                                                     -----------  ---------
                                                                     -----------  ---------

OFFICE PRODUCTS

    Market. The Company manufactures a wide range of materials used in the manufacture of office products. Management believes that the Company is the largest domestic supplier of pressboard, which is converted into data binders, notebook covers, report covers, ring binders, and file and index guides, and of binding and reinforcing tapes used in file folders and notepads. The Company also pursues niche markets within the office supplies market where its capabilities and customer relationships give it a competitive advantage.

    The total North American market for office supplies at the wholesale level was approximately $26.6 billion in 1995, as measured by the Business Products Industry Association. The Company competes in an approximately $3.0 billion segment of this market comprised primarily of market categories containing hanging files, expandable folders, date books, ring binder, report covers and file and index cards. Based on Business Products Industry Association statistics, the Company estimates that this market has grown at a compound annual growth rate of approximately 2.0% annually since 1991.

    Products. The table below sets forth the primary office product materials produced by the Company:

                                      OFFICE PRODUCTS
PRODUCT TYPE                 CHARACTERISTICS                 TYPICAL END USES

Pressboard filing, cover     High density paperboard         Data binders; ring binders;
  and binder material        designed for strength,          report covers; notebook covers
                             rigidity, durability and
                             appearance; may be embossed or
                             acrylic coated; high recycled
                             content

Binding tapes                Tyvek-Registered Trademark-     Notepads; composition books
                             and latex-impregnated paper
                             tapes

Hinge and reinforcing tapes  Durable                         Expandable file folders
                             Tyvek-Registered Trademark-
                             high fold- and tear-strength
                             reinforcing materials

Lightweight filing and       Lighter weight paperboard,      Filing products; portfolios;
  cover materials            designed for decorative         report covers; document
                             embellishments and less         covers; presentation covers
                             demanding end-uses than
                             pressboard

Premium cover and text       Well-formed papers with good    Printed report covers;
  papers                     strength, color/texture and     promotional and advertising
                             printable surfaces              materials

    The Company's largest product is a heavyweight paperboard (pressboard) which is densified through a proprietary manufacturing process developed by the Company. This densification process provides pressboard with the strength, rigidity, durability and appearance required for data binders, ring binders, notebook covers and report covers. The Company offers many pressboard products in acrylic coated and embossed form, providing additional durability and moisture and stain resistance. The Company has the capability to custom manufacture pressboard in a variety of colors and can finish its pressboard products to customer specifications, including glazing (densification), coating, embossing, laminating, sheeting, slitting and rewinding. The Company and its predecessors have offered their pressboard line of products for over 75 years and believes it has established significant brand awareness and loyalty among its customers.

------------
-Registered Trademark-DuPont registered trademark.

    The Company is also a leading supplier of binding tapes and hinge and reinforcing tapes converted from specialty papers and substrates for the manufacture of office supplies. These products are primarily used to protect, bind and decorate finished office supply products, many of which also incorporate the Company's pressboard material. The Company's
Tyvek-Registered Trademark- tapes, marketed under the trade name Super ArcoFlex-TM-, are used to decorate pad bindings and are able to withstand the stress incurred during cutting in high volume manufacturing. The Company also uses Tyvek-Registered Trademark- in the manufacture of supported gussets for red wallet expansion folders. Gussets are the accordion folder material between the two folder side sheets that allow the folder to expand. The Company has developed a method to strengthen the gussets by laminating coated Tyvek-Registered Trademark- to the cardboard forming the gusset and sells this material under the name Expanlin. The Company also sells coated
Tyvek-Registered Trademark- to converters who laminate it to the cardboard themselves. The result is a material that is stronger, longer lasting and more reliable than unsupported gussets and, as a result, the Company believes that Expanlin has become the preferred material used in supported gussets by expansion folder manufacturers.

    The Company produces certain types of lightweight filing and cover materials for conversion into file folders, expanding wallets, notebook covers and report covers. The Company is continuing its focus on certain products for the lightweight filing and cover material market, such as colored file folder and report covers for the growing on-demand document printing market, with specific emphasis on products with substantial recycled content. The Company's lightweight filing and cover materials are generally manufactured using similar equipment and processes and are sold to many of the same customers as the Company's heavyweight office products. The Brattleboro paper machine upgrade, completed in October 1995, expanded the machine's ability to use lower-cost recycled fiber and its capacity to produce lighter weight grades used in filing and cover applications. The Company is working to build this lightweight business through the strength of its relationships with office products converters. These lightweight materials, coupled with increasing consumer demand for recycled paper products, provide an opportunity for the Company to increase its penetration in the office products market.

    The Company manufactures a line of premium cover and text papers sold through paper distributors to commercial printers. These papers have good strength and may have colored or textured surfaces and are typically used for printed report covers and promotional and advertising materials.

    Customers. The Company sells its office products through its own sales representatives to major domestic office product converters, including: Acco World Corporation, a division of American Brands Inc.; Ampad Corp.; Smead Manufacturing Company; Esselte Pendaflex Corp.; Mead Corp.; and Avery Dennison Corp. These customers collectively account for the majority of the Company's sales of office product materials with the remainder of the Company's sales being accounted for by smaller independent manufacturers. The Company has long-term relationships with all of its major customers in this market. The Company's customers produce office products from the Company's paper-based materials and sell end-use products through contract stationers, office product wholesalers, buying groups, warehouse clubs, catalog sales, office products superstores, retail office supply stores and other outlets. The Company also markets its materials through direct sales representatives or manufacturer's representatives in Asia, Canada, Mexico, Central and South America and Europe.

    Competition. In the office products supply market, the Company competes with a number of other producers of heavyweight pressboard, colored file folder paper and lightweight filing and cover materials, including International Paper Company ("International Paper"), Temple-Inland Inc., Brownville Specialty Products, Merrimac Paper Co. Inc. ("Merrimac") and Crocker Technical Papers, Inc. ("Crocker"). The Company believes it holds a leading position in the domestic market for pressboard and a growing presence in the lightweight filing and cover materials market. In markets that use pressboard, the Company also competes with producers of vinyl and plastic office product materials.

    In the binding tape and hinge and reinforcing tape markets, the Company competes against several smaller competitors, including Rexford Paper Co. ("Rexford"), Northeast Paper Converting Company and

Southern Label Company, Inc. The Company believes it holds a leading position in the market for Tyvek-Registered Trademark--based binding tapes and hinge and reinforcing tapes. In the premium cover and text market, the Company competes against divisions of International Paper and Georgia Pacific Corp., Fox River Paper Co., Crown Vantage Inc. and a number of smaller paper manufacturers.

TECHNICAL SPECIALTY PRODUCTS

    Market. The Company manufactures specialty paper products with customized physical performance characteristics which meet the unique requirements of specific end-use markets. Technical specialty products include paper used as insulation material in electrical transformer coils, acid-free picture mounting art board used for archival quality picture mounting and records storage applications, photographic packaging papers, printed circuit board papers, wet strength tag used primarily in the laundry and dry-cleaning industries and paper backings for sandpaper and other abrasives. The Company has been able to successfully enter niche markets in the technical specialties area in which it believes its manufacturing flexibility and technical expertise give it a competitive advantage in meeting rigorous customer requirements. The Company believes that it is a market leader in many of its markets, including electrical transformer papers, acid-free picture mounting art board and photographic packaging papers. Many of the Company's technical specialty products have been used in their current applications for many years and have proven to be cost-effective in meeting the performance requirements for which they are utilized. To supplement these products, the Company works to develop new products which have the potential to experience rapid growth due to superior performance, lower cost or both.

    Products. The table below sets forth the Company's principal technical specialty products:

                               TECHNICAL SPECIALTY PRODUCTS

PRODUCT TYPE                 CHARACTERISTICS                 END USES

Electrical transformer       High dielectric strength        Power transformer coil
  paper                                                        insulation

Picture mounting art board   High pH (acid-free),            Archival quality picture
                               exceptional cleanliness         mounting and document
                                                               storage

Photographic packaging       Totally opaque; high-strength   Photographic film protection
  papers

Printed circuit board        Low density; uniform            Interior of printed circuit
  papers                       saturability; high bulk         boards

Wet strength tag             High-strength saturated sheet;  Laundry and dry-cleaning
                               moisture and solvent            labels
                               resistant

Backing papers for           High tear strength, smooth      Heavyweight sandpaper and
  sandpaper and other          surfaces and controlled         other commercial abrasives
  abrasives                    electrostatic properties

    The Company is a leading supplier of electrical transformer papers with high dielectric strength which are wrapped around individual electrical transformer coils as insulating material. The Company is the major supplier of such paper to Bedford Materials, Inc., which operates the transformer insulation business formerly owned by Westinghouse Electrical Corp., and is one of two major suppliers to the other major U.S. manufacturer of electrical transformers.

    The Company believes that it is a leading provider of acid-free board used as picture mounting art board and archival storage media. Acid-free picture mounting art board and storage media are designed to prevent the degradation and discoloration of artwork and documents caused by acidic exposure. The Company believes that these superior performance characteristics have resulted in wide acceptance of the Company's acid-free products.

    The Company's photographic packaging papers are primarily dual composition papers used by Eastman Kodak Company ("Kodak") and Polaroid Corp. ("Polaroid") to package certain films. Such products must meet demanding standards for opacity in order to prevent premature exposure of the film. The Company's strong position in the market for photographic packaging papers is based in part upon the Company's ability to manufacture multi-ply paper.

    The Company also manufactures printed circuit board papers which are used in the manufacture of circuit boards for remote control devices and other electrical components. The Company's printed circuit board papers have the advantage of low density and high bulk, allowing circuit board manufacturers to lower their costs and increase their output by processing fewer sheets than they would with competing materials.

    The Company's wet strength papers are primarily used as tags in the laundry and dry cleaning industries to identify clothing as it is processed through washing machines and dry cleaning equipment. These products, in addition to withstanding physically and chemically harsh processes, are manufactured in multiple colors that must not be transferred onto the clothing to which they are attached. The Company is a major producer of this paper in the United States and is now exporting to the United Kingdom, with opportunities to expand into other European markets.

    Sandpaper and other abrasive backing papers are used in the manufacture of heavyweight sandpaper and other commercial abrasives. The Company's sandpaper and other abrasive backing papers are designed to meet customers' exacting specifications for tear strength, smooth surfaces and controlled electrostatic properties.

    Customers. The Company sells its technical specialty papers through its own sales force to a variety of customers. Major customers include: Bedford Materials, Inc. and the TMC division of Avery Dennison Corp. (electrical transformer paper); the Nielsen and Bainbridge division of Esselte Corp. and the Crescent Cardboard division of Potomac Corp. (acid free papers); Kodak and Polaroid (photographic packaging papers). Other clients include the AlliedSignal Corp. (printed circuit board paper), PermaFiber Corp. (wet strength tags) and 3M (abrasive backings) and various commercial printers. The Company works with its customers to develop new products and to provide technical support for existing products.

    Competition. The Company's competitors in technical specialty papers vary by product type. Generally, the Company faces competition from both foreign and domestic specialty manufacturers. The Company's focus is to compete in products and markets which require manufacturing flexibility, product properties and quality levels not provided by integrated papermills. The Company's key competitors include Kimberly Clark, The Sorg Paper Company, a subsidiary of Mosinee Paper Company, Arjo Wiggins USA, Inc., Robert Cordier AG, Crocker and Merrimac.

SATURATED SPECIALTY PRODUCTS

    Market. The primary markets for the Company's saturated specialty products are tape substrates (primarily industrial and consumer masking tapes) and book cover materials. There are seven major North American producers of pressure sensitive tape, who, together, account for approximately 80% of the industry's total sales. Most of these producers have self-saturating capabilities for general purpose tapes and look to suppliers like the Company for specialty paper backings.

    The Company believes that it is one of the two leading domestic producers of latex-reinforced material used in book covers and related products. These materials are used by customers in applications where durability and distinctive appearance are important, such as flexible covers for books, menus, photo albums, desktop calendars, appointment books and reports.

    The Company has also sought out for its saturated specialty products niche markets in which it believes that it can achieve a competitive advantage. The Company produces converted specialty paper that is used as end sheets in book rebinding and in the publishing industry as spine reinforcement materials for use in the bookbinding industry. Other products include specialty binding tapes for the checkbook industry, blue jean tag and specialty papers for various tag and label applications.

    Products. The following table sets forth the Company's principal saturated specialty products:

                               SATURATED SPECIALTY PRODUCTS
PRODUCT TYPE                 CHARACTERISTICS                 TYPICAL END USES

Tape substrates              Enhanced strength, release,     Industrial and commercial
                               impermeability or heat          masking tapes; barrier
                               resistance                      tapes; pressure-sensitive
                                                               tapes; bandolier tapes;
                                                               packaging tapes

Heavyweight book cover       Strong cotton fiber base        Flexible covers for softbound
                               sheets; latex reinforced and    books, menus, photo albums,
                               leather-like texture            desktop calendars and
                                                               accessories, appointment
                                                               books and reports

Lightweight book cover       Latex-reinforced base sheets    Exterior cover material for
                               of higher bulk and lower        hardbound books; photo
                               weight                          albums; report covers

    The Company is one of the largest producers of specialty tape substrates and a broad range of saturated, coated and non-woven papers. The Company's tape substrates are used in the manufacture of industrial and consumer masking tapes, barrier tapes, other pressure-sensitive tapes and bandoliering tapes. The Company's products have the strength and technical properties to meet various performance demands. These products include barrier-coated and heat-resistant industrial masking tapes for the automotive paint and aircraft manufacturing industries and packaging tapes which withstand the rigors of worldwide shipping. The Company's bandoliering tapes are used by the electronics industry to carry resistors, capacitators and other items during high-speed automated assembly of electronic devices.

    Using proprietary manufacturing processes, the Company combines pulp, latex, recycled rag fiber and other materials to produce flexible and durable specialty materials for use in a variety of book cover applications. The Company sells its book cover materials directly to customers in this market, who in turn coat, emboss and decorate the material and sell it to manufacturers of end-use products. The Company's primary latex product is manufactured using recycled rag fibers, resulting in increased durability and a leather-like texture and appearance. These products are used for day books, diaries, menu covers and soft-cover books. The Company is also a leading supplier of light-weight materials used in covering hardbound books.

    The Company converts specialty paper into endsheets and spine reinforcement materials for use in the bookbinding industry. The Company has developed papers used in spinal binding that, with appropriate equipment, allows soft-cover books to lay flat when opened. The Company also provides specialty tapes for use in binding materials for checkbooks and deposit books.

    Other saturated specialty products include imitation leatherstock which is sold to garment label manufacturers who cut and print the material with various brand and product information for use as blue jean tags. This material is expected to maintain its crisp appearance after repeated washing cycles. The Company has also developed a tag and label product line for manufacturers who require tags and labels with the strength of Tyvek-Registered Trademark-. These products can be color-coated and are used as luggage tags by the airline industry, as flame-retardant labels for the automotive industry and other types of demanding packaging applications.

    Customers. The Company offers its customers a broad product line with flexible product development and manufacturing capabilities. This flexibility has fostered long-term relationships with its client base. The Company sells its specialty tape substrates to many of the leading tape manufacturers, including American Tape Company and 3M. The Company believes that the international customer base for these products may increase as the Company's sales force is trained to sell these additional product lines.

    The Company markets its book cover materials through a sales staff experienced in serving the specialized book cover market. Endpapers and spine reinforcing materials are supplied directly to participants in the bookbinding industry. In the checkbook industry, the Company's major customer is Deluxe Check Printers, a division of Deluxe Corp. The Company sells blue jean tags and its other tag and label products to a variety of converters and end-users.

    Competition. For tape backing, the Company primarily competes against Kimberly-Clark, Inc. ("Kimberly-Clark"). In the latex-reinforced book cover market, the Company primarily competes with Rexam DSI Inc. and, to a lesser degree, with producers of plastic coated and coated cloth book cover materials. In the checkbook binding tape market, the Company competes primarily against Rexford. In its other niche markets, the Company competes with various small competitors, none of which has a dominant market position.

FILTRATION PRODUCTS

    Market. The Company is a major supplier of saturated and non-saturated filter papers used in fluid and air filters for the automotive and heavy duty truck and equipment industries. The Company estimates that the market for both saturated and non-saturated papers was approximately $160 million in 1995, of which approximately 90% was utilized in the automotive and heavy duty truck and equipment markets. The other major market for these products is for filters used to purify the solvents used in the dry cleaning industry. The five largest manufacturers account for over 60% of total sales to the U.S. automotive and heavy truck and equipment filter paper market. The market for automotive and heavy duty truck and equipment filters has grown at a compound annual growth rate of approximately 5.7% over the ten-year period from 1985-1995. The Company also manufactures industrial filter paper used in a variety of applications and processes.

------------
-Registered Trademark-DuPont registered trademark.

    Products. The table below sets forth the primary materials produced by the Company for use in filtration applications.

                                              FILTRATION PRODUCTS

PRODUCT TYPE                          CHARACTERISTICS                       TYPICAL END USES

Saturated filter paper                Controlled porosity; enhanced         Oil, fuel and hydraulic filters for
                                       strength and rigidity; high           heavy and light duty trucks and
                                       temperature and chemical              passenger cars; fuel, hydraulic
                                       resistance.                           fluid and dry-cleaning solvent
                                                                             filters

Non-saturated filter paper            Controlled porosity; high density;    Oil filters for heavy-duty equipment
                                       may be impregnated with activated     and diesel trucks; home water
                                       carbon and other fillers.             filters

Industrial filter paper               Controlled porosity; high             Hot oil filters for the fast-food
                                       temperature resistance;               industry; paint and lacquer
                                       cleanliness.                          manufacturing; fruit juice
                                                                             processing

    The Company's major filtration product is solvent-based saturated filter paper, which is controlled porosity paper saturated with phenolic and other resins to increase its strength and rigidity for use in various high temperature applications. This product is purchased by filter manufacturers who cut, pleat and cure the paper for use in oil, fuel and hydraulic fluid filters for heavy and light duty trucks and passenger cars. These filters are sold primarily to the replacement market but also to original equipment manufacturers. The Company manufactures many grades of saturated filter paper to specifications provided by its customers. The Company believes that it is one of the three largest producers of saturated filter paper in the United States.

    The Company also produces non-saturated filter paper. This category includes non-saturated paper containing activated carbons and other fillers and edge filter media. Primary uses of non-saturated filter paper include oil filtration in heavy equipment and diesel trucks and home water filters. In addition, the Company produces industrial filter papers for various food service and industrial applications, including filtration of hot oil used in fast-food preparation, the manufacture of paints and lacquers and the processing of fruit juices.

    The Company is nearing completion of a capital improvement plan that will increase its annual saturated filter paper capacity at its Richmond mill by over 50%. In addition, the Company has improved its manufacturing processes at these facilities to increase productivity and lower its costs.

    Customers. The Company sells its filtration products primarily through its own sales staff directly to its customers. Principal customers for the Company's saturated filter papers include the Fleetguard Filtration Systems division of Cummins Engine Co., Inc. ("Fleetguard"), the Delphi Automotive Systems division of General Motors Corp. ("General Motors"), AlliedSignal, Inc. (Fram filters), Purolator Products, Inc. and Miki Sangyo U.S.A. Inc., a trading company and the major supplier of filter paper used in filters supplied to the U.S. manufacturing sites of Nissan Motor Co., Ltd and Honda Motor Co., Ltd. The Company's saturated filter paper is used to make filters which are used on vehicles manufactured by General Motors, Chrysler Corp. and Ford Motor Corp. Fleetguard is also the Company's primary customer for non-saturated filter papers. The Company has long-term relationships with its customers and believes that these relationships with its customers are based on its ability to provide superior service and technical support.

    The Company's major customers for its industrial filter paper products include National Filters, Inc. and Lubrizol Corp. for commercial manufacturing applications, Seneca Foods Corp. for food processing applications and the KFC North America division of PepsiCo Inc. in the hot oil filtration market. In addition, the Company supplies industrial filter papers to various smaller manufacturers and users.

    Competition. The Company's primary competition in solvent-based saturated filter papers comes from Ahlstrom Filtration, Inc. ("Ahlstrom"), a division of
A. Ahlstrom Corp. In addition, the Hollingsworth & Vose Company is the dominant manufacturer of water-based saturated filter papers, a market in which the Company has a smaller presence. To the extent that industry efforts to develop water-based alternatives to solvent-based saturated filter papers are successful, the Company's solvent-based filterpapers may face increased competition from such water-based alternatives.

    In the markets for non-saturated filter papers and industrial filter papers, the Company competes primarily with Ahlstrom, Knowlton Specialty Papers, Inc. and Lydall, Inc. In each of these markets, producers tend to manufacture custom designed products on an exclusive basis for their customers.

MANUFACTURING

    Mills and Converting Facilities. The Company operates ten facilities, of which eight are owned and two are leased. The Company intends to close the Arcon facility in Oceanside by early 1997 and relocate those operations to the Company's facility in Quakertown.

    The Company has initiated a review of its combined papermaking and converting facilities and, at the completion of the Transactions, will initiate a product line rationalization to ensure optimal use of available assets. The Company believes that additional savings will result from the consolidation and rationalization of its production capacity.

    Provided in the following table is a summary of the Company's facilities:

                                                                                       WIDTH
LOCATION/BUSINESS                          PRODUCTS(1)           MACHINE             (INCHES)
-----------------------------------------  ------------  ------------------------  -------------
PAPER MANUFACTURING:

  Richmond, VA/(CPG)                          FP,TS      Fourdrinier                        80

  Rochester, MI/(CPG)                           FP       Fourdrinier                        60

  Brattleboro, VT/(SPI)(2)                      OP       Cylinder: 7 Ultraformers           86

  Warren Glen, NJ/(CPG)                       OP,TS

                                                         Cylinder: 5 Vat                   108

  Owensboro, KY/(SPI)                         SS,TS      Fourdrinier                       124

  Beaver Falls, NY/(SPI)                      SS,TS      Cylinder: 5 Vat                    57

                                                         Fourdrinier                        59

  Hughesville, NJ/(CPG)                         TS       Rotoformer/Fourdrinier            100

  Fitchburg, MA/(CPG)                         FP,TS      Fourdrinier                        64
                                                         Cylinder: 4 Vat                   100
CONVERTING FACILITIES:

  Quakertown, PA/(SPI)                          SS       3 Saturators, Water Base           80

                                                         2 Coaters, Water Based             60

                                                         1 Calendar                         63

  Oceanside, NY/(Arcon)(3)                    OP,SS      2 Coaters, Water Based             50

                                                         4 Slitters                         54

                                                         1 Sheeters                         60

                                                           FINISHING
LOCATION/BUSINESS                                         CAPABILITY
-----------------------------------------  -----------------------------------------
PAPER MANUFACTURING:
  Richmond, VA/(CPG)                       Off Machine Saturation
  Rochester, MI/(CPG)                      In-line Saturation
  Brattleboro, VT/(SPI)(2)                 Coating, embossing, glazing
  Warren Glen, NJ/(CPG)
                                           Duplex Capability
  Owensboro, KY/(SPI)
  Beaver Falls, NY/(SPI)                   In-Line Size Press
                                           In-line two side coating
  Hughesville, NJ/(CPG)                    Duplex Capability
  Fitchburg, MA/(CPG)                      Sheeting
                                           Sheeting
CONVERTING FACILITIES:
  Quakertown, PA/(SPI)
  Oceanside, NY/(Arcon)(3)

------------------------

(1) FP=Filter Products; OP=Office Products; SS=Saturated Specialty Products; TS=Technical Specialty Products.

(2) The Brattleboro Mill also contains the Company's executive offices.

(3) This facility is scheduled to be closed after the consummation of the Transactions.

    OFFICE PRODUCTS. The Company's main mills for the production of office products are located in Brattleboro and Warren Glen. In addition, upon the consummation of the Arcon Acquisition, the Company intends to consolidate the manufacture of the binding tape and hinge and reinforcing tapes currently manufactured in Oceanside in the Company's Quakertown converting facility. See "-- Saturated Specialty Products." The Company has recently completed upgrades of the Brattleboro and Warren Glen mills. Recent improvements have included an upgrade to the Brattleboro mill which is expected to increase its capacity, and will enable it to utilize a higher percentage of recycled fiber and produce a new range of lighter weight products. The Company has also recently completed a series of capital improvements at its Warren Glen mill, which have increased productivity, reduced costs and waste and increased the ability of the mill to use recycled fiber.

    The cylinder paper machines in use at the Brattleboro and Warren Glen mills are configured to produce a broad range of highly densified heavyweight pressboard products of various weights, colors and finishes. The machine in the Brattleboro mill features computer-controlled monitoring of color, weight, thickness and moisture content. The configuration of the cylinder machine allows the production of multiple-ply products, resulting in greater strength and stiffness than a comparable one-ply product made on a Fourdrinier paper machine. In addition, this process enables the Company to use lower-cost recycled fiber pulp in the interior layers and higher-cost virgin pulp layers on the exterior of a product providing greater strength and the surface appearance desired by consumers. Finishing capabilities at the Brattleboro mill include glazing, coating, embossing, rewinding, laminating and sheeting.

    TECHNICAL SPECIALTY PRODUCTS. The Company manufactures technical specialty products at a number of its facilities, including its Hughesville, Warren Glen, Richmond, Fitchburg, Owensboro and Beaver Falls facilities. The Hughesville mill manufactures primarily technical specialty papers, including photographic packaging, electrical transformer paper and wet-strength tag.

    SATURATED SPECIALTY PRODUCTS. Saturated specialty products are manufactured in the Company's Owensboro and Beaver Falls mills and its Quakertown converting facility. The Company's main converting facility for saturated specialty products is located at Quakertown. A significant portion of the saturating base paper used in this facility is provided by the Owensboro mill. In addition, substantially all capacity currently located in Oceanside will be relocated to the Quakertown facility. The Company's mill located in Beaver Falls specializes in the production of proprietary latex-impregnated materials for use as book covers and similar products. The stock preparation process at the Beaver Falls mill allows blending of latex, cork, cotton fiber, pulp and other materials into a variety of products with specific performance characteristics. The mill has a fiber reclamation system enabling it to utilize recycled fiber.

    FILTRATION PRODUCTS. The Company's filtration products are produced primarily at its Richmond, Rochester and Fitchburg mills. The Richmond mill uses a methanol-based resin saturating process that allows the saturation of base paper off the paper machine. The Rochester mill uses an in-line saturating process. The Company manufactures its non-saturated filter papers at its Fitchburg mill.

    Raw Materials. The Company uses a wide array of raw materials to formulate its products, including virgin hardwood and softwood pulp, secondary wood fiber from pre-and post-consumer waste, secondary cotton fiber from the apparel industry, synthetic fibers (such as nylon and fiberglass), synthetic latex and a wide variety of chemicals, pigments and dyes. These materials are procured from numerous suppliers in the United States and Canada. The Company does not produce pulp. Pulp and secondary fiber prices are subject to substantial cyclical price fluctuations. The Company experienced a significant increase in raw material costs during 1994 and 1995, but was able to partially recover these increases with selling price increases, cost containment efforts and the early benefits of the paper machine upgrade performed in 1995. There can be no assurance that the Company will be able to pass any future increases in the price of pulp through to its customers in the form of price increases. The Company's sole source of supply of the Tyvek-Registered Trademark- used in production of certain of its products is DuPont. The Company has a long-standing relationship with DuPont as an approved converter of Tyvek-Registered Trademark- and has never experienced a disruption in supply. Although management believes that is has a good relationship with DuPont, there can be no assurance that the Company will be able to continually purchase adequate supplies of Tyvek-Registered Trademark-. Any material interruption in the Company's supply of Tyvek-Registered Trademark-could have a material adverse effect on the results of operations and financial condition of the Company.

    Use of Recycled Fiber. The Company believes that materials with recycled content continue to grow in consumer acceptance. The Company has made significant capital investments in recycling equipment and systems. The use of the Company's cylinder paper machines in the manufacturing process for pressboard products allows the use of recycled fiber in the product interior, while virgin pulp is used on the product exterior providing greater strength as well as the product appearance desire by customers. In addition to using recycled fiber, the end-use products manufactured from the Company's pressboard materials are themselves recyclable.

    The Company's office products are manufactured with 25% to 100% recycled fiber, of which up to 50% may be post-consumer waste. Post-consumer waste refers to paper waste from end-users of paper products, and is generally considered the standard by which government agencies and environmentally conscious consumers evaluate recycled content. In particular, government agencies have established and are continuing to update standards for recycled content (both pre- and post-consumer waste) in the procurement of office supplies. The Company anticipates that demand for office product materials with recycled content will continue to grow.

    Research and Development. The Company's expenditures on research and development were $2.0 million, $2.3 million, and $1.7 million in 1995, 1994 and 1993, respectively. The Company has a research and development staff with expertise in chemistry, papermaking and materials science. This staff works closely with the Company's customers to develop, test and produce new product formulations designed to meet customer specifications.

EMPLOYEES

    As of October 31, 1996, the Company employed a total of 1,012 employees, of which 302 were salaried and 710 were hourly. Of the salaried employees, 136 were in manufacturing, 49 in sales and marketing, 15 in research and development and 102 in professional or administrative support.

    The hourly employees at the Oceanside and Quakertown locations are all non-union. The remaining hourly employees are either members of the United Paperworkers International Union, the International Brotherhood of Boilermakers, Iron Shipworkers, Blacksmiths, Forgers and Helpers or the International Brotherhood of Electrical Workers. The table below sets out the expiration dates of the Company's labor contracts by facility:

                                                                            EXPIRATION
FACILITY                                                                    DATE
--------------------------------------------------------------------------  ------------------

Owensboro, KY.............................................................  April 1, 1996

Fitchburg, MA.............................................................  April 30, 1998

Warren Glen, NJ...........................................................  May 23, 1999

Hughesville, NJ...........................................................  May 23, 1999

Rochester, MI.............................................................  June 26, 1999

Richmond, VA..............................................................  April 28, 2000

Beaver Falls, NY (Latex Mill).............................................  June 30, 2000

Brattleboro, VT...........................................................  August 31, 2002

    The Company believes that, in general, it has good relations with its employees and their unions. The labor contract governing the 30 employees in the bargaining unit at the Company's Owensboro mill expired on April 1, 1996 and the employees have continued to work under the terms of the expired contract. The employees at this mill are represented by the International Brotherhood of Boilermakers, Iron Shipworkers, Blacksmiths, Forgers and Helpers. The Company has made a final offer which includes substantial revisions to the work rules at the Owensboro mill which are intended to bring such work rules more into line with labor agreements in place throughout the paper industry. The union's representatives have not accepted this final offer. The employees in the bargaining unit have voted not to strike. In the event of a work stoppage, management believes that the Company could continue to operate the Owensboro mill. In any event, the Company believes that it has sufficient production capacity throughout its various mill facilities to adequately meet its production requirements.

LEGAL PROCEEDINGS

    The Company is a party to various litigation matters incidental to the conduct of its business. The Company does not believe that the outcome of any of the matters in which it is currently involved will have a material adverse effect on the financial condition or results of operations of the Company.

ENVIRONMENTAL REGULATION AND COMPLIANCE

    Like similar companies, the Company's operations and properties are subject to a wide variety of federal, state and local laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes, the remediation of contaminated soil and groundwater, and the health and safety of employees, (collectively, "Environmental Laws"). As such, the nature of the Company's operations exposes it to the risk of claims with respect to environmental protection and health and safety matters and there can be no assurance that material costs or liabilities will not be incurred in connection with such claims.

    The Company and its predecessors have made substantial investments in pollution control facilities to comply with existing Environmental Laws. The Company made expenditures for environmental purposes of $3.5 million, $2.2 million, and $2.0 million in 1995, 1994 and 1993, respectively. While the Company believes that it has made sufficient capital expenditures to maintain compliance with existing Environmental Laws, any failure by the Company to comply with present and future Environmental Laws could subject it to future liability or require the suspension of operations. In addition, such Environmental Laws could restrict the Company's ability to expand its facilities or could require the Company to acquire costly equipment or to incur significant expenses to comply with environmental regulations.

    The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") and similar state laws provide for responses to, and liability for, releases of certain hazardous substances from a facility into the environment. These obligations are imposed on the current owner or operator of a facility from which there has been a release, the owner or operator of a facility at the time of the disposal of hazardous substances at the facility, on any person who arranged for the treatment or disposal of hazardous substances at the facility, and any person who accepted hazardous substances for transport to a facility selected by such person. Liability under CERCLA can be strict, joint and several. Pursuant to the Environmental Laws, there are currently pending investigations at certain of the Company's plants relating to the release of hazardous substances, materials and/or wastes. In addition, various predecessors of the Company have been named as potentially responsible parties ("PRPs") by the United States Environmental Protection Agency ("EPA") for costs incurred and to be incurred in responding to the investigation and clean-up of various third-party sites. The Company has not received any notification or inquiry from EPA or any other agency concerning these sites. Management believes that the Company will have no liability in connection with the clean-up of these sites. However, no assurance can be given that such predecessors will perform their responsibilities in connection with such sites and, in the event of such nonperformance, the Company may incur material liabilities in connection with such sites, and no assurance can be given that the Company will not receive PRP notices in connection with these or other sites in the future.

    In connection with the CPG Acquisition, the former owners of CPG have agreed to indemnify (subject to certain limitations) the Company for certain identified and potential environmental liabilities arising from the historical use of the property acquired pursuant to the CPG Merger Agreement or from CPG's conduct prior to the CPG Acquisition. Management believes that the amount of the escrow established as security for these and other indemnity obligations of the former CPG owners under the CPG Merger Agreement will be sufficient to cover environmental liabilities expected to be incurred in connection with the CPG Acquisition. However, no assurance can be given that the limited indemnity provided by the former owners of CPG will be sufficient to cover all material environmental liabilities associated with the CPG Acquisition.

    Based upon its experience to date, the management of the Company believes that the future cost of compliance with existing Environmental Laws, and liability for known environmental claims pursuant to such laws, will not have a material adverse effect on the Company's financial condition and results of operation. However, future events, such as new information, changes in existing Environmental Laws or their interpretation, and more vigorous enforcement policies of regulatory authorities, may give rise to additional expenditures or liabilities that could be material to the Company's financial condition and results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    SPI's Directors and Executive Officers are:

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
K. Peter Norrie......................................          57   Chairman of the Board of Directors
Alex Kwader..........................................          54   President, Chief Executive Officer and Director
Brian C. Kerester....................................          37   Director
George E. McCown.....................................          61   Director
Glenn S. McKenzie....................................          44   Director
Jon H. Miller........................................          58   Director
Wayne T. Stephens....................................          46   Director
Fred P. Thompson, Jr. ...............................          68   Director
John D. Weil.........................................          49   Director
Bruce P. Moore.......................................          48   Vice President and Chief Financial Officer
Stephen A. Steidle...................................          51   Vice President and General Sales Manager

    K. PETER NORRIE, age 57, has served as Chairman of the Board of Directors of SPI since June 1989 and as Chief Executive Officer from SPI's inception in June 1989 to November 1990. He is also a member of the Compensation Committee of the Board of Directors. From 1976 until June 1989, Mr. Norrie was Senior Vice President and General Manager of Boise Cascade Corporation's Paper Group. From 1964 to 1976, he was employed by Boise Cascade Corporation ("BCC") in various management positions, including Vice President and General Sales Manager of the White Paper Division of the Paper Group. Mr. Norrie received a B.S. in Civil Engineering from Gonzaga University and an M.B.A. from Harvard University. Mr. Norrie serves as a director of Tree-Free Fiber Company, LLC, a private pulp and paper concern and also serves as a member of the Advisory Board of Compensation Resource Group, Inc. a management compensation advisory concern.

    ALEX KWADER, age 54, has been the President and Chief Executive Officer of SPI since August 1991 and a Director since November 1991. Since 1970, Mr. Kwader has been employed by SPI and BCC in various management positions. He served as Senior Vice President of SPI from March 1990 to August 1991 and as Vice President from SPI's inception in June 1989 until March 1990. Mr. Kwader was also General Manager of the Pressboard Division from June 1989 until August 1991, serving in the same capacity for the BCC Pressboard Division from 1986 until June 1989. From 1980 to 1985, he served as General Manager of the BCC Latex Fiber Products Division. Mr. Kwader holds a B.S. in Mechanical Engineering from the University of Massachusetts and a M.S. from Carnegie Mellon University and attended the Harvard Business School Executive Program.

    BRIAN C. KERESTER, age 37, has been a director of SPI since May 1996. Mr. Kerester joined McCown De Leeuw & Co. in 1988 and currently serves as an operating affiliate. He previously held positions with the Venture Capital Group of First Boston Corporation and the World Corporate Department of Bankers Trust Company. He received a B.S. in Economics from the University of Pennsylvania and an M.B.A. from Columbia University. Mr. Kerester currently serves as a director of three McCown De Leeuw & Co. portfolio companies: Century Fasteners, Inc., Thrifty Foods, Inc., and Victoria Mortgage Corp.

    GEORGE E. MCCOWN, age 61, has been a director of SPI since its inception in June 1989. He is also a member of the Compensation Committee of the Board of Directors. Mr. McCown was co-founder and has been a Managing Partner of MDC Management Company, the general partner of McCown De Leeuw & Co., since 1984. Mr. McCown received a B.S. in Mechanical Engineering from Stanford University and an M.B.A. from Harvard University. He currently serves as a director of three publicly held companies: BMC West Corporation, a building materials retailer, Nimbus CD International, Inc., a CD audio and CD ROM manufacturer, and Vans, Inc., a casual shoe manufacturer. Mr. McCown also serves as a director of several other McCown De Leeuw & Co. portfolio companies.

    GLENN S. MCKENZIE, age 44, has been a director of SPI since January 1994. Since October 1991, Mr. McKenzie has been President of Alpha Investments, Inc., a management consulting firm. Alpha Investments provides consulting services to McCown De Leeuw & Co., with which Messrs. McCown, Kerester, and Weil are affiliated. He holds a B.A. in Economics and an M.B.A. from the University of North Carolina. Mr. McKenzie currently serves as a director of Nimbus CD International, Inc and DEC International, Inc.

    JON H. MILLER, age 58, has been a director of SPI since its inception in June 1989. He is also a member of the Compensation Committee of the Board of Directors. Mr. Miller was President and Chief Operating Officer of BCC from 1978 until his retirement in 1990. In addition to serving on the Board of SPI, he is a director of Idaho Power Company. Mr. Miller received a B.A. in Economics and an M.B.A. from Stanford University.

    WAYNE T. STEPHENS, age 46, has been a director of SPI since February 1991 and served as acting President of SPI from January 1991 to August 1991. He is also a member of the Audit Committee of the Board of Directors. From April 1989 to November 1992, Mr. Stephens served as a principal with the Finley Group, a management consulting firm. Since November 1992, he has been the President and Chief Executive Officer of The Barcalounger Company, a North Carolina furniture manufacturer. From January 1972 to April 1989, he was a partner at Deloitte & Touche, a public accounting firm. Mr. Stephens holds a B.S. in Business from the University of South Carolina.

    FRED P. THOMPSON, JR., age 68, has been a director of SPI since April 1994. He also serves as a member of the Audit Committee of the Board of Directors. Mr. Thompson is currently and has served as President and Chief Executive Officer of Peregrine Industries, Inc., a cabinet manufacturer, and Executive Management, Inc., a management services firm, since 1972 and 1985, respectively. He is also currently and has been Chairman and Chief Executive Officer of Nelson-Ball Paper Products, Inc., a paper products manufacturer, and Powder River, Inc., a fence manufacturer, since 1984 and 1990, respectively. Mr. Thompson received a B.S. from the University of Oregon and attended the Harvard Business School Advanced Management Program.

    JOHN D. WEIL, age 49, has been a director of SPI since May 1996. Mr. Weil has over 25 years of experience in national manufacturing and service organizations. From 1982 to 1994, he served as President and Chief Executive Officer and as a director of American Envelope Company. In 1995, Mr. Weil joined the venture banking firm of McCown De Leeuw & Co. as an operating affiliate to assist in portfolio management. He currently serves as Chairman of the Board of Directors of DEC International, Inc., a manufacturer of custom paper products and a McCown De Leeuw & Co. portfolio company, and as a director of Tiara Motorcoach Corporation and International Data Response Corporation, both McCown De Leeuw & Co. portfolio companies, and Sage Enterprises, Inc., a food service distributor. Mr. Weil received a B.S. in Economics from the University of Illinois and an M.B.A. from Northwestern University.

    BRUCE P. MOORE, age 48, has served as Vice President of SPI since its inception in June 1989 and as Chief Financial Officer since December 1990. From 1980 to 1989, Mr. Moore was employed by BCC in various management positions, including Controller and General Manager of the Latex Fiber Products Division. Mr. Moore holds a B.A. in Business Administration from Siena College and attended the Stanford University Executive Program.

    STEPHEN A. STEIDLE, age 51, has served as Vice President and General Sales Manager for the office products and book cover markets since February 1994. He has held sales management positions with SPI and BCC for more than 10 years and has a total of 25 years of service with SPI and BCC. Mr. Steidle began his career as Safety Director of the Personnel Department at BCC's St. Helens mill in Oregon. Mr. Steidle received a B.A. in Psychology from the University of Maine and an M.B.A. from the University of Maine.

                            ------------------------

    There are no family relationships among any of the directors or executive officers of SPI.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION OF DIRECTORS

    SPI has a policy of paying the Chairman of the Board of Directors and directors who are not full-time employees of SPI a quarterly fee of $2,500 for services to the Board, together with a fee of $1,500 for each meeting of the Board of Directors they attend. In the event a director attends a Board meeting telephonically, such director receives a fee of $750 rather than $1,500. In addition, directors are paid a fee of $1,500 for each committee meeting of the Board of Directors they attend ($750 if the committee meeting is held in conjunction with a Board meeting). In 1995, Mr. Norrie received an aggregate of $68,448 in fees for his services as Chairman of the Board and for health benefits as an employee of the Company. In the fiscal year ended December 31, 1995, the total compensation paid to non-employee directors (excluding the $68,488 in fees paid to Mr. Norrie) was $78,500. All of the non-employee directors are reimbursed for their travel expenses for each Board and committee meeting attended.

    Directors of SPI who are not full-time employees of SPI ("Non-Employee Directors") are also eligible to receive stock options under the 1994 Directors Stock Option Plan (the "Directors Plan"). Pursuant to the Directors Plan, automatic stock option grants were made to seven directors of the Company on May 16, 1994. The options granted were for 5,000 shares of common stock for each Non-Employee Director at the then current market value of $8.50 per share. Each person who is, after May 16, 1994, elected for the first time to be a Non-Employee Director shall, upon the date of their initial election, be granted options to purchase 5,000 shares of common stock. Twenty percent (20%) of the options vest immediately and 20% vest on each one-year anniversary of the grant date thereafter, provided that the person is still serving as a director of SPI. No options were granted in 1995. On May 9, 1996, the Directors Plan was amended. Pursuant to such amendment, each Non-Employee Director was granted additional options (the "New Options") to purchase 10,000 shares of common stock at the then fair market price of $14.12. Fifty percent (50%) of the New Options vest and become exercisable when the fair market value of the common stock reaches a closing price of at least $18.00 per share for 20 consecutive trading days or is valued in a merger at such price. Twenty-five percent (25%) of the New Options vest and become exercisable when the fair market value of the common stock reaches a closing price of at least at $22.00 per share for 20 consecutive trading days or is valued in a merger at such price. The remaining 25% of the New Options vest and become exercisable when the fair market value of the common stock reaches a closing price of at least $26.00 per share for 20 consecutive trading days or is valued in a merger at such price. In the event that a holder of a New Option ceases to be a director, the New Options shall expire one year after the date of termination of service, except in the case of death, where New Options shall expire 18 months after the date of death. All options granted under the Directors Plan are exercisable for a period of 10 years from the grant date. As of September 30, 1996, no options under the Directors Plan had been exercised.

SUMMARY OF COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows for the fiscal years ended December 31, 1993, 1994, and 1995, compensation awarded or paid to, or earned by SPI's Chief Executive Officer and its other executive officers who earned over $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                         ANNUAL         COMPENSATION
                                                                    COMPENSATION(1)        AWARDS
                                                                  --------------------  -------------    ALL OTHER
                                                                   SALARY      BONUS       OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION                              YEAR        ($)        ($)           #           ($)(3)
-----------------------------------------------------  ---------  ---------  ---------  -------------  -------------
Alex Kwader,.........................................       1995    270,008    149,314        12,000(2)       9,603
  President and Chief Executive Officer                     1994    243,756    126,454         9,500(2)       7,934
                                                            1993    216,251     37,249             0        10,466
Bruce P. Moore,......................................       1995    135,012     74,660         6,000(2)       7,498
  Vice President and Chief Financial Officer                1994    119,679     63,227         4,500(2)       6,117
                                                            1993    102,009     17,168             0         6,148
Stephen A. Steidle,(4)...............................       1995    107,132     59,605         3,500(2)       6,984
  Vice President and General Sales Manager                  1994    100,737     51,270         3,000(2)       5,142

------------------------

(1) Includes amounts earned but deferred at the election of the executive officer. As permitted by rules promulgated by the Commission, no amounts are shown with respect to certain "perquisites" where such amounts do not exceed the larger of 10% of the sum of the amount in the salary and bonus columns, or $50,000.

(2) The awards consist of stock options granted under the 1994 Stock Option Plan. The options vest in installments of 20% upon the one-year anniversary of the grant date and 1.66% at the end of each month thereafter, unless accelerated by the Compensation Committee of the Board of Directors.

(3) Consists of SPI's matching and discretionary payments under its Savings and Supplemental Retirement Plan ("401(k) Plan"). The matching payments under its 401(k) Plan to Messrs. Kwader, Moore, and Steidle in 1995 were $4,500 each. Discretionary SPI payments under the 401(k) Plan to Messrs. Kwader, Moore and Steidle in 1995 were $5,103, $2,998, and $2,484, respectively.

(4) In February 1994, Mr. Steidle was elected as Vice President and General Sales Manager. His annual salary and bonus in 1994 is reported in the table.

BONUS PLAN, STOCK OPTION PLAN AND OTHER BENEFIT PLANS AND ARRANGEMENTS

    BONUS COMPENSATION. To provide incentive to the executive officers to achieve certain performance goals, the Committee administers a bonus program. In 1994, the Compensation Committee of the Board of Directors (the "Committee") adopted the Executive Bonus Plan, which provides for bonus payments of a percentage of base salary based upon achievement by SPI of certain levels of earnings per share. The Executive Bonus Plan utilizes a sliding scale so that the percentage of base salary paid as bonus compensation increases as the earnings per share of SPI increase. The Executive Bonus Plan is designed to directly align the interests of the executive officers and the stockholders. Although the Executive Bonus Plan is subject to annual review by the Committee, the Committee expects it to remain in place for a five-year term.

    STOCK OPTIONS. The Committee uses stock option grants to executive officers and other key employees to provide such individuals with incentives to remain in the employ of SPI and to work to maximize the value of SPI's stock. Stock option grants are viewed by the Committee as long-term compensation intended to directly align the executive's interest with the interests of the stockholders. Since stock options are also used by other competitors, the Committee believes that the granting of stock options is necessary to make the Company's compensation package competitive. The Committee grants options with vesting over a five (5) year period to encourage executives to remain in the employ of the Company.

    In February 1994, the Board of Directors adopted the 1994 Stock Option Plan (the "1994 Plan"), which was approved at the annual meeting of the stockholders. Under the 1994 Plan, an aggregate of 200,000 shares is reserved for issuance to key employees and executive officers of SPI. The amount of shares reserved under the 1994 Plan (together with shares granted under the 1992 Plan) was established based on a review by the Committee of industry averages with respect to the percentage of outstanding shares reserved for stock option plans for executive officers and other persons.

    On August 17, 1995, the Committee granted options to purchase an aggregate of 44,100 shares to executive officers and key managers. The options vest in installments of 20% after the first year and 1.66% monthly thereafter. The Committee's decision to grant options for 44,100 shares was based on a review of levels of executive stock ownership in the paper industry and in consideration of the need to minimize dilution of the stockholder's interest. The vesting schedule was intended to provide individuals with incentive to remain in the employ of SPI. The Committee's distribution of the options was based on the relative level of responsibility and salary of the executive officer or key manager, as well as such individual's previous stock ownership in SPI. SPI expects to periodically grant options to purchase the remaining shares reserved under the 1994 Plan, based on its evaluation of the factors discussed above.

    OTHER BENEFIT PROGRAMS. The executive officers also participate in other employee benefit programs including health insurance, group life insurance, and a savings and supplemental retirement plan (the "401(k) Plan") on the same basis as other employees of SPI.

STOCK OPTION GRANTS IN THE LAST FISCAL YEAR

    During 1995, the Board of Directors granted incentive stock options under the 1994 Plan. SPI has reserved 200,000 shares of its Common Stock for issuance upon exercise of options granted to selected executive officers and key employees of the company under the 1994 Plan. As of September 30, 1996, options to purchase 120,850 shares had been issued, and a balance of 79,150 shares remained to be granted under the 1994 Plan. The 1994 Plan is administered by the Committee. The Committee has the authority to determine to whom options shall be granted, the number of shares subject to each option, whether the options will be incentive or nonstatutory, when the options may be exercised, and the exercise price. The 1994 Plan expires on February 27, 2004. The following table contains information concerning the stock options granted to the Named Executive Officers under the 1994 Plan during the last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                  INDIVIDUAL                                 VALUE AT ASSUMED
                                                                    GRANTS                                   ANNUAL RATES OF
                                                                  % OF TOTAL                                   STOCK PRICE
                                                   NUMBER OF        OPTIONS                                  APPRECIATION FOR
                                                  SECURITIES      GRANTED TO                                 OPTION TERM (4)
                                                  UNDERLYING     EMPLOYEES IN    EXERCISE                 ----------------------
                                                OPTIONS GRANTED     FISCAL         PRICE     EXPIRATION   POTENTIAL  REALIZABLE
                                                    (#)(1)          YEAR(2)      ($/SH)(3)      DATE       5% ($)      10% ($)
                                                ---------------  -------------  -----------  -----------  ---------  -----------
Alex Kwader...................................        12,000           27.21         11.75      8/17/05     229,680     365,760

Bruce P. Moore................................         6,000           13.60         11.75      8/17/05     114,840     182,880

Stephen A. Steidle............................         3,500            7.90         11.75      8/17/05      66,990     106,680

------------------------

(1) Options vest in installments of 20% upon the one-year anniversary of the grant date and 1.66% at the end of each month thereafter, unless accelerated by the Committee. In the event of a merger or change of control, as defined in the 1994 Plan, if the surviving company shall refuse to assume the options or substitute similar options for those outstanding options under the 1994 Plan, the options shall become immediately exercisable and shall terminate if not exercised prior to such event. Options expire 90 days after an optionee's employment with SPI is terminated for any reason, unless the termination is by reason of the optionee's death, disability, or retirement. The options expire 10 years from the grant date. As of December 31, 1995, none of the options granted to the Named Executive Officers in the last fiscal year had vested.

(2) Of the SPI's employees, 14 were granted incentive options under the 1994 Plan. During the 1995 fiscal year, a total of 44,100 shares were granted to executive officers and key employees.

(3) Represents the closing market price of the SPI's Common Stock on the day immediately preceding the grant date.

(4) The potential realizable value is based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increased over the option term, which will benefit all stockholders. For example, a stockholder who purchased one share of stock on December 31, 1995, at $11.75, and held the stock for 10 years and sold it on December 31, 2005, while the stock appreciated at 5% and 10% would have profits of $7.39 and $18.73, respectively, on his $11.75 investment.

AGGREGATED STOCK OPTIONS

    The following table shows, as of December 31, 1995, information regarding unexercised stock options held by the Named Executive Officers. No stock options were exercised by the Named Executive Officers during the year.

     AGGREGATE OPTIONS IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                             OPTIONS AT DECEMBER 31,       IN-THE-MONEY OPTIONS
                                                                     1995(1)             DECEMBER 31, 1995(1)(2)
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  -----------  -------------
Alex Kwader...............................................      47,704        30,061     $ 311,990    $   106,306

Bruce P. Moore............................................      23,871        14,852       166,675         52,664

Stephen Steidle...........................................      16,918         9,669       118,751         36,801

------------------------

(1) The table includes options granted under the 1992 Amended and Restated Stock Option Plan and the 1994 Stock Option Plan as of December 31, 1995, and valued at the closing market price of the stock on December 29, 1995.

(2) Value in this table is the aggregate amount by which the market price per share of $12.25 at December 29, 1995, exceeded the following exercise prices of $5.00, $9.50, and $11.75.

SEVERANCE AGREEMENTS

    The Board has approved severance agreements with certain executive officers, pursuant to which such persons will receive their base salary for a specified period in the event of termination by the Company without cause. Pursuant to such arrangements and based on current annual salaries, Messrs. Kwader and Moore would be entitled to severance payments of approximately $201,923 and $86,538, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As noted above, the Committee consists of Messrs. Miller, Norrie and McCown. Mr. Norrie served as Chief Executive Officer of SPI from June 1989 to November 1990. Mr. Norrie, in his role as Chairman of the Board of Directors, is compensated as an employee of the Company. In 1995, Mr. Norrie received an aggregate of $68,448 for his services as Chairman of the Board and for health benefits as an employee of SPI. Mr. McCown is a general partner of MDC Management Company. MDC Management Company, the general partner of McCown De Leeuw & Co., provides management, consulting, and financial services to SPI for an annual fee. Services rendered by MDC Management Company, include, but are not necessarily limited to, advice and assistance concerning the operation, planning, and financing of SPI, including assistance in identifying and implementing acquisitions. The management fee is paid pursuant to an agreement. Such fee was $250,000 in 1995. Under the terms of the agreement, the principals of MDC Management Company (including Mr. McCown) are not obligated to devote more than 25% of their time in any given month to the affairs of SPI.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of SPI's Common Stock as of December 1, 1996, by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table employed by SPI in that capacity on September 30, 1996; (iii) all executive officers and directors of SPI as a group; and (iv) all those known by SPI to be beneficial owners of more than 5% of its Common Stock.

                                                                                          BENEFICIAL OWNERSHIP(1)
                                                                                         --------------------------
                                                                                          NUMBER OF    PERCENT OF
BENEFICIAL OWNER                                                                           SHARES       TOTAL(2)
---------------------------------------------------------------------------------------  -----------  -------------
McCown De Leeuw & Co.(3)...............................................................     704,670          17.5%
  3000 Sand Hill Road, Bldg. 3, Ste. 290
  Menlo Park, CA 94025
Kirkpatrick, Pettis, Smith, Polian, Inc................................................     636,225          15.8
  10250 Regency Circle
  Omaha, NE 68114
Heartland Advisors, Inc................................................................     411,800          10.2
  790 North Milwaukee Street
  Milwaukee, WI 53202
Dalton, Greiner, Hartman Maher & Co....................................................     304,100           7.5
  630 Fifth Avenue, Ste. 3425
  New York, NY 10111
Alex Kwader, President, CEO and Director(4)............................................      68,761           1.7
K. Peter Norrie, Chairman of the Board of Directors(4).................................      24,358         *
George E. McCown, Director(3)(4).......................................................     704,670          17.5
Brian C. Kerester, Director(4)(5)......................................................       8,960         *
Glenn S. McKenzie, Director(4).........................................................      11,000         *
Jon H. Miller, Director(4).............................................................       8,000         *
Wayne T. Stephens, Director(4).........................................................      11,000         *
Fred P. Thompson, Jr., Director(4).....................................................       8,500         *
John D. Weil, Director(4)..............................................................       7,000         *
Bruce P. Moore, Vice President and CFO(4)..............................................      60,800           1.5
Stephen A. Steidle, Vice President and General Sales Manager(4)........................      30,787         *
All executive officers and directors as a group (11 persons)(6)........................     943,566          23.4

------------------------

*   Represents holdings of less than 1%.

(1) This table is based upon information supplied by executive officers, directors, and principal stockholders and Schedules 13D and 13G, if any, filed with the Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Applicable percentages of ownership are based on 4,039,092 outstanding shares of the Company's Common Stock on December 1, 1996, as adjusted as required by rules promulgated by the Commission.

(3) Includes 605,304 shares held by McCown De Leeuw & Co. and 91,366 shares held by MDC/JAFCO Ventures, an investment partnership affiliated with McCown De Leeuw & Co. Also includes 8,000 shares which Mr. McCown has the right to acquire within 60 days after the date of this table pursuant to the exercise of outstanding options. Mr. McCown, a director of SPI, may be deemed to own beneficially all of the shares held by McCown De Leeuw & Co. and MDC/JAFCO Ventures because of his position as General Partner of MDC Management Company, the general partner of McCown De Leeuw & Co. and MDC/JAFCO Ventures. Mr. McCown has no direct ownership of any Common Stock of SPI and disclaims beneficial ownership as to all of such shares, except to the extent of his proportional partnership interests and those option shares granted to him under the 1994 Director Stock Option Plan for his services on the Board of Directors.

(4) Assumes the vesting of 5,000 options granted to each non-employee director on May 9, 1996, pursuant to the Directors Plan and includes shares which certain executive officers and directors of SPI have the rights to acquire within 60 days after the date of this table pursuant to the exercise of outstanding options as follows: Alex Kwader, 64,615; Bruce P. Moore, 32,183; Stephen Steidle, 22,645; Brian C. Kerester, 6,000; George E. McCown, 8,000;
    K. Peter Norrie, 8,000; Glenn S. McKenzie, 8,000; Jon E. Miller, 8,000; Wayne T. Stephens, 8,000; Fred P. Thompson, Jr., 8,000; John D. Weil, 6,000; and all executives and directors as a group, 179,443.

(5) Mr. Kerester holds sole investment and voting power over 1,000 shares and shares investment and voting power over 1,960 shares.

(6)   Includes shares described in notes 3 and 4.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ACQUISITION ARRANGEMENTS

    In connection with the CPG Acquisition, certain members of CPG's management received payments for equity interests in CPG. Such payments were in the aggregate approximately $21 million, less an allocable portion of the outstanding indebtedness of CPG at closing, plus or minus an amount equal to certain post-closing adjustments. A portion of such payments were placed into an escrow account. See "The Acquisitions."

    In connection with the Arcon Acquisition, certain members of Arcon's management received payments for their respective equity interests in Arcon. Such payments were in the aggregate approximately $2.5 million, less an allocable portion of the outstanding indebtedness of Arcon at closing. A portion of such payments was placed into an escrow account. See "The Acquisitions."

ADVISORY SERVICES

    SPI paid a fee of $250,000, $250,000 and $264,000 for the years ended December 31, 1995, 1994 and 1993, respectively, to an affiliate, MDC Management Company ("MDC") for certain consulting, financial and managerial services. The payment of fees related to these services was approved by the members of the Board of Directors of SPI who do not have a direct financial interest in MDC. SPI believes that the fees received for the professional services rendered are at least as favorable to SPI as those which could be negotiated with a third party. In addition to the annual fee paid to MDC, SPI will pay a fee to MDC or certain of its affiliates in connection with advisory services rendered and expenses incurred by MDC and certain of its affiliates in connection with the Transactions.

CERTAIN CUSTOMERS

    Four of the Company's customers are owned by persons who are stockholders of CPG and, in one case, a director of CPG. Net sales to these customers aggregated $0.9 million, $5.0 million and $4.9 million in 1993, 1994 and 1995, respectively. Accounts receivable from these customers aggregated $0.7 million at December 31, 1994 and $0.6 million at December 31, 1995.

CERTAIN OTHER MATTERS

    SPI has engaged Compensation Resource Group, Inc. ("CRG"), a management compensation advisory concern to review SPI's compensation practices. Mr. Peter Norrie, the Chairman of the Board of Directors of SPI, serves as a member of the Advisory Board of CRG. To date, Mr. Norrie has received no compensation as a result of this relationship, however, it is anticipated that Mr. Norrie will receive an as of yet undetermined referral fee from CRG in accordance with CRG's standard practice of paying such fees to Advisory Board members who successfully refer clients to CRG.

                     DESCRIPTION OF FINANCING ARRANGEMENTS

THE CREDIT FACILITY

    SPI has entered into an amended and restated Financing Agreement dated June 30, 1994 (the "Credit Facility") with The CIT Group/Business Credit Corp. (the "Lender"). Pursuant to the terms of the Credit Facility, the Lender agreed to provide SPI with revolving credit loans, subject to the terms and conditions of the Credit Facility.

    The Credit Facility enables SPI to obtain revolving credit loans from time to time for general corporate purposes in an aggregate amount not to exceed the lesser of (x) $15.0 million or (y) the sum of (a) 85% of eligible accounts receivable of SPI plus (b) the lesser of (i) 50% of eligible inventory of SPI, and

(ii) $10.0 million. The revolving credit loans bear interest at a rate based on the Lender's prime rate or LIBOR. As of September 30, 1996, there were no amounts outstanding under the revolving credit facility. During the term of the Credit Facility, SPI has agreed to pay the Lender an annual fee based upon the amount of the average unused revolving loan commitments and an annual collateral management fee.

    The Lender may terminate the Credit Facility upon the seventh or any subsequent anniversary date by giving SPI at least 60 days prior notice of termination or sooner upon an Event of Default (as defined therein), and all outstanding loans will be payable on such termination date.

    The Credit Facility ranks PARI PASSU with the Notes and is secured by liens on substantially all of the Company's accounts receivable, inventory, equipment, general intangibles, contract rights, documents, licenses and real estate and the proceeds thereof (collectively, the "Collateral"). The Credit Facility contains various restrictive covenants and events of default (including, but not limited to, an event of default under the Sale/Leaseback Agreement) customary for a transaction of its type. See "-- Sale/ Leaseback Transaction."

    SPI is in the final stages of negotiating a second amended and restated Credit Facility (the "Amended Credit Facility") with the Lender.

    The Amended Credit Facility will provide for a revolving credit facility which will enable SPI to obtain revolving credit loans from time to time for general corporate purposes in an aggregate amount not to exceed the lesser of
(x) $20.0 million or (y) an amount equal to the sum of (a) 85% of eligible accounts receivable plus (b) 50% of the aggregate value of eligible inventory. The Amended Credit Facility will contain provisions relating to interest and fees similar to those found in the Credit Facility.

    The Lender will be able to terminate the Amended Credit Facility in April of the year 2000 or any anniversary of the closing date subsequent to April of the year 2000 by giving SPI at least 60 days notice of termination or sooner upon the occurrence of an Event of Default (as defined).

    The Amended Credit Facility will rank PARI PASSU with the Notes and will be secured by liens on substantially all of the Company's accounts receivable, inventory, instruments, documents, general intangibles, contract rights and chattel paper and certain of SPI's equipment and real estate. In addition, SPI's obligations under the Amended Credit Facility will be guaranteed by SPI's domestic subsidiaries. The guarantees will be secured by a lien on substantially all of the domestic subsidiaries' accounts receivable, inventory, instruments, documents, general intangibles, contract rights and chattel paper.

    The Amended Credit Facility will contain various restrictive covenants and events of default customary for a transaction of its type.

SALE/LEASEBACK TRANSACTION

    On April 29, 1994, SPI sold to and leased from The CIT Group/Equipment Financing, Inc. ("Lessor") substantially all of the equipment at its Brattleboro mill. Pursuant to the Sale/Leaseback Agreement, SPI is obligated to make quarterly rental payments equal to approximately $1.2 million through April, 1999 and approximately $1.0 million thereafter through April, 2004. The Sale/Leaseback Agreement contains various restrictive covenants and events of default (including, but not limited to, an event of default under the Credit Facility) customary for transactions of this type.

                            DESCRIPTION OF THE NOTES

    The New Notes will be issued, and the Old Notes were issued under an Indenture dated as of October 15, 1996 (the "Indenture") among the Company, the Guarantors and Wilmington Trust Company, as trustee (the "Trustee"). For purposes of the following summary, the Old Notes and the New Notes shall be collectively referred to as the "Notes." The terms and conditions of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. The following statements are summaries of the provisions of the Notes and the Indenture and do not purport to be complete. Such summaries make use of certain terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions." A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

    The Notes will be senior obligations of the Company, ranking PARI PASSU in right of payment with all other senior obligations of the Company. Each Guarantee will be a senior obligation of the applicable Guarantor ranking PARI PASSU in right of payment with all senior obligations of such Guarantor.

    The Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as paying agent and registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially will be the Trustee's corporate trust office. The Company may change any paying agent and registrar without notice to holders of the Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered addresses of the Holders. Any Old Notes that remain outstanding after the completion of the Exchange Offer, together with the New Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture. See "The Exchange Offer" and "Old Notes Registration Rights."

PRINCIPAL, MATURITY AND INTEREST

    The Notes are limited in aggregate principal amount to $100,000,000 and will mature on October 15, 2006. Interest on the Notes will accrue at the rate of 9 3/8% per annum and will be payable semiannually in cash on each April 15 and October 15, commencing on April 15, 1997, to the persons who are registered Holders at the close of business on the April 1, and October 1, immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

    The Notes will not be entitled to the benefit of any mandatory sinking fund.

REDEMPTION

    OPTIONAL REDEMPTION. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 15, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 15, of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

YEAR                                                                               PERCENTAGE
---------------------------------------------------------------------------------  -----------
2001.............................................................................      104.688%
2002.............................................................................      103.125%
2003.............................................................................      101.562%
2004 and thereafter..............................................................      100.000%

    OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time, or from time to time, on or prior to October 15, 1999, the Company may, at its option, use the net cash proceeds of one or more Public Equity

Offerings (as defined below) to redeem the Notes at a redemption price equal to 109.375% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED that at least 65% of the principal amount of Notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

    As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

SELECTION AND NOTICE OF REDEMPTION

    In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

GUARANTEES

    Each Guarantor unconditionally guarantees, on a senior basis, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal of and interest on the Notes. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount PRO RATA, based on the net assets of each Guarantor, determined in accordance with GAAP.

    Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "--Certain Covenants--Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock (or all or substantially all of the assets) of a Guarantor is sold by the Company and the sale complies with the provisions set forth in "--Certain Covenants--Limitation on Asset Sales," the Guarantor's Guarantee will be released.

    Separate financial statements of the Guarantors are not included herein because such Guarantors are jointly and severally liable with respect to the Company's obligations pursuant to the Notes, and the aggregate net assets, earnings and equity of the Guarantors and the Company are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis.

CHANGE OF CONTROL

    The Indenture will provide that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

    Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

    If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

    Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

    The Indenture will contain, among others, the following covenants:

    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any Guarantor may incur Indebtedness

(including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.00 to 1.00.

    LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, or (c) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses
(a), (b) and (c) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described under "--Limitation on Incurrence of Additional Indebtedness" or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses
(iii)(x) and (y), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes); plus (z) an amount equal to the consolidated net Investments on the date of Revocation made by the Company or any of the Restricted Subsidiaries in any Subsidiary of the Company that has been designated an Unrestricted Subsidiary after the Issue Date upon its redesignation as a Restricted Subsidiary in accordance with the covenant described under "--Limitation on Designations of Unrestricted Subsidiaries."

    Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend or redemption payment within 60 days after the date of declaration of such dividend if the dividend or redemption payment, as the case may be, would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company or a Guarantor that is subordinate or junior in right of payment to the Notes or such Guarantor's Guarantee, as the case may be, either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; and (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company or options to purchase Common Stock of the Company, stock appreciation rights or any similar equity interest in the Company from directors and employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $750,000 in any calendar year and (5) if no Default or Event of Default shall have occurred and be continuing, the making of other Restricted Payments not to exceed $3.0 million in the aggregate. In determining the aggregate amount of Restricted Payments made

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subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2), (4) and (5) shall be included in such calculation.

    Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

    LIMITATION ON ASSET SALES. The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 80% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Indebtedness ranking at least PARI PASSU with the Notes and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and the Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses
(iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a PRO RATA basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph).

    In the event of the transfer of substantially all (but not all) of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

    Notwithstanding the two immediately preceding paragraphs, the Company and the Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 80% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset

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
Sale is for fair market value; PROVIDED that any consideration not constituting Replacement Assets received by the Company or any of the Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

    Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a PRO RATA basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired (including, but not limited to, such Person's direct and indirect Subsidiaries); (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; or (6) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

    LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Company will not permit any of the Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

    LIMITATION ON LIENS. The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of the Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (b) Liens securing Indebtedness under the Credit Agreement; (c) Liens securing the Notes and the Guarantees; (d) Liens of the Company

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or a Guarantor on assets of any Restricted Subsidiary of the Company; (e) Liens
securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; PROVIDED, HOWEVER, that such Liens (A) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (B) do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (f) Permitted Liens.

    MERGER, CONSOLIDATION AND SALE OF ASSETS. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "--Limitation on Incurrence of Additional Indebtedness"; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

    The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

    Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of the Indenture described under "--Limitation on Asset Sales") will not, and the Company will

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
not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a PRO FORMA basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor need only comply with clause (iv) of the first paragraph of this covenant.

    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1,000,000 shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5,000,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain an opinion stating that such transaction or series of related transactions are fair to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

    (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors; (ii) transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; (iii) Restricted Payments permitted by the Indenture; and (iv) advisory fees to MDC Entities not to exceed $500,000 in any fiscal year.

    ADDITIONAL GUARANTEES. If the Company or any of the Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any domestic Restricted Subsidiary that is not a Guarantor, or if the Company or any of the Restricted Subsidiaries shall organize, acquire or otherwise invest in or hold an investment in another domestic Restricted Subsidiary having total consolidated assets with a book value in excess of $1,000,000, then such transferee or acquired or other Restricted Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

    REPORTS TO HOLDERS. The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents

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and other reports, if any, which the Company is required to file with the
Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a).

    LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES. The Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

        (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

        (b) the Company would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of (i) fair market value of the Capital Stock of such Subsidiary owned by the Company and the Restricted Subsidiaries on such date and (ii) the aggregate amount of other Investments of the Company and the Restricted Subsidiaries in such Subsidiary on such date; and

        (c) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "--Limitation on Incurrence of Additional Indebtedness" at the time of Designation (assuming the effectiveness of such Designation).

    In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under "--Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount. The Indenture will further provide that the Company shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under the covenant described under "--Limitation on Restricted Payments."

    The Indenture will further provide that the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

        (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

        (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture.

    All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

EVENTS OF DEFAULT

    The following events are defined in the Indenture as "Events of Default":

        (i) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

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        (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

       (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the covenant described under "--Certain Covenants--Merger, Consolidation and Sale of Assets," which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

        (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5,000,000 or more at any time;

        (v) one or more judgments in an aggregate amount in excess of $5,000,000 shall have been rendered against the Company or any of the Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

        (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

       (vii) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any of the Guarantors which is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

    If an Event of Default (other than an Event of Default specified in clause
(vi) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default, and the same shall become immediately due and payable. If an Event of Default specified in clause (vi) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

    The Indenture will provide that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

    The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

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    Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

    Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the

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Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

    The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

    From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;
(vii) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or (viii) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

GOVERNING LAW

    The Indenture will provide that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

    The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company or a Guarantor, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; PROVIDED that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

    "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

    "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

    "AFFILIATE TRANSACTION" has the meaning set forth under "--Certain Covenants--Limitation on Transactions with Affiliates."

    "ASSET ACQUISITION" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

    "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of the Restricted Subsidiaries (including any Sale and Leaseback Transaction or any disposition of assets of the Company or CPG or any of their respective Subsidiaries made to obtain

                                       86
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termination of the waiting period related to the Acquisition (whether consummated before or after the consummation of such Acquisition) of CPG by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary; or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or the Restricted Subsidiaries receive aggregate consideration of less than $1,000,000,
(ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "--Certain Covenants--Merger, Consolidation and Sale of Assets," (iii) disposals or replacements of obsolete equipment in the ordinary course of business and (iv) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to the Company or one or more Restricted Subsidiaries.

    "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

    "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

    "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

    "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

    "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not

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otherwise in compliance with the provisions of the Indenture); (iii) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or
(iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

    "CHANGE OF CONTROL OFFER" has the meaning set forth under "--Change of Control."

    "CHANGE OF CONTROL PAYMENT DATE" has the meaning set forth under "--Change of Control."

    "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

    "COMPANY"  means Specialty Paperboard, Inc.

    "CONSOLIDATED EBITDA" means, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of the Company and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges LESS any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

    "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means the ratio of Consolidated EBITDA during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA (including any PRO FORMA expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the

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Company or any of the Restricted Subsidiaries directly or indirectly guarantees
Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or any such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

    "CONSOLIDATED FIXED CHARGES" means, with respect to the Company for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Company for any period, the sum of, without duplication: (i) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom (a) after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income (or loss) of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary, (d) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person, (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) and (g) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any net income of the successor corporation prior to such consolidation, merger or transfer of assets.

    "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person; PROVIDED that the Consolidated Net Worth of any

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Person shall exclude the effect of any non-cash charges relating to the acceleration of stock options or similar securities of such Person or another Person with which such Person is merged or consolidated.

    "CONSOLIDATED NON-CASH CHARGES" means, with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

    "COVENANT DEFEASANCE" has the meaning set forth under "--Legal Defeasance and Covenant Defeasance."

    "CREDIT AGREEMENT" means the Amended and Restated Financing Agreement and Guaranty dated as of June 30, 1994, between the Company, the lenders party thereto in their capacities as lenders thereunder and The CIT Group/Business Credit, Inc., as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (PROVIDED that such increase in borrowings is permitted by the covenant described under "--Certain Covenants-- Limitation on Incurrence of Additional Indebtedness") or adding Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

    "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

    "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

    "DESIGNATION"  has the meaning set forth under "--Certain
Covenants--Limitation on Designations of Unrestricted Subsidiaries."

    "DESIGNATION AMOUNT" has the meaning set forth under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries."

    "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

    "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements

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by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

    "GUARANTOR" means (i) each of the Company's domestic Subsidiaries as of the Issue Date and (ii) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; PROVIDED that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

    "INCUR" has the meaning set forth under "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness."

    "INDEBTEDNESS" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 160 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Company.

    "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

    "INITIAL PURCHASER"  means BT Securities Corporation.

    "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

    "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other

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securities or evidences of Indebtedness issued by, any Person. "Investment"
shall exclude extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

    "ISSUE DATE"  means the date of original issuance of the Notes.

    "LEGAL DEFEASANCE" has the meaning set forth under "--Legal Defeasance and Covenant Defeasance."

    "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

    "MDC ENTITIES" means, collectively, McCown De Leeuw & Co., MDC Management Company and MDC/JAFCO Ventures and any of their respective Affiliates.

    "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of the Restricted Subsidiaries from such Asset Sale net of
(a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PERMITTED INDEBTEDNESS"  means, without duplication, each of the following:

        (i) Indebtedness under the Notes, the Indenture and the Guarantees;

        (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $20.0 million and (y) the sum of (A) 85% of the net book value of the accounts receivable of the Company and the Restricted Subsidiaries and (B) 50% of the net book value of the inventory of the Company and the Restricted Subsidiaries, less any required permanent repayments under all revolving credit facilities (which are accompanied by a corresponding permanent commitment reduction) thereunder;

       (iii) other Indebtedness (including Capitalized Lease Obligations) of the Company and the Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

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
        (iv) Interest Swap Obligations of the Company or a Guarantor covering Indebtedness of the Company or any of the Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

        (v) Indebtedness under Currency Agreements; PROVIDED that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

        (vi) Indebtedness of a Restricted Subsidiary to the Company or to a Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; PROVIDED that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

       (vii) Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien; PROVIDED that (a) any Indebtedness of the Company to any Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

      (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within two business days of incurrence;

        (ix) Indebtedness of the Company or any of the Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

        (x) Refinancing Indebtedness;

        (xi) Indebtedness of the Company or any of the Restricted Subsidiaries incurred to finance the acquisition by SPI of all of the outstanding Capital Stock of Arcon Holdings Corp. not to exceed $33,000,000 at any one time outstanding; PROVIDED that such Indebtedness shall not constitute Permitted Indebtedness after the consummation of the Acquisitions; and

       (xii) additional Indebtedness of the Company and the Guarantors in an aggregate principal amount not to exceed $12,500,000 at any one time outstanding (which Indebtedness may, but need not be, incurred under the Credit Agreement).

    "PERMITTED INVESTMENTS" means (i) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary, (ii) Investments in the Company by any Restricted Subsidiary; PROVIDED that any Indebtedness evidencing such Investment by any Restricted

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Subsidiary other than a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1,500,000 at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or a Restricted Subsidiary's businesses and otherwise in compliance with the Indenture; (vi) Investments in Unrestricted Subsidiaries not to exceed $2,000,000 at any one time outstanding; (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (viii) Investments made by the Company or the Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under "--Certain Covenants--Limitation on Asset Sales"; and (ix) the Acquisitions.

    "PERMITTED LIENS"  means the following types of Liens:

        (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

        (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

       (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

        (iv) judgment Liens not giving rise to an Event of Default;

        (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

        (vi) any interest or title of a lessor under any Capitalized Lease Obligation; PROVIDED that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

       (vii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary acquired after the Issue Date; PROVIDED, HOWEVER, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

      (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

        (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

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
        (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

        (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

       (xii) Liens securing Indebtedness under Currency Agreements; and

      (xiii) Liens securing Acquired Indebtedness incurred in accordance with the covenant described under "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness"; PROVIDED that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (B) such Liens do not extend to or cover any property or assets of the Company or of any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary; and

       (xiv) Liens securing Indebtedness permitted to be outstanding under clause (xi) of the definition of Permitted Indebtedness contained in the Indenture.

    "PERSON" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

    "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

    "PUBLIC EQUITY OFFERING" has the meaning set forth under "--Redemption--Optional Redemption Upon Public Equity Offerings."

    "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

    "REFERENCE DATE"  has the meaning set forth under "--Certain
Covenants--Limitation on Restricted Payments."

    "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

    "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with the covenant described under "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness" (other than pursuant to clause (ii), (iv), (v), (vi), (vii),
(viii), (ix) or (xi) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company or any Restricted Subsidiary in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; PROVIDED that (x) if such Indebtedness being Refinanced is Indebtedness of the Company or a Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and/or a Guarantor and

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
(y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

    "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Guarantors and the Initial Purchaser.

    "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "--Certain Covenants-- Limitation on Designations of Unrestricted Subsidiaries." Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

    "REVOCATION"  has the meaning set forth under "--Certain
Covenants--Limitation on Designations of Unrestricted Subsidiaries."

    "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

    "SIGNIFICANT SUBSIDIARY" shall have the meaning set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

    "SUBSIDIARY", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

    "SURVIVING ENTITY" has the meaning set forth under "--Certain Covenants--Merger, Consolidation and Sale of Assets."

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or another Wholly Owned Restricted Subsidiary.

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                         OLD NOTES REGISTRATION RIGHTS

    Pursuant to the Registration Rights Agreement, SPI and the Guarantors have agreed to file with the Commission the Exchange Offer Registration Statement on an appropriate form under the Securities Act with respect to an offer to exchange the Old Notes for the New Notes. Upon the effectiveness of the Exchange Offer Registration Statement, SPI will offer to the holders of Old Notes who are able to make certain representations the opportunity to exchange their Old Notes for New Notes. If (a) SPI is not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (b) any holder of Old Notes notifies SPI on or prior to the 30th day following the Issue Date that (i) due to a change in applicable law or policy it is not entitled to participate in the Exchange Offer, (ii) due to a change in applicable law or policy it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (iii) it owns Old Notes acquired directly from SPI or an affiliate of SPI, SPI and the Guarantors will file with the Commission the Shelf Registration Statement to cover resales of each Transfer Restricted Note (as defined) by the holder thereof. SPI and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, a "Transfer Restricted Note" means each Old Note until (a) the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New
Note in the Exchange Offer, (b) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (d) the day on which such Old Note is eligible for sale to the public without volume or manner of sale restrictions under Rule 144(k) under the Securities Act or (e) such Old Note ceases to be outstanding.

    Under existing Commission interpretations, the New Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act; provided that in the case of broker-dealers participating in the Exchange Offer, a prospectus meeting the requirements of the Securities Act will be delivered upon resale by such broker-dealer in connection with resales of the New Notes. SPI and the Guarantors have agreed, for a period of 180 days after consummation of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any New Notes acquired in the Exchange Offer. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

    Each holder of Old Notes who wishes to exchange such Old Notes for New Notes in the Exchange Offer will be required to make certain representations, including representations that (a) any New Notes to be received by it will be acquired in the ordinary course of its business, (b) it has no arrangement with any person to participate in the distribution of the New Notes and (c) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of SPI, or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

    If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

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
    The Registration Rights Agreement provides that: (a) unless the Exchange Offer would not be permitted by applicable law or Commission policy, SPI and the Guarantors will file the Exchange Offer Registration Statement with the Commission on or prior to the later of (i) the 60th day after the Issue Date and
(ii) 30 days after the Exchange Offer Filing Date, (b) unless the Exchange Offer would not be permitted by applicable law or Commission policy, SPI and the Guarantors will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to the later of (i) the 150th day after the Issue Date and (ii) 90 days after the Exchange Offer Filing Date, (c) unless the Exchange Offer would not be permitted by applicable law or Commission policy, SPI will commence the Exchange Offer and use its best efforts to issue, on or prior to 20 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (d) if obligated to file the Shelf Registration Statement, SPI and the Guarantors will file the Shelf Registration Statement prior to the later of (i) 60 days after the Issue Date and (ii) 60 days after such filing obligation arises and use their best efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after the filing thereof; PROVIDED that if SPI has not commenced the Exchange Offer within the later of (i) 150 days of the Issue Date and (ii) 90 days after the Exchange Offer Filing Date, SPI and the Guarantors will file the Shelf Registration with the Commission on or prior to the later of (i) the 151st day after the Issue Date and (ii) the 91st day after the Exchange Offer Filing Date. SPI and the Guarantors shall use their best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until the third anniversary of the Issue Date or such shorter period that will terminate when all the Transfer Restricted Notes covered by the Shelf Registration Statement have been sold pursuant thereto.

    If (a) SPI fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing,
(b) any of such registration statements are not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) SPI fails to consummate the Exchange Offer within 20 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter, subject to certain exceptions, ceases to be effective or usable in connection with the Exchange Offer or resales of Transfer Restricted Notes, as the case may be, during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above, a "Registration Default"), then the interest rate on Transfer Restricted Notes will increase ("Additional Interest"), with respect to the first 90-day period immediately following the occurrence of such Registration Default by 0.5% PER ANNUM and will increase by an additional 0.5% PER ANNUM with respect to each subsequent 90-day period until such Registration Default has been cured, up to a maximum amount of 1.0% PER ANNUM. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease and the interest rate will revert to the original rate.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following summary of the anticipated material federal income tax consequences of the issuance of New Notes and the Exchange Offer is based upon the provisions of the Internal Revenue Code of 1986, as amended, the final, temporary and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. The following summary is based on an opinion of White & Case, special counsel to SPI, which is not binding on the Internal Revenue Service ("IRS") and there can be no assurance that the IRS will take a similar view with respect to the tax consequences described below. No ruling has been or will be requested by SPI from the IRS on any tax matters relating to the New Notes or the Exchange Offer. This discussion does not purport to address all of the possible federal income tax consequences or any state, local or foreign tax consequences of the acquisition, ownership and disposition of the Old Notes, the New Notes or the Exchange Offer. It is limited to investors who will hold the Old Notes and the New Notes as capital assets and does not address the federal income tax consequences that may be relevant to particular investors in light of their unique circumstances or to certain types of investors (such as dealers in securities, insurance companies, financial institutions, foreign corporations, partnerships, trusts, nonresident individuals, and tax-exempt entities) who may be subject to special treatment under federal income tax laws.

INDEBTEDNESS

    The Old Notes and the New Notes should be treated as indebtedness of SPI. In the unlikely event the Old Notes or the New Notes were treated as equity, the amount treated as a distribution on any such Old Note or New Note would first be taxable to the holder as dividend income to the extent of SPI's current and accumulated earnings and profits, and would next be treated as a return of capital to the extent of the holder's tax basis in the Old Notes or New Notes, with any remaining amount treated as a gain from the sale of an Old Note or a New Note. In addition, in the event of equity treatment, amounts received in retirement of an Old Note or a New Note might in certain circumstances be treated as a dividend, and SPI could not deduct amounts paid as interest on such Old Notes or New Notes. The remainder of this discussion assumes that the Old Notes and the New Notes will constitute indebtedness.

EXCHANGE OFFER

    The exchange of the Old Notes for New Notes pursuant to the Exchange Offer should not be treated as an "exchange" because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder of the Old Notes should be treated as a continuation of the Old Notes in the hands of such holder. As a result, there should be no federal income tax consequences to holders exchanging the Old Notes for the New Notes pursuant to the Exchange Offer, and the holding period of New Notes in the hands of a holder should include the holding period of the Old Notes exchanged into such New Notes.

INTEREST

    A holder of an Old Note or a New Note will be required to report stated interest on the Old Note and the New Note as interest income in accordance with the holder's method of accounting for tax purposes. Because the Old Notes were issued at par there is no original issue discount pursuant to the de minimis exception to the "original issue discount" rules.

TAX BASIS IN OLD NOTES AND NEW NOTES

    A holder's tax basis in an Old Note will generally be the holder's purchase price for the Old Note. If a holder of an Old Note exchanges the Old Note for a New Note pursuant to the Exchange Offer, the tax basis of the New Note immediately after such exchange should equal the holder's tax basis in the Old
Note immediately prior to the exchange.

DISPOSITION OF OLD NOTES OR NEW NOTES

    The sale, exchange, redemption or other disposition of an Old Note or a New Note, except in the case of an exchange pursuant to the Exchange Offer (see the above discussion), generally will be a taxable event. A holder generally will recognize gain or loss equal to the difference between (i) the amount of cash plus the fair market value of any property received upon such sale, exchange, redemption or other taxable disposition of the Old Note or the New Note (except to the extent attributable to accrued interest) and (ii) the holder's adjusted tax basis in such debt instrument. Such gain or loss will be capital gain or loss, and will be long term if the Old Notes or the New Notes have been held for more than one year at the time of the sale or other disposition.

PURCHASERS OF OLD NOTES AT OTHER THAN ORIGINAL ISSUANCE PRICE

    The foregoing does not discuss special rules which may affect the treatment of purchasers that acquired Old Notes other than at par, including those provisions of the Internal Revenue Code relating to the treatment of "market discount," and "amortizable bond premium." Any such purchaser should consult its tax advisor as to the consequences to him of the acquisition, ownership, and disposition of Old Notes.

BACKUP WITHHOLDING

    Unless a holder provides its correct taxpayer identification number (employer identification number or social security number) to SPI and certifies that such number is correct, generally under the federal income tax backup withholding rules, 31% of (1) the interest paid on the Old Notes and the New Notes, and (2) proceeds of sale of the Old Notes and the New Notes, must be withheld and remitted to the United States Treasury. Therefore, each holder should complete and sign the Substitute Form W-9 included so as to provide the information and certification necessary to avoid backup withholding. However, certain holders (including, among others, certain foreign individuals) are not subject to these backup withholding and reporting requirements. For a foreign individual holder to qualify as an exempt foreign recipient, that holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt foreign status. Such statements can be obtained from SPI. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if the Old Notes are held in more than one name), contact SPI's Chief Financial Officer, Brudies Road, Battleboro, Vermont 05302 or telephone number
(802) 257-0365.

    Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

                              PLAN OF DISTRIBUTION

    Based on interpretations by the Commission set forth in no-action letters issued to third parties, SPI believes that New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of SPI within the meaning of Rule 405 under the Securities Act,
(ii) a broker-dealer who acquired Notes directly from SPI or (iii) broker-dealers who acquired Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such New Notes; provided that broker-dealers ("Participating Broker-Dealers") receiving New Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such New Notes. To date, the Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Old Notes to the Initial Purchasers) with the Prospectus, contained in the Exchange Offer Registration Statement. Pursuant to the Registration Rights Agreement, SPI has agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such New Notes. SPI and the Guarantors have agreed that, for a period of 180 days after the Expiration Date, they will make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests such documents in the Letter of Transmittal.

    Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to SPI as set forth in "The Exchange Offer -- Purpose and Effect of the Exchange Offer." In addition, each holder who is a broker-dealer and who receives New Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making activities or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such New Notes.

    SPI will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    SPI has agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                         BOOK-ENTRY; DELIVERY AND FORM

    The New Notes initially will be represented by a single, permanent global certificate in definitive, fully registered form (the "Global Note"). The Global Note will be deposited on the Closing Date with, or on behalf of, DTC and registered in the name of a nominee of DTC.

    THE GLOBAL NOTES. SPI expects that pursuant to procedures established by DTC (a) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interests represented by the Global Notes to the respective accounts of persons who have accounts with DTC and (b) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants (as defined herein)) and the records of Participants (with respect to interests of persons other than Participants). Such accounts initially will be designated by or on behalf of the Initial Purchaser and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("Participants") or persons who hold interests through Participants. Interests in the Global Notes may be held directly through DTC, by Participants, or indirectly through organizations which are Participants.

    So long as DTC, or its nominee, is the registered owner or holder of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in any Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture.

    Payments of the principal of, premium, if any, and interest (including Additional Interest) on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of SPI, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

    SPI expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest (including Additional Interest) in respect of the Global Notes, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. SPI also expects that payments by

Participants to owners of beneficial interests in the Global Notes held through such Participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

    Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Note for any reason, including to sell Notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in a Global Note in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

    DTC has advised SPI that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes in whole for Certificated Notes, which it will distribute to the Participants.

    DTC has advised SPI as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among Participants, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither SPI nor the Trustee will have any responsibility for the performance by DTC or the Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

    CERTIFICATED NOTES. If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by SPI within 90 days, Certificated Notes will be issued in exchange for the Global Notes.

                                    EXPERTS

    The SPI balance sheets as of December 31, 1994 and 1995 and the statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1995 included in this Prospectus have been audited by Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), independent accountants, as stated in their report herein and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

    On March 28, 1996, the Audit Committee of the Board of Directors of SPI (the "Board of Directors") accepted the resignation of Coopers & Lybrand as SPI's independent auditors and approved the appointment of KPMG Peat Marwick ("KPMG") to audit SPI's financial statements for the fiscal year ending December 31, 1996, in place of Coopers & Lybrand. These decisions were authorized by the Board of Directors. The independent auditor's report of Coopers & Lybrand on the consolidated financial statements of SPI for the three years ended December 31, 1995, dated January 26, 1996, included in the Form 10-K filed with the Commission on March 27, 1996, contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles.

    In connection with SPI's audits for the fiscal years ended December 31, 1994 and 1995, and in the subsequent interim period prior to Coopers & Lybrand's resignation on March 28, 1996, there were no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Coopers & Lybrand, would have caused Coopers & Lybrand to make reference to the subject matter of the disagreement in connection with their report.

    The CPG consolidated balance sheet as of December 31, 1994 and 1995, and the consolidated statements of income and retained earnings, and cash flows for the period from November 1, 1993 (commencement of operations) to December 31, 1993 and for the years ended December 31, 1994 and 1995, included in this Prospectus, have been included herein in reliance on the report, which includes an explanatory paragraph regarding a change by CPG in its method of accounting for inventories in 1994, of Coopers & Lybrand, independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The Arcon consolidated balance sheets and the related consolidated statements of income and retained earnings (deficit), equity and cash flow for the year ended October 31, 1995 and the period from April 14, 1994 (inception) through October 31, 1994 included in this Prospectus have been audited by Price Waterhouse LLP, independent public accountants, as indicated in their report thereon. The Arcon Coating Mills, Inc. statements of income and accumulated deficit and cash flows for the period from November 1, 1993 to April 14, 1994 have been audited by Price Waterhouse LLP, independent public accountants, as indicated in their report thereon and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.
    The financial statements of Arcon Coating Mills, Inc. as of October 31, 1993 included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                 LEGAL MATTERS

    The validity of the issuance of securities offered hereby and certain tax matters will be passed upon for SPI and the Guarantors by White & Case, New York, New York.

                         INDEX TO FINANCIAL STATEMENTS

                           SPECIALTY PAPERBOARD, INC.

                                                                                                               PAGE
                                                                                                             ---------
Report of Independent Accountants..........................................................................        F-2
Consolidated Balance Sheets at December 31, 1995 and 1994 and September 30, 1996 (unaudited)...............        F-3
Consolidated Statements of Income for the years ended December 31, 1995, 1994 and 1993 and the nine months
 ended September 30, 1996 and 1995 (unaudited).............................................................        F-4
Consolidated Statement of Stockholders Equity for the years ended December 31, 1995, 1994 and 1993 and the
 nine months ended September 30, 1996 (unaudited)..........................................................        F-5
Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993 and the nine
 months ended September 30, 1996 and 1995 (unaudited)......................................................        F-6
Notes to Financial Statements..............................................................................        F-7

                      CPG INVESTORS INC. AND SUBSIDIARIES

Report of Independent Accountants....................................................       F-19
Financial Statements:
  Consolidated Balance Sheet as of December 31, 1994 and 1995
    and September 30, 1996 (Unaudited)...............................................       F-20
  Consolidated Statement of Income and Retained Earnings for the period November 1,
    1993 (commencement of operations) to December 26, 1993 and for the years ended
    December 31, 1994 and 1995, and for the nine months ended September 30, 1995 and
    1996 (Unaudited).................................................................       F-21
  Consolidated Statement of Cash Flows for the period November 1, 1993 (commencement of operations) to December 26, 1993 and for the years ended December 31, 1994 and
    1995, and for the nine months ended September 30, 1995 and 1996 (Unaudited)......       F-22
  Notes to Consolidated Financial Statements (Information as of September 30, 1996
    and for the nine months ended September 30, 1995 and 1996 is Unaudited)..........       F-23

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

Report of Independent Accountants....................................................       F-34
Consolidated Balance Sheet at October 31, 1995 and 1994 and September 30, 1996
 (unaudited).........................................................................       F-35
Consolidated Statement of Income and Retained Earnings (Deficit) for the year ended
 October 31, 1995, the period from April 14, 1994 (Inception) through October 31,
 1994 and the eleven month periods ended September 30, 1996 and 1995 (unaudited).....       F-36
Consolidated Statement of Cash Flows for the year ended October 31, 1995, the period from April 14, 1994 (Inception) through October 31, 1994 and the eleven month
 periods ended September 30, 1996 and 1995...........................................       F-37
Notes to Consolidated Financial Statements...........................................       F-38

                           ARCON COATING MILLS, INC.

Report of Independent Accountants....................................................       F-45
Statement of Income and Accumulated Deficit for the period from November 1, 1993 to
 April 14, 1994......................................................................       F-46
Statement of Cash Flows for the period from November 1, 1993 to April 14, 1994.......       F-47
Notes to Financial Statements........................................................       F-48

                           ARCON COATING MILLS, INC.

Report of Independent Public Accountants.............................................       F-51
Balance Sheet at October 31, 1993....................................................       F-52
Statement of Operations for the year ended October 31, 1993..........................       F-53
Statement of Stockholder's Equity for the year ended October 31, 1993................       F-54
Statement of Cash Flows for the year ended October 31, 1993..........................       F-55
Notes to Financial Statements........................................................  F-56

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Specialty Paperboard, Inc.:

    We have audited the consolidated balance sheets of Specialty Paperboard, Inc. (the "Company") as of December 31, 1995 and 1994 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Specialty Paperboard, Inc. at December 31, 1995 and 1994 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
January 26, 1996

                           SPECIALTY PAPERBOARD, INC.

                          CONSOLIDATED BALANCE SHEETS

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                             DECEMBER 31,          (UNAUDITED)
                                                                           1995        1994     SEPTEMBER 30, 1996
                                                                         ---------  ----------  ------------------
ASSETS (Note 5)
Current:
  Cash.................................................................  $   1,518  $    1,367      $    3,174
  Accounts receivable (net of allowances of $253 and $258).............      9,406      11,227          11,278
  Cogen receivable.....................................................      1,680          --           1,512
  Inventories (Note 3).................................................     16,856      16,555          16,402
  Other................................................................      2,948       3,181           1,016
  Deferred income taxes................................................        162          --             162
                                                                         ---------  ----------         -------
      Total current assets.............................................     32,570      32,330          33,544
Long term Cogen receivable.............................................      1,832                          --
Property, plant and equipment, net (Note 4)............................     33,551      52,050          36,030
Organizational and financing costs (net of accumulated amortization of
  $2,742 and $2,193) (Note 2)..........................................      2,199       3,033           1,988
Other long term assets.................................................        500          --             487
Deferred income taxes (Note 13)........................................      3,966         404           3,966
                                                                         ---------  ----------         -------
      Total assets.....................................................  $  74,618  $   87,817      $   76,015
                                                                         ---------  ----------         -------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current:
  Accounts payable.....................................................      7,702      10,964           7,155
  Accrued compensation and benefits....................................      2,604       3,273           8,175
  Other accrued liabilities............................................      2,942       1,997              --
  Current portion of long-term debt (Note 5)...........................      1,688       1,800              --
                                                                         ---------  ----------         -------
      Total current liabilities........................................     14,936      18,034          15,330
Long-term debt, less current portion (Note 5)..........................      4,625      21,081           1,845
Deferred gain (Note 6).................................................     14,322      16,040          13,033
                                                                         ---------  ----------         -------
      Total long-term liabilities......................................     18,947      37,121          14,878
Commitments and Contingencies (Note 15)
Stockholders' equity (Notes 7, 8 and 16):
  Preferred stock, par value $.001 per share; 2,000,000 shares
    authorized and none issued (Note 8)................................         --          --              --
  Common stock, par value $.001 per share; 20,000,000 shares
    authorized; and 4,033,432 shares issued and outstanding............          4           4               4
  Additional paid-in capital...........................................     44,713      44,713          44,733
  Unearned compensation................................................       (121)       (241)            (26)
  Accumulated deficit..................................................     (3,861)    (11,814)          1,096
                                                                         ---------  ----------         -------
      Total stockholders' equity.......................................     40,735      32,662          45,807
                                                                         ---------  ----------         -------
        Total liabilities and stockholders' equity.....................  $  74,618  $   87,817      $   76,015
                                                                         ---------  ----------         -------

                  The accompanying notes are an integral part
                   of the consolidated financial statements.

                           SPECIALTY PAPERBOARD, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     YEARS ENDED              NINE MONTHS ENDED
                                                                    DECEMBER 31,                SEPTEMBER 30,
                                                          ---------------------------------  --------------------
                                                             1995        1994       1993       1996       1995
                                                          ----------  ----------  ---------  ---------  ---------
                                                                                                 (UNAUDITED)
Net sales...............................................  $  117,516  $  105,416  $  79,982  $  77,734  $  91,557
Cost of sales...........................................     100,106      88,138     66,360     64,105     78,601
                                                          ----------  ----------  ---------  ---------  ---------
Gross profit............................................      17,410      17,278     13,622     13,629     12,956
General and administrative expenses.....................       8,397       8,584      7,881      6,316      6,189
                                                          ----------  ----------  ---------  ---------  ---------
Income from operations..................................       9,013       8,694      5,741      7,313      6,767
Other (income) expenses, net............................      (1,198)       (658)       374       (991)      (782)
Loss on sale of assets (Note 10)........................       8,302      --         --         --         (6,512)
Cogeneration income (Note 14)...........................      (6,512)     --         (4,404)    --          8,159
Interest expense........................................         892       1,356      3,137        310        811
                                                          ----------  ----------  ---------  ---------  ---------
Income before income taxes and extraordinary items......       7,529       7,996      6,634      7,994      5,091
Income tax (benefit) expense............................        (424)      2,768      1,921      3,037     (1,364)
                                                          ----------  ----------  ---------  ---------  ---------
Income before extraordinary items.......................       7,953       5,228      4,713      4,957      6,455
Extraordinary items:
  Loss on early extinguishment of debt (net of income
    tax benefit of $99 and $1,415) (Note 5).............      --            (149)    (2,103)    --         --
                                                          ----------  ----------  ---------  ---------  ---------
Net income..............................................  $    7,953  $    5,079  $   2,610  $   4,957  $   6,455
                                                          ----------  ----------  ---------  ---------  ---------
Net income applicable to common shares..................  $    7,953  $    5,079  $   2,251  $   4,957  $   6,455
                                                          ----------  ----------  ---------  ---------  ---------
Earnings per common share:
  Income before extraordinary items.....................        1.97        1.30       1.31       1.23       1.60
  Extraordinary items...................................      --           (0.04)     (0.63)    --         --
                                                          ----------  ----------  ---------  ---------  ---------
  Net income............................................  $     1.97  $     1.26  $    0.68  $    1.23  $    1.60
                                                          ----------  ----------  ---------  ---------  ---------
Weighted average number of common shares outstanding....       4,033       4,021      3,323      4,035      4,033

                  The accompanying notes are an integral part
                   of the consolidated financial statements.

                          SPECIALITY PAPERBOARD, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

            AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)
                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                                                                       TOTAL
                                                                        ADDITIONAL                    ACCUMULATED   STOCKHOLDERS'
                                                COMMON        STOCK       PAID-IN       UNEARNED        EARNINGS       EQUITY
                                                SHARES       AMOUNT       CAPITAL     COMPENSATION     (DEFICIT)     (DEFICIT)
                                             ------------  -----------  -----------  ---------------  ------------  ------------
Balance at December 31, 1992...............       213,696   $       1    $     860      $    (482)     $  (19,144)   $  (18,765)
Issuance of common stock...................     2,500,000           2       28,438                                       28,440
Conversion of Class A, B, C and D
  preferred stock into
  common shares............................     1,180,150           1       15,343                                       15,344
Exercise of warrants.......................       125,118
Amortization of unearned compensation......                                                   120                           120
Increase in preferred stock redemption
  value....................................                                                                  (359)         (359)
Net income.................................                                                                 2,610         2,610
                                             ------------         ---   -----------         -----     ------------  ------------
Balance at December 31, 1993...............     4,018,964           4       44,641           (362)        (16,893)       27,390
Exercise of Stock Options..................        14,468                       72                                           72
Amortization of unearned compensation......                                                   121                           121
Net income.................................                                                                 5,079         5,079
                                             ------------         ---   -----------         -----     ------------  ------------
Balance at December 31, 1994...............     4,033,432           4       44,713           (241)        (11,814)       32,662
Amortization of unearned compensation......                                                   120                           120
Net income.................................                                                                 7,953         7,953
                                             ------------         ---   -----------         -----     ------------  ------------
Balance at December 31, 1995...............     4,033,432           4       44,713           (121)         (3,861)       40,735
Exercise of Stock Options..................         2,445                       20                                           20
Amortization of unearned compensation......                                                    95                            95
Net income.................................                                                                 4,957         4,957
                                             ------------         ---   -----------         -----     ------------  ------------
Balance at September 30, 1996..............     4,035,877   $       4    $  44,733      $     (26)     $    1,096    $   45,807
                                             ------------         ---   -----------         -----     ------------  ------------
                                             ------------         ---   -----------         -----     ------------  ------------

                  The accompanying notes are an integral part
                   of the consolidated financial statements.

                           SPECIALTY PAPERBOARD, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                          (UNAUDITED)
                                                                              YEARS ENDED                 NINE MONTHS
                                                                             DECEMBER 31,             ENDED SEPTEMBER 30,
                                                                    -------------------------------  ----------------------
                                                                      1995       1994       1993        1996        1995
                                                                    ---------  ---------  ---------  ----------  ----------
Cash flows from operating activities:
  Net income......................................................  $   7,953  $   5,079  $   2,610  $    4,957  $    6,455
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization...............................      3,342      4,006      3,681       2,389       2,680
      Amortization of deferred gain...............................     (1,718)    (1,146)    --          (1,289)     (1,287)
      Write off deferred debt costs and other deferred charges....         27        248        943          --          --
      Amortization of unearned compensation.......................        120        121        120          80          90
      Loss on sale of assets......................................      8,302     --         --              12       8,159
      Gain on sale of property, plant and equipment...............         (8)    --         --          --          --
      Increase in payment-in-kind notes...........................     --         --            848      --          --
      Write-off of original issue discount........................     --         --          1,276      --          --
      Collar fee termination payment..............................     --         --          1,299      --          --
      Cogeneration income.........................................     (6,512)    --         (4,404)     --          (6,512)
  Changes in operating assets and liabilities:
      Accounts receivable.........................................      1,821     (1,833)     1,615      (1,872)      1,683
      Inventories.................................................       (301)    (3,192)     1,294         454      (1,744)
      Other.......................................................      1,983     (2,812)       524       1,932      (2,065)
      Accounts payable............................................     (3,262)     3,907     (2,657)       (547)     (3,474)
      Accrued compensation and benefits and other liabilities.....         96        651       (103)      2,629        (235)
      Deferred taxes..............................................     (3,724)      (862)       458      --          (3,000)
                                                                    ---------  ---------  ---------  ----------  ----------
          Net cash provided by operating activities...............      8,119      4,167      7,504       8,745         750
Cash flows used for investing activities:
  Cogeneration receipt............................................      3,000     --          4,404       2,000       3,000
  Cogeneration expense paid.......................................     --            (27)    --          --          --
  Additions to property, plant, and equipment.....................     (4,865)    (1,603)      (900)     (4,298)     (2,303)
  Kobayashi payments..............................................     (5,000)    --         --          --          --
  Additions to organization and financing costs...................       (741)    --         --          --          --
  Net proceeds from sale of property, plant and equipment.........         17     --             11      --          12,933
  Acquisition of Endura Products Division.........................     --        (27,400)    --          --          --
  Net proceeds from sale of assets (Note 10)......................     12,933     --         --          --          --
  Expenses paid in connection with sale of assets.................     (1,744)    --         --          --          (1,546)
                                                                    ---------  ---------  ---------  ----------  ----------
          Net cash provided by (used in) investing activities.....      3,600    (29,030)     3,515      (2,298)     12,084
Cash flows from financing activities:
  Proceeds from initial public offering...........................     --         --         30,225      --          --
  Stock offering expenses paid....................................     --         --         (1,107)     --          --
  Proceeds from sale-leaseback agreement..........................      5,000     25,000     --          --          --
  Repayment of senior subordinated debt...........................     --         --        (23,000)     --          --
  Redemption of preferred E stock.................................     --         --           (500)     --          --
  Preferred dividends paid........................................     --         --            (53)     --          --
  Exercise of stock options.......................................     --             72     --              35      --
  Collar fee termination payment..................................     --         --         (1,299)     --          --
  Increase in revolving credit line...............................    133,466     97,861     85,900      64,092     104,385
  Payments on revolving credit line...............................   (140,759)   (97,522)   (88,763)    (63,530)   (108,539)
  Repayment of senior subordinated note...........................     --         --         (4,940)     --
  Repayment of senior term debt...................................     (9,275)   (15,038)    (7,312)     (5,030)     (8,900)
  Borrowing of senior term debt...................................     --         17,000     --                      --
  Refinancing expenses paid.......................................     --         (1,581)       (50)       (358)     --
                                                                    ---------  ---------  ---------  ----------  ----------
          Net cash (used in) provided by financing activities.....    (11,568)    25,792    (10,899)     (4,791)    (13,054)
Net increase in cash..............................................        151        929        120       1,656        (220)
Cash at beginning of period.......................................      1,367        438        318       1,518       1,367
                                                                    ---------  ---------  ---------  ----------  ----------
Cash at end of period.............................................  $   1,518  $   1,367  $     438  $    3,174  $    1,147
                                                                    ---------  ---------  ---------  ----------  ----------
                                                                    ---------  ---------  ---------  ----------  ----------

                  The accompanying notes are an integral part
                   of the consolidated financial statements.

                           SPECIALTY PAPERBOARD, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS:

    The Company operates in a single segment, which is specialty paper products. The Company produces a wide variety of paper and latex-reinforced materials, which are then sold directly to converters who manufacture end-use products such as office products, specialty tape and book covers.

    Approximately 47%, 47%, and 56% of the Company's total 1995, 1994 and 1993 sales, respectively, were concentrated in five customers. In 1995, 1994 and 1993 revenue from a single customer was $18,933,000 (16% of total sales), $18,905,000 (18% of total sales), and $15,811,000 (20% of total sales), respectively. Sales to a second customer accounted for 10%, 11%, and 11% of total sales in 1995, 1994 and 1993, respectively.

    Approximately 13%, 11%, and 7% of the Company's products were sold to foreign customers (excluding Canada) in 1995, 1994 and 1993, respectively. The principal international markets served by the Company include Asia/Pacific Rim, Latin America, Mexico and Europe.

2. SIGNIFICANT ACCOUNTING POLICES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Specialty Paperboard, Inc. and its wholly owned subsidiary, the Endura Products Division, beginning July 1994. All significant intercompany transactions and accounts have been eliminated in consolidation.

    INVENTORIES

    Inventories are stated at the lower of cost or market determined on an average cost basis.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are carried at cost. Depreciation for financial reporting purposes is provided using the straight line method based upon the useful lives of the assets, generally estimated as 3-30 years. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income. Improvements are capitalized and included in property, plant and equipment while expenditures for maintenance and repairs are charged to expense.

    AMORTIZATION OF ORGANIZATION AND FINANCING COSTS

    The organization and financing costs are being amortized on a straight-line basis over 60-120 months. Goodwill is being amortized on a straight-line basis over 30 years.

    DEFERRED GAIN

    The deferred gain incurred in connection with the sale leaseback transaction is being amortized on a straight-line basis over 120 months.

                           SPECIALTY PAPERBOARD, INC.

2. SIGNIFICANT ACCOUNTING POLICES: (CONTINUED)
    RESEARCH AND DEVELOPMENT

    The Company expenses research and development costs as incurred. The costs amounted to $1.0 million, $1.1 million, and $0.6 million for the years ended December 31, 1995, 1994 and 1993.

    INCOME TAXES

    Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. As permitted under SFAS No. 109, prior year financial statements have not been restated. The adoption of SFAS No. 109 had no effect on the Company's financial position or statement of income.

    Prior to 1993, the provision for income taxes was based on income and expenses included in the accompanying statements of income. Differences between taxes so computed and taxes payable under applicable statutes and regulations were classified as deferred taxes arising from timing differences.

    NET EARNINGS PER SHARE

    The net earnings per share is computed by dividing earnings available for common shares by the weighted average number of common shares outstanding during each year. Earnings available for common shares includes accretion of preferred stock dividends. Common stock equivalent shares are not included in the per share calculations where the effect of their inclusion would be antidilutive.

    RECLASSIFICATIONS

    Certain prior year amounts have been reclassified to conform to the current year's presentation.

    NEW ACCOUNTING PRONOUNCEMENTS

    Statement of Financial Accounting standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), will require the Company to either elect expense recognition or the disclosure-only alternative for stock-based compensation. SFAS 123 must be adopted in the Company's 1996 financial statements with comparable disclosures for the prior year. The company has not yet determined whether it will elect the expense recognition or disclosure-only alternative permitted under SFAS 123 and therefore has not yet determined the impact of such adoption on the consolidated results of operations.

                           SPECIALTY PAPERBOARD, INC.

3. INVENTORIES:

    Inventories consist of the following at December 31, ($000):

                                                                            1995       1994
                                                                          ---------  ---------
Raw materials...........................................................  $   7,269  $   7,710
Work in process.........................................................      4,650      2,792
Finished goods..........................................................      4,937      6,053
                                                                          ---------  ---------
                                                                          $  16,856  $  16,555
                                                                          ---------  ---------
                                                                          ---------  ---------

4. PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment consists of the following at December 31, ($000):

                                                                           1995        1994
                                                                         ---------  ----------
Land and improvements..................................................  $   1,694  $    1,692
Buildings and improvements.............................................      9,245      11,095
Machinery and equipment................................................     28,208      50,522
Construction in progress...............................................      2,620         969
                                                                         ---------  ----------
                                                                            41,767      64,278
Less accumulated depreciation..........................................     (8,216)    (12,228)
                                                                         ---------  ----------
                                                                         $  33,551  $   52,050
                                                                         ---------  ----------
                                                                         ---------  ----------

    Depreciation expense was $2,766,000, $3,294,000, and $3,179,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

5. DEBT

    The Company's long-term debt is summarized as follows at December 31, ($000):

                                                                             1995       1994
                                                                           ---------  ---------
Senior term debt from the CIT Group, Inc. ("CIT")
  (prime plus 1.25% or LIBOR plus 3.0%) interest at 9.0% at December 31,
    1995, due from 1996-2000.............................................  $   6,313  $  16,150
Revolving credit line, CIT
  $15,000 maximum available (prime plus 1.25% or LIBOR plus 3.0%) due
    June 30, 2001........................................................     --          6,731
                                                                           ---------  ---------
                                                                               6,313     22,881
Less current portion.....................................................      1,688      1,800
                                                                           ---------  ---------
                                                                           $   4,625  $  21,081
                                                                           ---------  ---------
                                                                           ---------  ---------

    The borrowings of the Company are collateralized by all tangible and intangible assets of the Company.

                           SPECIALTY PAPERBOARD, INC.

5. DEBT (CONTINUED)
    The following is the five-year schedule of debt maturity ($000):

                                                                              SENIOR TERM DEBT
                                                                              -----------------
1996........................................................................      $   1,688
1997........................................................................          1,218
1998........................................................................          1,467
1999........................................................................          1,940
2000........................................................................         --

    The Senior Term Debt contains various covenants including limitations on payment of cash dividends, reacquisition of shares, borrowings and investments and requires maintenance of profitability levels and liquidity ratios.

    In 1995, the Company incurred interest expense of $892,000, net of interest capitalized of $262,000.

    Approximately $1,362,000, $1,060,000 and $7,017,0000 of interest was paid during the years ended December 31, 1995, 1994 and 1993, respectively.

    The Revolving Credit Line is subject to a commitment fee payable at the rate of 1/2 of 1% per annum on the daily average unused portion of this line. This fee is payable on a quarterly basis. In addition, the Company is required to pay an annual Collateral Management Fee of $35,000 in connection with periodic examinations, analyzing and evaluating the collateral.

    In April 1994, the Company expensed $248,000 of deferred debt financing costs, upon early retirement of the Senior Term Debt. This amount has been treated as an extraordinary item in the consolidated statement of income for the year ended December 31, 1994.

    The Company entered into a collar agreement from December 19, 1989 through June 30, 1994 with Wells Fargo Bank (the "Bank") in order to reduce the impact of changes in interest rates on its debt. The collar agreement required the Company to make payments to the Bank in the event that interest at 90-day LIBOR was less than interest at the floor rate of 7.75%. Conversely, the Bank agreed to make payments to the Company in the event that 90-day LIBOR exceeded the cap rate of 10.50%. During 1993, the Company paid $0 related to the collar agreement. No amounts were remitted to the Company from the Bank during 1993. This agreement was terminated in March 1993 for a fee amounting to $1,299,000. In March 1993, upon early repayment of the Company's subordinated debt, the Company expensed $943,000 of deferred debt financing costs and $1,276,000 of unamortized original issue discount. These amounts, in addition to the interest rate collar termination payment, have been treated as an extraordinary item in the consolidated statement of income for the year ended December 31, 1993.

6. DEFERRED GAIN AND SALE-LEASEBACK:

    In April 1994, the Company entered into a sale-leaseback transaction with The CIT Group, Inc. ("CIT"). The Company sold CIT $7,813,000 in net fixed assets for a purchase price of $25,000,000. Accordingly, the Company recorded a deferred gain of $17,187,000 which will be amortized on a straight-line basis over the life of the ten-year lease. In 1995 and 1994, the Company amortized $1,718,000 and $1,146,000, respectively, of the deferred gain into income. At December 31, 1995, accumulated amortization of the deferred gain totaled $2,864,000.

                           SPECIALTY PAPERBOARD, INC.

6. DEFERRED GAIN AND SALE-LEASEBACK: (CONTINUED)
    In connection with the sale-leaseback transaction, CIT leased back the fixed assets mentioned above to the Company utilizing a ten-year operating lease. The lease requires quarterly payments of $843,000 for the first five-years of the lease and quarterly payments of $693,000 for the remaining five years of the lease.

    Rental expense was $3,066,585 and $2,044,390 for the year ended December 31, 1995 and 1994, respectively.

    In December 1995, the Company amended the above sale-leaseback transaction whereby the Company sold their newly constructed wet end machine ("Kobayashi") for $10.0 million. No gain or loss was recorded with this transaction. The Company received $5.0 million of the purchase price from CIT in December 1995. The remaining $5.0 million was placed in escrow and will be paid to the general contractor when all specifications have been met.

    CIT leased back the Kobayashi machine to the Company utilizing the remaining
8.5 years of the operating lease discussed above. The amended lease requires additional quarterly payments of $339,901 for the next 33 quarters.

7. INITIAL PUBLIC OFFERING ("IPO"):

    On March 17, 1993, 2,500,000 shares of the Company's common stock were sold in an IPO at $13.00 per share, resulting in proceeds net of underwriting commissions of $30,225,000. The Company also incurred $1,784,000 of offering expenses in connection with the IPO. In addition, upon the closing of the IPO, all outstanding shares of Class A, B, C and D redeemable preferred stock were automatically converted into 1,180,150 shares of common stock; all outstanding shares of Class E preferred stock were redeemed for a cash payment of $500,000. 159,696 shares of common stock Class A and 54,000 shares of common stock Class B were converted into an equal number of shares of common stock and 125,129 shares of common stock were issued upon the net exercise of warrants outstanding. The proceeds from the IPO were used to repay all of the Company's outstanding subordinated debt, the redemption of the Company's Class E preferred stock as discussed above, and a payment of $1,299,000 in connection with the early termination of the Company's interest rate collar agreement.

8. PREFERRED STOCK:

    At December 31, 1995 and 1994, the Company had 2,000,000 shares of preferred stock authorized with none issued. The Company, without stockholder approval, can issue preferred stock with voting conversion, and other rights.

9. ACQUISITION:

    On June 30, 1994, the Company acquired through its wholly owned subsidiaries, substantially all of the assets and liabilities of the Endura Products Division of W.R. Grace ("Endura"). Endura is engaged in the manufacture, conversion, saturation and coating of specialty papers at facilities located in Quakertown, Pennsylvania and Owensboro, Kentucky. The results of operations for Endura have been included in the consolidated results of operation since the acquisition date. Under the terms of the purchase agreement, the total purchase price was approximately $26,400,000, plus $1,000,000 of acquisition expenses paid. A portion of the purchase price was financed by CIT pursuant to a $17,000,000 term loan. The balance of the purchase price was paid using $3,000,000 provided by CIT to the Company under a revolving line of credit and using cash reserves of the Company. Approximately $1,750,000 of the purchase price was placed in

                           SPECIALTY PAPERBOARD, INC.

9. ACQUISITION: (CONTINUED)
escrow, which funds shall be released to the Company if it makes certain capital expenditures related to acquired facilities, or released to W.R. Grace & Co. if such expenditures are not made. In December 1995, the Company recorded $1,750,000 as a receivable, and correspondingly reduced fixed assets, as the required capital expenditures have been made. Receipt of the escrow funds are expected by the first quarter of 1996. The acquisition was accounted for using the purchase method. Accordingly, the purchase price was allocated to the net assets acquired based on the fair values resulting in goodwill of approximately $526,000 which will be amortized over 30 years.

    The following summarized unaudited pro forma results of operations for the years ended December 31, 1994 and 1993, assume the acquisition occurred as of the beginning of the respective periods (dollars in thousands except per share amounts):

                                                                           1994        1993
                                                                        ----------  ----------
                                                                             (UNAUDITED)
Net sales.............................................................  $  124,656  $  113,874
Net income............................................................       5,510       4,964
Net income per common share...........................................        1.37        1.49

    The unaudited pro forma results are not necessarily indicative of actual results of operations that would have occurred had the acquisition been consummated as of the above dates, nor are they necessarily indicative of future operating results.

10. SALE OF ASSETS:

    On March 22, 1995, the Company sold the assets of its Lewis mill and the Company's gasket business to Armstrong World Industries Inc. ("Armstrong") for $12,933,000 (the "Sale"). As part of the sale, inventory in the amount of $1,080,000 was sold at book value to Armstrong. The net book value of the assets sold was $19,311,000 and total expenses relating to the sale are estimated at $1,924,000. At December 31, 1995, $1,744,000 of these expenses had been paid; the remaining expenses were accrued. This transaction has resulted in a loss of $8,302,000 before taxes. Approximately $160,000 of the purchase price was held by Armstrong pending the receipt of a New York State tax clearance certificate. This payment was received by the Company in May 1995. The Lewis mill was part of a two-mill division located at the Company's Latex Fiber Products Division in Beaver Falls, New York.

11. RELATED PARTY TRANSACTIONS:

    Pursuant to an agreement with Boise Cascade Corporation ("BCC"), the Company paid $409,000 and $500,000 for the years ended December 31, 1993 and 1992, respectively, for the operation of a hydroelectric plant. Such amounts were paid in a combination of cash and promissory notes. On September 9, 1993, BCC sold this hydroelectric plant, at which time this agreement was terminated.

    The Company paid a management fee of $250,000, $250,000, and $264,000 for the years ended December 31, 1995, 1994 and 1993, respectively, to an equity owner, MDC Management Company ("MDC"). The Company has a management agreement with MDC which calls for an annual fee of $250,000 through 1995.

                           SPECIALTY PAPERBOARD, INC.

12. RETIREMENT PLANS:

    The Company has a defined contribution plan (salaried and hourly) and a defined benefit (hourly) retirement plan.

    DEFINED CONTRIBUTION PLAN

    The defined contribution plan is a 401(k) ERISA and IRS-qualified plan covering substantially all employees that permits employee salary deferrals up to 16% of salary with the Company matching 50% of the first 6%. Defined contribution expense for the Company was $193,000, $163,000, and $134,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

    DEFINED BENEFIT PLAN

    The defined benefit plan is an ERISA and IRS-qualified plan based upon the negotiated benefit and years of service in the collective bargaining agreement between the Unions and the Company. Plan assets are invested in an insurance company general account. The Company annually contributes at least the minimum amount as required by ERISA.

                                                                              FOR THE YEAR ENDED
                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1995       1994
                                                                             ---------  ---------

                                                                                    ($000)
Actuarial present value of accumulated and projected benefit obligations:
  Vested...................................................................  $  (1,127) $    (714)
  Nonvested................................................................       (219)       (95)
                                                                             ---------  ---------
                                                                                (1,346)      (809)
Plan assets at fair value..................................................        869        755
                                                                             ---------  ---------
Projected benefit obligation in excess of plan assets......................       (477)       (54)
Unrecognized net loss......................................................         49         88
Unrecognized transition obligation.........................................         24         27
Unrecognized prior service costs...........................................         96         18
Adjustment required to recognize minimum liability.........................       (169)      (133)
                                                                             ---------  ---------
Accrued pension cost.......................................................  $    (477) $     (54)
                                                                             ---------  ---------

                                                                              FOR THE YEAR ENDED
                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                                  1995       1994
                                                                             ---------  ---------
                                                                                    ($000)
Total pension expense includes the following components:
  Service cost - benefits earned during the period.........................  $     111  $     123
  Interest cost on projected benefit obligation............................         86         53
  Actual return on plan assets.............................................       (103)         8
  Net amortization and deferral............................................         40        (68)
                                                                             ---------  ---------
Net periodic pension expense...............................................  $     134  $     116
                                                                             ---------  ---------
                                                                             ---------  ---------

                           SPECIALTY PAPERBOARD, INC.

12. RETIREMENT PLANS: (CONTINUED)
    Pension expense was approximately $122,000 for the year ended December 31, 1993. The benefit obligations as of December 31, 1995 and 1994 were calculated using an average discount rate of 7.0% and 8.0%, respectively. A long-term rate of return of 9% was used to calculate the 1995 and 1994 net periodic pension expense.

13. INCOME TAXES:

    The components of the provision for income taxes for the year ended December 31, 1995, 1994 and 1993 are as follows ($000):

                                                                 1995       1994       1993
                                                               ---------  ---------  ---------
Current income taxes
  Federal....................................................  $   2,557  $   2,742  $     785
  State......................................................        743        890        215
                                                               ---------  ---------  ---------
                                                                   3,300      3,632      1,000
Deferred income taxes
  Federal....................................................     (3,165)      (734)       775
  State......................................................       (559)      (130)       146
                                                               ---------  ---------  ---------
                                                                  (3,724)      (864)       921
                                                               $    (424) $   2,768  $   1,921
                                                               ---------  ---------  ---------

    Deferred income taxes reflect the net tax effects of temporary book and tax differences which include the deferred gain on the sale-leaseback transaction, depreciation and timing of Cogeneration income.

    The components of the deferred tax assets and liabilities at December 31, 1995 are as follows ($000):

                                                                    DEFERRED TAX   DEFERRED TAX
                                                                       ASSETS       LIABILITIES
                                                                    -------------  -------------
  Inventory.......................................................    $     214         --
  Depreciation....................................................       --          $   1,180
  Vacation accrual................................................          306         --
  Reserves........................................................          234         --
  Organization costs..............................................       --                185
  Miscellaneous...................................................           80         --
  Net operating loss carryforwards................................          335         --
  Deferred gain...................................................        5,729         --
  Cogeneration income.............................................       --              1,405
                                                                         ------         ------
                                                                      $   6,898      $   2,770
                                                                         ------         ------
                                                                         ------         ------

                           SPECIALTY PAPERBOARD, INC.

13. INCOME TAXES: (CONTINUED)
    The components of the deferred tax assets and liabilities at December 31, 1994 are as follows ($000):

                                                                    DEFERRED TAX   DEFERRED TAX
                                                                       ASSETS       LIABILITIES
                                                                    -------------  -------------
Inventory.........................................................    $     160         --
Depreciation......................................................       --          $   4,793
Vacation accrual..................................................          402         --
Reserves..........................................................          156         --
Organization costs................................................       --                164
Miscellaneous.....................................................           44         --
Net operating loss carryforwards..................................        2,192         --
Deferred gain.....................................................        6,417         --
                                                                         ------         ------
                                                                          9,371          4,957
Valuation allowance...............................................        4,010         --
                                                                         ------         ------
                                                                      $   5,361      $   4,957
                                                                         ------         ------

    SFAS No. 109 requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. For the year ended December 31, 1995, the Company reduced the valuation allowance to $0. The Company believes a valuation allowance is not required due to the tax benefit of the deferred gain and the net operating losses being ultimately realized.

    A reconciliation of income taxes from continuing operations at the United States statutory rate to the effective rate for the years ended December 31, 1995, 1994 and 1993 are as follows:

U.S. federal rate...................................      34.0%      34.0%      34.0%
Decrease in valuation allowance.....................     (49.9%)     (7.2%)     (9.3%)
State taxes net of federal benefit..................       5.9%       6.9%       4.3%
Other...............................................       4.4%       0.9%     --
                                                      ---------  ---------  ---------
Effective tax rate..................................      (5.6%)     34.6%      29.0%
                                                      ---------  ---------  ---------

    As of December 31, 1995, the Company has net operating loss carryforwards of approximately $880,000, for federal tax purposes, expiring at various times through the end of 2007.

    Income taxes paid during 1995, 1994 and 1993 were $3,130,000, $1,728,000, and $103,000, respectively.

14. COGENERATION PROJECT:

    The Company has entered into agreements with Kamine/Besicorp Beaver Falls L.P. ("Kamine") pursuant to which the Company's Latex Fiber Products Division will be the host for a gas-fired, 79-megawatt combined-cycle cogeneration facility developed by Kamine in Beaver Falls, New York. Construction of the facility has been completed. The Company received $4.4 million in cash in 1993. The Company has a firm contract with the Kamine to receive a series of cash payments totaling $7.0 million between May 1995 and May 1997. The present value of these cash payments, in the amount of $6.5, was recorded as income in the first quarter 1995. A cash payment of $3.0 million was received in May 1995.

                           SPECIALTY PAPERBOARD, INC.

15. COMMITMENTS AND CONTINGENCIES:

    ENVIRONMENTAL MATTERS

    The Company is subject to various federal, state and local environmental requirements, particularly relating to air and water quality. The Company and its predecessors have spent substantial sums for pollution control facilities to comply with existing regulations. While the Company believes it has made sufficient capital expenditures to maintain compliance with existing laws and regulations, any failure by the Company to comply with present and future regulations could subject it to future liability or require the suspension of operations.

    OTHER MATTERS

    The Company is involved in various legal proceedings in the ordinary course of business. Management believes that the outcome of these proceedings will not have a material adverse effect on the Company's financial condition.

16. STOCK OPTION AND BONUS PLANS:

    The Company has reserved 200,948 shares of common stock pursuant to its 1992 Amended and Restated Stock Option Plan ("1992 Option Plan"), for issuance upon exercise of options granted to officers, employees and directors of the Company. Shares granted under the 1992 Option Plan shall typically become exercisable at a rate of 20% per year. Options granted under the 1992 Option Plan are exercisable for a period of ten years from the date of grant.

    The Company has reserved 200,000 shares of common stock pursuant to its 1994 Stock Option Plan ("1994 Option Plan"), for issuance upon exercise of options granted to selected officers and employees of the Company. Shares granted under the 1994 Option Plan to date shall become exercisable at a rate of 20% per year commencing on the one year anniversary of the grant date, and 1.66% at the end of each month thereafter. Options granted under the 1994 Option Plan are exercisable for a period of ten years from the date of grant.

    The Company has also reserved 50,000 shares of common stock pursuant to its 1994 Director Stock Option Plan ("Directors Option Plan"), for issuance upon exercise of options granted to directors who are not otherwise full-time employees of the Company. Twenty percent of the shares granted under the Directors Option Plan shall become exercisable immediately. The remaining 80% of the shares granted become exercisable in installments over a period of four years from the date of grant at a rate of 20% per year. Options granted under the Directors Option Plan are exercisable for a period of ten years from the date of grant.

                           SPECIALTY PAPERBOARD, INC.

16. STOCK OPTION AND BONUS PLANS: (CONTINUED)
    The following table sets forth the stock option transactions for the three years ended December 31, 1995:

                                                 OPTION PRICE                 OPTION PRICE                    OPTION PRICE
                                    1992 PLAN      PER SHARE      1994 PLAN    PER SHARE    DIRECTORS PLAN      PER SHARE
                                   -----------  ---------------  -----------  ------------  ---------------  ---------------
Outstanding at December 31,
  1992...........................     200,948      $    5.00
Granted, exercised or canceled...      --
                                   -----------
Outstanding at December 31,
  1993...........................     200,948      $    5.00
Granted..........................                                    40,000      $ 9.50           35,000        $    8.50
Exercised........................     (14,468)     $    5.00         --                           --
                                   -----------                   -----------                      ------
Outstanding at December 31,
  1994...........................     186,480      $    5.00         40,000      $ 9.50           35,000        $    8.50
Granted..........................                                    44,100      $11.75           --               --
Forfeited........................     (24,918)     $    5.00         (5,400)     $ 9.50           --               --
                                   -----------                   -----------  ------------
Outstanding at December 31,
  1995...........................     161,562      $    5.00         78,700   $9.50-$11.75        35,000        $    8.50
                                   -----------         -----     -----------  ------------        ------            -----

    Options to purchase 153,197 shares of common stock were exercisable at December 31, 1995.

    Compensation for the options granted at $5.00 per share was measured as of the grant date based upon a fair market value of $8.00 per share as determined by the Board of Directors and is being recognized as expense over the vesting period. All other options were granted at fair market value at the date of grant.

    Effective January 1, 1994, the Compensation Committee adopted the Executive Bonus Plan, which provides for bonus payments of a percentage of base salary based upon achievement by the Company of certain levels of earnings per share. The Executive Bonus Plan utilizes a sliding scale so that the percentage of base salary paid as bonus compensation increases as the earnings per share of the Company increase. The Executive Bonus Plan is designed to directly align the interests of the executive officers and the stockholders. Although the Executive Bonus Plan is subject to annual review by the Committee, the Committee expects it to remain in place for a five-year term.

                           SPECIALTY PAPERBOARD, INC.

17. UNAUDITED QUARTERLY SUMMARY INFORMATION:

    The following is a summary of unaudited quarterly summary information for the years ended December 31, 1995 and 1994 ($000 except per share data).

                                                                                                   NET EARNINGS
                                                                                    GROSS     ----------------------
1995 QUARTERS                                                        NET SALES     PROFIT      INCOME     PER SHARE
-------------------------------------------------------------------  ----------  -----------  ---------  -----------
First(1)...........................................................  $   35,198   $   4,837   $     465   $    0.12
Second.............................................................      31,879       4,369       1,572        0.39
Third(2)...........................................................      24,480       3,750       4,418        1.10
Fourth.............................................................      25,959       4,454       1,498        0.36
                                                                     ----------  -----------  ---------       -----
Total..............................................................  $  117,516   $  17,410   $   7,953   $    1.97
                                                                     ----------  -----------  ---------       -----


                                                                                                   NET EARNINGS
                                                                                    GROSS     ----------------------
1994 QUARTERS                                                        NET SALES     PROFIT      INCOME     PER SHARE
-------------------------------------------------------------------  ----------  -----------  ---------  -----------
First..............................................................  $   21,967   $   4,139   $   1,131   $    0.28
Second(3)..........................................................      21,797       3,919       1,280        0.32
Third(4)...........................................................      29,978       4,289       1,106        0.28
Fourth(4)..........................................................      31,674       4,931       1,562        0.38
                                                                     ----------  -----------  ---------       -----
Total..............................................................  $  105,416   $  17,278   $   5,079   $    1.26
                                                                     ----------  -----------  ---------       -----

------------------------

(1) The first quarter of 1995 includes the present value of the Cogeneration receivable of $6,512,000 booked as other income and a net book loss of $8,159,000 resulting from the sale of the Lewis mill. An additional loss of $143,000 was booked in the fourth quarter of 1995.

(2) In the third quarter of 1995, the Company recognized a tax benefit related to the release of tax valuation allowances.

(3) The second quarter of 1994 includes a $149,000 extraordinary loss related to the early extinguishment of debt.

(4) The third and fourth quarters of 1994 include the results of operations of the Endura Products Division.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Officers and Directors of
CPG Investors Inc.:

    We have audited the accompanying consolidated balance sheet of CPG Investors Inc. and Subsidiaries (the "Company") as of December 31, 1994 and 1995, and the related consolidated statements of income and retained earnings and cash flows for the eight-week period from November 1, 1993 (commencement of operations) to December 26, 1993, and for the years ended December 31, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CPG Investors Inc. and Subsidiaries as of December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for the eight-week period ended December 26, 1993, and for the years ended December 31, 1994 and 1995 in conformity with generally accepted accounting principles.

    As discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for inventories in 1994.

                            COOPERS & LYBRAND L.L.P.

Richmond, Virginia
February 29, 1996,
    except as to Note 13,
    as to which the date is
    August 28, 1996

                      CPG INVESTORS INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1994       1995
                                                                           ---------  ---------    SEPTEMBER 30,
                                                                                                       1996
                                                                                                 -----------------
                                                                                                    (UNAUDITED)
                                 ASSETS
Current assets:
  Cash and cash equivalents..............................................  $       3  $     580      $       3
  Accounts receivable, less allowances of $492, $378 and $461............     11,153      9,191         11,030
  Inventories............................................................      8,603      8,233          8,317
  Prepaid expenses.......................................................        347        403            307
  Deferred income taxes..................................................        737        716            716
                                                                           ---------  ---------        -------
    Total current assets.................................................     20,843     19,123         20,373
                                                                           ---------  ---------        -------
Property, plant and equipment, net.......................................     14,101     17,283         19,444
                                                                           ---------  ---------        -------
Other assets.............................................................        708        626          1,279
Deferred income taxes....................................................        502        191            135
                                                                           ---------  ---------        -------
                                                                           $  36,154  $  37,223      $  41,231
                                                                           ---------  ---------        -------
                                                                           ---------  ---------        -------
                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................................  $   4,520  $   5,498      $   4,520
  Current portion of long-term debt......................................      1,000      1,000          1,750
  Accrued liabilities....................................................      5,645      5,002          5,396
                                                                           ---------  ---------        -------
    Total current liabilities............................................     11,165     11,500         11,666
                                                                           ---------  ---------        -------
Long-term debt...........................................................     13,000     10,895         10,540
                                                                           ---------  ---------        -------
Other liabilities........................................................      3,832      3,948          4,380
                                                                           ---------  ---------        -------
Commitments and contingencies (Note 11)
Stockholders' equity:
Common stock, $.01 par value:
    Class A, nonvoting, 462,814 shares, authorized, 405,671
      outstanding........................................................          4          4              4
    Class B, voting, 10,101 shares authorized and outstanding............         --         --             --
    Class C, nonvoting, 104,286 shares authorized and outstanding........          1          1              1
  Additional paid-in capital.............................................      4,565      4,565          4,565
  Retained earnings......................................................      3,587      6,466         10,140
  Minimum pension liability adjustment...................................         --       (156)           (65)
                                                                           ---------  ---------        -------
                                                                               8,157     10,880         14,645
                                                                           ---------  ---------        -------
                                                                           $  36,154  $  37,223      $  41,231
                                                                           ---------  ---------        -------
                                                                           ---------  ---------        -------

   The accompanying notes are an integral part of the consolidated financial statements.

                      CPG INVESTORS INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                           FOR THE
                                                            EIGHT      FOR THE YEARS ENDED   FOR THE NINE MONTHS
                                                         WEEKS ENDED       DECEMBER 31,      ENDED SEPTEMBER 30,
                                                         DECEMBER 26,  --------------------  --------------------
                                                             1993        1994       1995       1995       1996
                                                         ------------  ---------  ---------  ---------  ---------
                                                                                                  UNAUDITED
Net sales..............................................   $   13,323   $  95,952  $  95,795  $  72,395  $  69,719

Costs and expenses:
  Cost of goods sold...................................       12,396      82,079     84,419     63,674     58,469
  Selling and administrative expenses..................        1,153       6,169      5,310      4,064      4,330
                                                         ------------  ---------  ---------  ---------  ---------
                                                              13,549      88,248     89,729     67,738     62,799
                                                         ------------  ---------  ---------  ---------  ---------
    Income (loss) from operations......................         (226)      7,704      6,066      4,657      6,920
Interest expense.......................................         (230)     (1,440)    (1,345)     1,037        797
                                                         ------------  ---------  ---------  ---------  ---------
    Income (loss) before income taxes..................         (456)      6,264      4,721      3,620      6,123
Income tax benefit (expense)...........................          167      (2,388)    (1,842)    (1,376)    (2,449)
                                                         ------------  ---------  ---------  ---------  ---------
    Net income (loss)..................................         (289)      3,876      2,879  $   2,244  $   3,674
Retained earnings (deficit), beginning of period.......       --            (289)     3,587      3,587      6,466
                                                         ------------  ---------  ---------  ---------  ---------
      Retained earnings (deficit), end of period.......   $     (289)  $   3,587  $   6,466  $   5,831  $  10,140
                                                         ------------  ---------  ---------  ---------  ---------
                                                         ------------  ---------  ---------  ---------  ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                      CPG INVESTORS INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                            FOR THE
                                                          EIGHT WEEKS                         FOR THE NINE MONTHS
                                                             ENDED                            ENDED SEPTEMBER 30,
                                                          DECEMBER 26,                        --------------------
                                                              1993        1994       1995       1995       1996
                                                          ------------  ---------  ---------  ---------  ---------
                                                                                                   UNAUDITED
Cash provided by (used in) operating activities:
  Net income (loss).....................................   $     (289)  $   3,876  $   2,879  $   2,244  $   3,674
  Items not affecting cash:
    Depreciation........................................          144         949      1,184        984      1,303
    Amortization........................................           31         194        225        169        169
    Deferred income taxes...............................       (1,240)         --        428         --         --
    Loss on shutdown of paper machine...................           --         701         --         --         --
    Postretirement benefits.............................           --         210        181         --         --
  Changes in operating assets and liabilities:
    Accounts receivable.................................         (575)       (123)     1,962        936     (1,838)
    Inventories.........................................          917       2,844        370        (89)       (84)
    Prepaid expenses....................................         (125)        (45)       (56)        76         96
    Accounts payable....................................        2,025        (847)       978        715       (978)
    Accrued liabilities.................................        1,461        (317)      (644)    (1,210)       394
  Other, net............................................           74          71       (459)       263       (244)
                                                          ------------  ---------  ---------  ---------  ---------
      Cash provided by operating activities.............        2,423       7,513      7,048      4,088      2,492
                                                          ------------  ---------  ---------  ---------  ---------
Cash used in investing activities:
    Cash paid for certain assets of Custom Papers Group
      Inc., net of liabilities assumed..................      (24,271)         --         --         --         --
    Expenditures for property, plant and equipment......         (431)     (2,888)    (4,366)    (2,868)    (3,464)
                                                          ------------  ---------  ---------  ---------  ---------
  Cash used in investing activities.....................      (24,702)     (2,888)    (4,366)    (2,868)    (3,464)
                                                          ------------  ---------  ---------  ---------  ---------
Cash provided by (used in) financing activities:
    Proceeds from sale of common stock..................        4,000         570         --         --         --
    Proceeds from issuance of long-term debt, net.......       19,358           0         --         --         --
    Net reduction in revolving debt.....................       (1,063)     (4,208)    (1,105)      (250)     1,145
    Payments on term debt...............................                   (1,000)    (1,000)      (750)      (750)
                                                          ------------  ---------  ---------  ---------  ---------
      Cash used in financing activities.................       22,295      (4,638)    (2,105)    (1,000)       395
                                                          ------------  ---------  ---------  ---------  ---------
      Increase (decrease) in cash.......................           16         (13)       577        220       (577)
Cash and cash equivalents, beginning of period..........           --          16          3          3        580
                                                          ------------  ---------  ---------  ---------  ---------
    Cash and cash equivalents, end of period............   $       16   $       3  $     580  $     223  $       3
                                                          ------------  ---------  ---------  ---------  ---------
                                                          ------------  ---------  ---------  ---------  ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                      CPG INVESTORS INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND ACQUISITION:

    On November 5, 1993, CPG Investors Inc. ("CPG"), through its wholly-owned subsidiary, CPG Holdings Inc. ("Holdings"), acquired selected net operating assets of Custom Papers Group Inc. and its subsidiaries from Rexam Inc. ("Rexam"), a wholly owned subsidiary of Rexam plc (the "Acquisition").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of CPG and its wholly owned subsidiaries (collectively the "Company"). All significant intercompany balances and transactions have been eliminated.

    ACCOUNTING PERIOD: In 1994, the Company changed its financial reporting year from a fiscal year ending on the last Sunday in December to a calendar year. The year ended December 31, 1994 consisted of 53 weeks.

    CASH AND CASH EQUIVALENTS: Excess cash is temporarily invested in funds with original maturities not exceeding three months as part of the Company's management of day-to-day operating cash receipts and disbursements.

    INVENTORIES: Inventory values include all costs directly associated with making products: materials, labor and manufacturing overhead including certain general and administrative costs at mill locations. Inventory values are presented at the lower of cost or market, with the cost of substantially all inventories determined by the last-in, first-out ("LIFO") cost flow assumption. (See Note 3.)

    PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost, less accumulated depreciation. Plant and equipment are depreciated over the estimated useful lives of the assets using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

    Maintenance and repair costs are charged to expense as incurred, and expenditures that increase the capacity, efficiency or useful lives of existing assets are capitalized. When assets are sold or retired, their cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

    INTEREST EXPENSE: The Company capitalizes interest expense as part of the cost of constructing certain facilities and equipment. No interest expense was capitalized in 1993, 1994 or 1995. Interest paid during 1993, 1994 and 1995 totaled $87,911, $1,262,590 and $1,163,774, respectively.

    INCOME TAXES: Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes.

    RESEARCH AND DEVELOPMENT EXPENSES: Research and development expenses, which are expensed as incurred, were $94,070, $1,175,311 and $1,041,129 in 1993, 1994 and 1995, respectively.

    DEFERRED FINANCING COSTS: The Company capitalized the costs associated with obtaining the necessary financing for the Acquisition. These costs, which amounted to $539,009, net of $222,060 of accumulated amortization at December 31, 1994, and $351,767, net of $409,302 of accumulated amortization at December 31, 1995, are included in other assets on the consolidated balance sheet and are being amortized on a straight-line basis over the terms of the loan commitments provided in the credit agreement.

                      CPG INVESTORS INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    BUSINESS SEGMENT INFORMATION: The Company's operations involve a single industry segment--the manufacture and sale of specialty paper products. All operations are located within the United States. Export sales are not significant. Sales to one customer amounted to $10,224,409 (10.7% of net sales) in 1994 and $11,560,950 (12.1% of net sales) in 1995. No other individual customer accounted for more than 10% of the Company's net sales in 1993, 1994 or 1995.

    RISKS AND UNCERTAINTIES: The Company operates five paper mills--four in the eastern United States and one in the midwest--producing a diversity of specialty paper products. The Company is not dependent on any single customer, group of customers, market, geographic area or supplier of materials, labor or services. The financial statements include, where necessary, amounts based on judgments of management. These estimates include allowances for doubtful accounts and customer returns, accruals for self-insured medical benefits and workers' compensation insurance, environmental compliance costs, income taxes and determinations of discount and other rate assumptions for pensions and postretirement benefits expenses.

3. INVENTORIES:

    In 1994, the Company adopted the LIFO method of determining the cost of substantially all of its inventories. Under the LIFO method the most recent additions to inventory are assumed to be the first items of inventory used in production or sold to customers. The Company uses the LIFO method in order to more properly match current costs against current revenues. If inventories were valued at current costs, the inventory amounts would have been $1,210,642 higher than those reported at December 31, 1994, and $2,482,885 higher than those reported at December 31, 1995. If the FIFO method of inventory valuation had been utilized, reported net income would have been $750,598 higher in 1994 and $788,790 higher in 1995.

    Inventories by major category were (in thousands):

                                                          DECEMBER 31,      SEPTEMBER 30, 1996
                                                      --------------------  ------------------
                                                        1994       1995        (UNAUDITED)
                                                      ---------  ---------  ------------------
Raw materials.......................................  $   3,312  $   4,518      $    3,253
Work-in-process.....................................      1,678      2,057           1,328
Finished goods......................................      4,098      3,570           4,550
Operating supplies..................................        726        571             601
                                                      ---------  ---------         -------
                                                          9,814     10,716           9,732
Subtraction to state inventories at LIFO cost.......     (1,211)    (2,483)         (1,415)
                                                      ---------  ---------         -------
                                                      $   8,603  $   8,233      $    8,317
                                                      ---------  ---------         -------
                                                      ---------  ---------         -------

                      CPG INVESTORS INC. AND SUBSIDIARIES

4. LONG-TERM DEBT:

    Long-term debt consisted of the following (in thousands):

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1994       1995
                                                                          ---------  ---------
Revolving loans.........................................................  $   4,000  $   2,895
Term loans..............................................................     10,000      9,000
                                                                          ---------  ---------
                                                                             14,000     11,895
Less current portion....................................................     (1,000)    (1,000)
                                                                          ---------  ---------
                                                                          $  13,000  $  10,895

                      CPG INVESTORS INC. AND SUBSIDIARIES

4. LONG-TERM DEBT: (CONTINUED)
    Scheduled maturities for the term loans in the four years after 1996 are as follows: 1997--$2,000,000, 1998--$2,000,000; 1999--$2,000,000; and
2000--$2,000,000.

    Holdings has a credit agreement with two banks which provides for borrowings of up to $13,000,000 under a revolving loan commitment and $9,000,000 under a term loan commitment. Substantially all of the Company's assets are pledged as collateral for borrowings under the credit agreement. The terms of the credit agreement include various covenants which require, among other things, the maintenance of certain financial ratios and a certain minimum net worth, as defined in the agreement. Holdings is not permitted to pay dividends to CPG until its debt to total capital, as defined in the agreement, is reduced to 50% and maintained after any dividend is declared.

    The maximum outstanding borrowings during 1993, 1994 and 1995 were $20,975,000, $19,491,000 and $15,075,000, respectively. The weighted average outstanding borrowings were $19,758,000 in 1993 $15,158,000 in 1994 and $13,455,000 in 1995 and the weighted average interest rate, excluding commitment fees, was 6.28% in 1993, 7.23% in 1994 and 7.56% in 1995. Borrowings bear interest which is payable monthly at a defined base rate or LIBOR, plus 1%, at the Company's option. At December 26, 1993, the weighted average interest rate was 6.35% , at December 31, 1994 and 1995, the weighted average interest rate was 8.29% and 7.06%, respectively. There are annual commitment fees of 3/16% on the aggregate loan commitment. The revolving loan commitment is available through November 5, 1998. The term loan commitment requires quarterly principal payments of $250,000 through December 31, 1996 and quarterly principal payments of $500,000 commencing March 31, 1997, with the final payment due December 31, 2000.

    The recorded value of the Company's long-term debt at December 31, 1995 approximates its fair value.

    In 1994, in order to reduce its exposure to fluctuations in interest rates, the Company purchased an interest rate collar contract. The collar contract covered $12,000,000 of the Company's bank debt in 1995. The amount of bank debt covered by the collar contract is reduced to $10,000,000 in 1996, $8,000,000 in 1997 and $6,000,000 in 1998. During 1995, pursuant to the agreement, the Company received quarterly payments equal to the amount of debt covered times the amount by which LIBOR exceeded 6.0%. The Company will receive similar payments in 1996 should LIBOR exceed 6% and in 1997 and 1998 if LIBOR exceeds 6.5%. Should LIBOR be less than 4.0% in 1996 or 4.5% in 1997 and 1998, the Company is obligated to make quarterly payments equal to the amount of debt covered times the amount that LIBOR is less than the specified rate. The cost of this financial instrument, which is included in other assets, was $152,000 and, beginning in 1995, is being amortized over a four-year period. The estimated fair value of the collar contract at December 31, 1995 was $42,347. The Company believes that the risk of loss due to nonperformance by the counterparty to this contract is not significant.

                      CPG INVESTORS INC. AND SUBSIDIARIES

5. SUPPLEMENTAL BALANCE SHEET INFORMATION:

    Property, plant and equipment consisted of the following (in thousands):

                                                          DECEMBER 31,      SEPTEMBER 30, 1996
                                                      --------------------  ------------------
                                                        1994       1995        (UNAUDITED)
                                                      ---------  ---------  ------------------
Land................................................  $   1,963  $   2,000      $    2,038
Buildings...........................................      1,814      2,272           2,393
Machinery and equipment.............................     11,113     14,265          15,106
Construction-in-process.............................        277        996           3,460
                                                      ---------  ---------         -------
                                                         15,167     19,533          22,997
Less accumulated depreciation.......................      1,066      2,250           3,553
                                                      ---------  ---------         -------
                                                      $  14,101  $  17,283      $   19,444
                                                      ---------  ---------         -------
                                                      ---------  ---------         -------

    Accrued liabilities consisted of (in thousands):

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1994       1995
                                                                             ---------  ---------
Compensation...............................................................  $   2,990  $   2,224
Employee benefits..........................................................        873      1,084
Utilities..................................................................        767        770
Customer volume discounts..................................................        628        537
Interest payable...........................................................        115         94
Other......................................................................        272        293
                                                                             ---------  ---------
                                                                             $   5,645  $   5,002
                                                                             ---------  ---------
                                                                             ---------  ---------

6. INCOME TAXES:

    The components of the provision for income taxes were (in thousands):

                                                                             FOR THE YEARS ENDED
                                                              FOR THE EIGHT
                                                               WEEKS ENDED       DECEMBER 31,
                                                              DECEMBER 26,   --------------------
                                                                  1993         1994       1995
                                                              -------------  ---------  ---------
Current income tax provision:
  Federal...................................................    $     906    $   2,042  $   1,108
  State.....................................................          167          346        306
                                                                   ------    ---------  ---------
                                                                    1,073        2,388      1,414
Deferred income tax (benefit) provision.....................       (1,240)      --            428
                                                                   ------    ---------  ---------
                                                                $    (167)   $   2,388  $   1,842
                                                                   ------    ---------  ---------
                                                                   ------    ---------  ---------

                      CPG INVESTORS INC. AND SUBSIDIARIES

6. INCOME TAXES: (CONTINUED)
    The tax effects of temporary differences that gave rise to the deferred tax assets and liabilities are presented below (in thousands):

                                                                                 DECEMBER 31
                                                                             --------------------
                                                                               1994       1995
                                                                             ---------  ---------
Deferred tax assets:
  Postretirement benefits..................................................  $     718  $     782
  Pension benefits.........................................................        507        556
  Other employee benefits..................................................        704        742
  Other....................................................................        425        497
                                                                             ---------  ---------
                                                                                 2,354      2,577
                                                                             ---------  ---------
Deferred tax liabilities:
  Property, plant and equipment............................................      1,115      1,670
                                                                             ---------  ---------
    Net deferred tax assets................................................  $   1,239  $     907
                                                                             ---------  ---------
                                                                             ---------  ---------

    The net current and noncurrent current components of the deferred income taxes recognized in the balance sheet are as follows (in thousands):

                                                                                   DECEMBER 31
                                                                               --------------------
                                                                                 1994       1995
                                                                               ---------  ---------
Net current assets...........................................................  $     737  $     716
Net noncurrent assets........................................................        502        191
                                                                               ---------  ---------
                                                                               $   1,239  $     907
                                                                               ---------  ---------

    The Company has determined, based on the predecessor company's operating earnings, CPG's operating earnings in 1994 and 1995 and CPG's expectations for the future, that operating income of the Company will likely be sufficient to recognize fully these net deferred tax assets. Accordingly, the Company has not recorded a valuation allowance for the net deferred tax assets.

    The Company made income tax payments of none in 1993, $3,699,838 in 1994 and $1,410,073 in 1995.

    A reconciliation of income tax expense using the statutory federal income tax rate of 34% compared to the Company's actual income tax expense follows (in thousands):

                                                                               FOR THE EIGHT    FOR THE YEARS ENDED
                                                                                WEEKS ENDED         DECEMBER 31,
                                                                               DECEMBER 26,     --------------------
                                                                                   1993           1994       1995
                                                                             -----------------  ---------  ---------
Income tax expense (benefit) at federal statutory rate.....................      $    (155)     $   2,130  $   1,605
Increase resulting from:
  State....................................................................            (18)           228        229
  Other, net...............................................................              6             30          8
                                                                                     -----      ---------  ---------
  Income tax expense (benefit).............................................      $    (167)     $   2,388  $   1,842
                                                                                     -----      ---------  ---------
                                                                                     -----      ---------  ---------

                      CPG INVESTORS INC. AND SUBSIDIARIES

7. RETIREMENT PLANS:

    The Company has a noncontributory defined benefit pension plan for hourly employees covered by collective bargaining agreements. Benefits are based on stated amounts for each year of credited service. The Company's funding policy is consistent with the funding requirements of ERISA. The plan's assets consist principally of equity securities, government and corporate debt securities and other fixed income obligations.

    Net periodic pension cost included the following components (in thousands):

                                                                               FOR THE YEARS ENDED
                                                              FOR THE EIGHT
                                                               WEEKS ENDED         DECEMBER 31,
                                                              DECEMBER 26,     --------------------
                                                                  1993           1994       1995
                                                            -----------------  ---------  ---------
Service cost..............................................      $      44      $     259  $     231
Interest cost on projected benefit obligation.............             65            352        407
Actual return on plan assets..............................            (12)            88       (701)
Net amortization and deferral.............................            (52)          (435)       320
                                                                      ---      ---------  ---------
    Net periodic pension cost.............................      $      45      $     264  $     257
                                                                      ---      ---------  ---------
                                                                      ---      ---------  ---------

    The assumptions used in accounting for pension cost and the funded status of the plan were as follows:

                                                                              1993         1994         1995
                                                                              -----        -----        -----
Discount rate............................................................         7.0%         8.0%         7.4%
Expected long-term return on plan assets.................................         9.0%         9.0%         9.0%

    Pension expense is determined using assumptions as of the beginning of each year. The funded status of the pension plan is determined using assumptions as of the end of each year. The projected benefit obligation increased by $709,911 as a result of the reduction of the discount rate assumption in 1995.

    The following table presents the funded status of the Company's pension plan and the net pension liability included in the accompanying consolidated balance sheet (in thousands):

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1994       1995
                                                                           ---------  ---------
Actuarial present value of benefit obligations:
  Vested benefits........................................................  $  (4,287) $  (5,649)
  Nonvested benefits.....................................................       (572)      (759)
    Projected benefit obligation.........................................     (4,859)    (6,408)
Fair value of plan assets................................................      3,784      4,808
                                                                           ---------  ---------
    Funded status........................................................     (1,075)    (1,600)
Unrecognized net loss (gain).............................................       (312)       252
Unrecognized prior service cost..........................................         52        139
Additional minimum liability.............................................     --           (391)
                                                                           ---------  ---------
    Net pension liability................................................  $  (1,335) $  (1,600)
                                                                           ---------  ---------
                                                                           ---------  ---------

                      CPG INVESTORS INC. AND SUBSIDIARIES

7. RETIREMENT PLANS: (CONTINUED)
    Pursuant to the provisions of Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions," the Company recorded in other liabilities an additional minimum pension liability adjustment of $390,771 as of December 31, 1995, representing the amount by which the projected benefit obligation exceeded the fair value of plan assets plus accrued amounts previously recorded. The additional liability has been offset by an intangible asset to the extent of previously unrecognized prior service cost. The amount in excess of previously unrecognized prior service cost is recorded as a reduction of stockholders' equity in the amount of $156,203, representing the after-tax impact.

    The Company also sponsors qualified defined contribution plans for its salaried and hourly employees. Participation in these plans is voluntary; however, the Company encourages participation by matching 50% of a portion of each employee's voluntary contribution. The Company's expense in 1993, 1994 and 1995 totaled $47,674, $271,647 and $276,638, respectively.

8. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS:

    The Company has plans which provide certain health care and life insurance benefits to eligible employees when they retire. Salaried employees generally become eligible for retiree medical benefits after reaching age 62 with 15 years of service or after reaching age 65. The medical plan for salaried employees provides for an allowance, which must be used toward the purchase of a Medicare supplemental insurance policy, based on a retiree's length of service. The allowance may be adjusted to reflect annual changes in the Consumer Price Index ("CPI"); however, once the initial allowance has doubled, there will be no further increases. Salaried employees hired after January 1, 1993 are not eligible to participate in this retiree medical plan. Upon satisfying certain eligibility requirements, approximately 45% of the hourly employees are eligible upon retirement to receive a medical benefit, which is an allowance to be used toward the purchase of a Medicare supplemental insurance policy and cannot exceed a specified annual amount. The postretirement benefit obligations related to employees who retired prior to the Acquisition were not assumed by the Company and remain the responsibility of Rexam.

    Postretirement benefits expense included the following components (in thousands):

                                                                                FOR THE YEARS ENDED
                                                               FOR THE EIGHT
                                                                WEEKS ENDED         DECEMBER 31,
                                                               DECEMBER 26,     --------------------
                                                                   1993           1994       1995
                                                             -----------------  ---------  ---------
Service cost...............................................      $      10      $      92  $      75
Interest cost on accumulated postretirement benefit
  obligation...............................................             20            118        124
Net amortizations and deferral.............................             --             --        (18)
  Postretirement benefits expense..........................      $      30      $     210  $     181
                                                                       ---      ---------  ---------
                                                                       ---      ---------  ---------

                      CPG INVESTORS INC. AND SUBSIDIARIES

8. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS: (CONTINUED)
    The following table sets forth the accumulated postretirement benefit obligation included in other liabilities in the Company's consolidated balance sheet (in thousands):

                                                                               DECEMBER 30,
                                                                           --------------------
                                                                             1994       1995
                                                                           ---------  ---------
Accumulated postretirement benefit obligation:
  Fully eligible participants............................................  $    (131) $    (224)
  Retirees...............................................................     --           (152)
  Other active plan participants.........................................     (1,305)    (1,533)
                                                                           ---------  ---------
Accumulated postretirement benefit obligation............................     (1,436)    (1,909)
    Unrecognized net gain................................................       (453)      (148)
                                                                           ---------  ---------
      Accrued postretirement benefit liability...........................  $  (1,889) $  (2,057)
                                                                           ---------  ---------
                                                                           ---------  ---------

    The assumed health care cost trend rate used in measuring future benefit costs was 9%, gradually declining to 6% by 1999 and remaining at that level thereafter. A 1% increase in this annual trend rate would increase the accumulated postretirement benefit obligation at December 31, 1995 by $119,000 and the 1995 postretirement benefits expense by less than $19,000. The assumed discount rate used in determining the accumulated postretirement benefit obligation was 7.0% in 1993, 8% in 1994 and 7.4% in 1995. The assumed annual increase in the CPI was 3%.

9. COMMON STOCK:

    In connection with its organization and the acquisition of its business in 1993, the Company issued 400,000 shares of its Class A common stock for an aggregate consideration of $4,000,000 and 10,000 shares of its Class B common stock for an aggregate consideration of $1,000. In addition, the Company issued 104,286 shares of its Class C common stock to two founders for nominal consideration. In 1994, the Company sold 5,671 shares of Class A common stock and 101 shares of Class B common stock to two customers for an aggregate consideration of $577,190.

    The Class A stockholders have preference over the Class B and Class C stockholders for dividends and other distributions until the Class A stockholders have received distributions aggregating $10 per share. Thereafter, Class B and Class C stockholders are entitled to such distributions until each Class B and Class C stockholder has received $10 per share and thereafter all classes of common stock receive dividends and other distributions at the same rate per share.

10. STOCK OPTION PLAN:

    Certain employees have been granted options to purchase shares of Class A common stock under a nonqualified stock option plan adopted in December 1993. The exercise price of options granted to employees is the fair value of the Company's Class A common stock at the dates of grant. Options become partially exercisable on the date of the grant and vest ratably over the three years thereafter and expire if not exercised in ten years.

                      CPG INVESTORS INC. AND SUBSIDIARIES

10. STOCK OPTION PLAN: (CONTINUED)
    The following table is a summary of the option plan:

                                                                               EXERCISE PRICE
                                                                                    PER
                                                          NUMBER OF OPTIONS        OPTION
                                                         -------------------  ----------------
Outstanding on November 1, 1993........................          --
  Granted..............................................          57,000        $        10.00
                                                                 ------
Outstanding on December 26, 1993.......................          57,000
  Granted..............................................           1,000                 15.00
  Exercised............................................          --
  Canceled.............................................          (1,000)                10.00
                                                                 ------
Outstanding on December 31, 1994.......................          57,000
  Granted..............................................           1,500                 17.50
  Exercised............................................          --
  Canceled.............................................          (4,000)          10.00-15.00
                                                                 ------
Outstanding on December 31, 1995.......................          54,500
                                                                 ------
                                                                 ------

    At December 31, 1995, options for 40,000 shares were exercisable and options for 2,643 shares were available for future awards.

11. RELATED-PARTY TRANSACTIONS:

    Two of CPG's directors are the principal stockholders of SCI Investors Inc., a privately held corporation which provides management consulting and financial services to the Company. Payments and expenses for such services during 1993, 1994 and 1995 totaled $16,000, $102,859 and $141,397, respectively. In addition, the Company paid fees of $350,000 to SCI Investors Inc. for its services in negotiating the acquisition of its business and arranging the financing for the acquisition. This fee was allocated to the purchase price of the acquisition and to deferred financing costs.

    Four of the Company's customers are owned by persons who are stockholders of CPG and, in one case, a director of CPG. Sales to these customers aggregated $869,989, $5,006,607 and $4,894,577 in 1993, 1994 and 1995, respectively.
Accounts receivable from these customers aggregated $729,633 at December 31, 1994 and $645,372 at December 31, 1995.

12. COMMITMENTS AND OTHER MATTERS:

    LEASES: The Company has commitments under operating leases for certain machinery, equipment and facilities used in various operations. Rental expense was $146,000 in 1993, $870,377 in 1994 and $922,298 in

                      CPG INVESTORS INC. AND SUBSIDIARIES

12. COMMITMENTS AND OTHER MATTERS: (CONTINUED)
1995. As of December 31, 1995, obligations to make future minimum lease payments were as follows (in thousands):

  PAYMENTS TO BE MADE IN:
----------------------------------------------
  1996........................................                     $     937
  1997........................................                           906
  1998........................................                           754
  1999........................................                           720
  2000........................................                           308
  Thereafter..................................                         1,294
                                                                      ------
                                                                   $   4,919
                                                                      ------
                                                                      ------

    UNUSUAL ITEM: In September 1994, the Company idled one of its paper machines and recorded a provision of $714,869 to adjust the carrying values of the paper machine and related equipment to net realizable values and to recognize the outstanding commitments associated with a lease of certain process control equipment.

    LETTER OF CREDIT: At December 31, 1995, the Company had outstanding letters of credit of $1,108,000 as collateral for one of its insurance policies.

    CONTINGENCIES: In the ordinary course of conducting business, the Company becomes involved in various environmental issues, investigations and administrative proceedings. While any such investigation or proceeding has an element of uncertainty, the Company believes that the outcome of any pending or threatened claim will not have a material adverse effect on its business or financial condition.

13. SUBSEQUENT EVENTS:

    On August 28, 1996, CPG entered into a merger agreement with Specialty Paperboard, Inc. ("SPI") pursuant to which SPI, through a subsidiary, would purchase all of the issued and outstanding common stock of CPG. In connection with this proposed merger, SPI has performed environmental reviews of each of the Company's operations and, as a result, the Company and SPI are evaluating certain matters of concern to SPI. The Company does not believe the results of these evaluations will have a material adverse effect on its business or financial condition.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  and Stockholders of
  Arcon Holdings Corp.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income and retained earnings (deficit) and of cash flows present fairly, in all material respects, the financial position of Arcon Holdings Corp. and its subsidiary (the "Company") at October 31, 1995 and 1994, and the results of its operations and its cash flows for the year ended October 31, 1995 and for the period April 14, 1994 (Inception) through October 31, 1994 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

Jericho, New York
November 28, 1995 except for Note 14, which is as of August 28, 1996

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                                                              OCTOBER 31,
                                                                      ----------------------------  SEPTEMBER 30,
                                                                          1995           1994           1996
                                                                      -------------  -------------  -------------
                                                                                                     (UNAUDITED)
ASSETS
Current assets
  Cash..............................................................  $     296,733  $     255,232  $   1,825,096
  Accounts receivable, net of allowance for doubtful accounts of
    $78,915 and $56,202 at October 31, 1995 and 1994, respectively,
    and $52,311 at September 30, 1996...............................      1,935,541      2,015,029      1,964,232
  Inventories.......................................................      2,721,548      1,907,504      2,694,534
  Prepaid expenses and other........................................         74,405         58,954        180,117
  Income tax receivable.............................................         90,800                      --
  Deferred income taxes.............................................         94,948         67,651        114,000
                                                                      -------------  -------------  -------------
      Total current assets..........................................      5,213,975      4,304,370      6,777,979

Property, plant and equipment, net..................................      1,338,666      1,404,554      1,209,190
Deferred financing costs, net of accumulated amortization of
  $266,612 and $92,185 at October 31, 1995 and 1994, respectively,
  and $428,400 at September 30, 1996................................        563,105        739,987        401,317
Goodwill, net of accumulated amortization of $1,270,078 and $448,078 at October 31, 1995 and 1994, respectively, and $2,018,079 at
  September 30, 1996................................................     10,969,906     11,791,906     10,221,905
Deferred income taxes...............................................         15,429         18,091         15,429
                                                                      -------------  -------------  -------------
      Total assets..................................................  $  18,101,081  $  18,258,908     18,625,820
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses.............................  $   1,702,670  $   1,572,188  $   1,699,573
  Accrued interest..................................................         99,443        108,621        145,000
  Current portion of long-term debt.................................      1,425,000      1,650,000      1,550,000
  Income taxes payable..............................................                       177,587        635,538
                                                                      -------------  -------------  -------------
      Total current liabilities.....................................      3,227,113      3,508,396      4,030,111

Long-term debt......................................................      8,639,423      9,950,632      6,477,027
Warrants............................................................        641,500        379,710      1,752,000
Deferred compensation...............................................        207,433         56,831        284,156
                                                                      -------------  -------------  -------------
      Total liabilities.............................................     12,715,469     13,895,569     12,543,294

Stockholders' equity
  Series A Preferred Stock, $.01 par value, 32,000 shares
    authorized, 31,945 shares issued and outstanding................      3,927,700      3,194,475      5,173,560
  Series B Preferred Stock, $.01 par value, 6,500 shares authorized,
    6,255 shares issued and outstanding.............................        769,101        625,525      1,013,058
  Common stock, $.01 par value, 1,600,000 shares authorized, 41,175
    shares issued and outstanding...................................            412            412            412
  Paid in capital...................................................        179,588        179,588        179,588
  Retained earnings (deficit).......................................        508,811        363,339       (284,092)
                                                                      -------------  -------------  -------------
      Total stockholders' equity....................................      5,385,612      4,363,339      6,082,526
                                                                      -------------  -------------  -------------
Commitments and contingencies
      Total liabilities and stockholders' equity....................  $  18,101,081  $  18,258,908  $  18,625,820
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

        CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS (DEFICIT)

                                                                    FOR THE PERIOD
                                                                    FROM APRIL 14,
                                                                         1994
                                                                      (INCEPTION)      11 MONTH       11 MONTH
                                                      YEAR ENDED        THROUGH      PERIOD ENDED   PERIOD ENDED
                                                      OCTOBER 31,     OCTOBER 31,    SEPTEMBER 30,  SEPTEMBER 30,
                                                         1995            1994            1996           1995
                                                     -------------  ---------------  -------------  -------------
                                                                                      (UNAUDITED)    (UNAUDITED)

Net sales..........................................  $  25,788,864   $  12,172,916   $  25,984,254  $  23,532,386
Cost of goods sold.................................     18,652,559       9,029,333      18,590,000     17,096,783
                                                     -------------  ---------------  -------------  -------------
    Gross profit...................................      7,136,305       3,143,583       7,394,254      6,435,603

Selling, general and administrative expenses.......      2,313,310       1,114,145       1,874,548      2,124,061
Interest expense...................................      1,314,618         732,187       1,077,649      1,230,677
Accretion of warrants to fair market value.........        261,790        --             1,110,208        262,000
Amortization of intangible assets..................        996,600         531,550         891,000        894,762
Depreciation and amortization of property, plant
  and equipment....................................        240,232         121,891         234,934        220,000
Management fees....................................        100,000          54,165          90,000         91,667
                                                     -------------  ---------------  -------------  -------------
    Total other expenses...........................      5,226,550       2,553,938       5,278,339      4,823,167
                                                     -------------  ---------------  -------------  -------------
    Income before provision for income taxes.......      1,909,755         589,645       2,115,915      1,612,436

Provision for income taxes.........................        887,482         226,306       1,419,000        831,000
                                                     -------------  ---------------  -------------  -------------
    Net income.....................................      1,022,273         363,339         696,915        781,436

Retained earning, beginning of period..............        363,339        --               508,811        363,339
Accretion of excess of redemption value of
  preferred stock over fair value at issuance
  date.............................................       (876,801)       --            (1,489,818)      (876,801)
                                                     -------------  ---------------  -------------  -------------
Retained earnings (deficit), end of period.........  $     508,811   $     363,339   $    (284,092) $     267,974
                                                     -------------  ---------------  -------------  -------------
                                                     -------------  ---------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                   FOR THE PERIOD
                                                                   FROM APRIL 14,
                                                                        1994          11 MONTH       11 MONTH
                                                      YEAR ENDED     (INCEPTION)    PERIOD ENDED   PERIOD ENDED
                                                      OCTOBER 31,  THROUGH OCTOBER  SEPTEMBER 30,  SEPTEMBER 30,
                                                         1995         31, 1994          1996           1995
                                                      -----------  ---------------  -------------  -------------
                                                                                     (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities
Net income..........................................   $1,022,273   $     363,339    $   696,915    $   781,436
  Adjustments to reconcile net income to net cash
     provided by operating activities
      Depreciation and amortization.................   1,236,832          661,420      1,146,996      1,013,052
      Loss on sale of property, plant and
        equipment...................................      14,780         --              --             --
      Increase in warrant value.....................     261,790         --            1,110,500        262,000
      Deferred compensation.........................     150,602           56,831         76,723        150,602
      Allowance for doubtful accounts...............      22,713           20,336        (26,604)        54,459
      Deferred income taxes.........................     (24,635)         (85,742)       (19,052)       --
  Changes in operating assets and liabilities
      Accounts receivable...........................      56,775           (7,699)        (2,087)      (111,459)
      Inventories...................................    (814,044)         216,176         27,014       (685,391)
      Prepaid expenses and other....................     (15,451)          25,858       (105,712)        23,000
      Accounts payable..............................     130,482          292,248          3,097       (540,000)
      Accrued interest..............................      (9,178)         108,621         45,557        402,000
      Income taxes payable..........................    (268,387)        --              626,807         41,336
                                                      -----------  ---------------  -------------  -------------
          Net cash provided by operating
            activities..............................   1,764,522        1,651,388      3,580,154      1,391,035
                                                      -----------  ---------------  -------------  -------------
Cash flows from investing activities
  Capital expenditures..............................    (186,842)         (24,996)      (103,524)      (147,000)
  Cash paid for acquisition, net of cash acquired...                  (17,252,596)       --             --
                                                      -----------  ---------------  -------------  -------------
          Net cash used in investing activities.....    (186,842)     (17,277,592)      (103,524)      (147,000)
                                                      -----------  ---------------  -------------  -------------
Cash flows from financing activities
  Repayment of long-term debt.......................  (3,720,628)      (3,559,446)    (1,948,267)    (1,746,000)
  Proceeds from borrowing...........................   2,184,419        2,152,786        --             --
  Proceeds from acquisition debt financing..........                   13,349,596        --             --
  Proceeds from sale of preferred and common
     stock..........................................                    4,000,000        --             --
  Purchase of interest rate cap.....................                      (61,500)       --             --
                                                      -----------  ---------------  -------------  -------------
          Net cash (used in) provided by financing
            activities..............................  (1,536,209)      15,881,436     (1,948,267)    (1,746,000)
                                                      -----------  ---------------  -------------  -------------
  Net increase (decrease) in cash...................      41,501          255,232      1,528,363       (501,965)
  Cash at beginning of period.......................     255,232                0        296,733        255,232
                                                      -----------  ---------------  -------------  -------------
  Cash at end of period.............................   $ 296,733    $     255,232    $ 1,825,096    $  (246,733)
                                                      -----------  ---------------  -------------  -------------
                                                      -----------  ---------------  -------------  -------------
  Supplemental disclosure of cash flow information:
  Interest paid.....................................   $1,476,076   $     602,786    $ 1,077,649    $ 1,230,677
                                                      -----------  ---------------  -------------  -------------
                                                      -----------  ---------------  -------------  -------------
  Income taxes paid.................................   $1,179,270   $     134,461    $   794,806    $ 1,826,213
                                                      -----------  ---------------  -------------  -------------
                                                      -----------  ---------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BACKGROUND

    Arcon Holdings Corp. and its wholly-owned subsidiary, Arcon Coating Mills, Inc. ("Arcon Coating Mills" or the "Subsidiary"), (collectively the "Company") is a leading producer of tapes and edge covering materials which are used to bind, reinforce, protect and decorate office and school supply products as well as checkbooks and hard and soft cover books. The Company maintains operating facilities in Oceanside, New York, and Springfield, Ohio.

    The Company was incorporated on March 17, 1994 for the purpose of acquiring Arcon Coating Mills, Inc. As discussed in Note 2, Arcon Coating Mills, Inc. was acquired by Arcon Acquisition Corp. (a wholly-owned subsidiary of the Company) on April 14, 1994 and, accordingly, the results of operations and cash flows of the Subsidiary for the period ended October 31, 1994 are presented from the date of acquisition. Concurrent with the acquisition, Arcon Acquisition Corp. was merged into Arcon Coating Mills, Inc.

    USE OF ESTIMATES

    The accompanying financial statements were prepared in conformity with generally accepted accounting principles which require management to make estimates, and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

    INVENTORIES

    Inventories are reported at the lower of cost or market value, with cost determined using the first-in, first-out (FIFO) method.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost and are depreciated using the straight-line method over estimated useful lives of assets as follows: automobiles - 5 years; furniture and fixtures - 7 years; machinery and equipment -7 years; and buildings - 15 years. Leasehold improvements are amortized over the shorter of the life of the improvement or the lease term.

    INTANGIBLE ASSETS

    Deferred financing costs arising from the acquisition debt are charged to operations as additional interest expense, using the straight-line method, over the life of the underlying indebtedness. Goodwill arising from the acquisition described in Note 2 is being amortized over 15 years on a straight-line basis.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) INCOME TAXES

    Income taxes have been provided for in conformity with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). This statement requires recognition of deferred income taxes utilizing a liability based approach.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair value of the Company's financial instruments is believed to approximate their carrying amounts.

    UNAUDITED INTERIM FINANCIAL INFORMATION

    The consolidated balance sheet at September 30, 1996, the consolidated statement of income and retained earnings (deficit) and the consolidated statement of the cash flows for the eleven-month interim periods ended September 30, 1996 and September 30, 1995 have been prepared by the Company without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the interim financial information, have been made. The results of operations of interim periods are not necessarily indicative of the operating results of a full year or of future years.

2. ACQUISITION

    On April 14, 1994 (the "acquisition date"), 100% of Arcon Coating Mill's common stock was purchased by Arcon Acquisition Corp. a wholly-owned subsidiary of the Company, for a purchase price of $17,349,000. The purchase price, including acquisition costs, was allocated to the net assets of the Company in accordance with Opinion No. 16 of the Accounting Principles Board. The purchase price exceeded the fair value of the net assets acquired of $4,340,799 by $13,008,201 (as adjusted) and, accordingly, goodwill and certain intangible assets were recorded as of the acquisition date.

    The acquisition was accounted for as a purchase and, therefore, the results of operations of Arcon Coating Mills are included in the consolidated financial statements for periods subsequent to the date of acquisition.

3. INVENTORIES

    Net inventories consist of the following at:

                                                                                 OCTOBER 31
                                                                         --------------------------  SEPTEMBER 30,
                                                                             1995          1994          1996
                                                                         ------------  ------------  -------------
                                                                                                      (UNAUDITED)
Raw materials..........................................................  $  1,477,689  $    929,993   $ 1,308,145
Work-in-process........................................................     1,108,664       910,936     1,231,711
Finished goods.........................................................       135,195        66,575       154,678
                                                                         ------------  ------------  -------------
                                                                            2,721,548     1,907,504     2,694,534
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

4. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consists of the following at:

                                                                                 OCTOBER 31
                                                                         --------------------------  SEPTEMBER 30,
                                                                             1995          1994          1996
                                                                         ------------  ------------  -------------
                                                                                                      (UNAUDITED)
Land and building......................................................  $    115,932  $    115,932   $   117,433
Machinery and equipment................................................     1,219,415     1,102,823     1,323,209
Leasehold improvements.................................................       158,690       157,790       163,348
Automobiles............................................................       118,292        85,750       113,526
Furniture and fixtures.................................................        78,977        63,416        78,977
                                                                         ------------  ------------  -------------
                                                                         $  1,691,306  $  1,525,711   $ 1,796,493
    Less--Accumulated depreciation and amortization....................       352,640       121,157       587,303
                                                                         ------------  ------------  -------------
                                                                         $  1,338,666  $  1,404,554   $ 1,209,190
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------

5. DEBT

    Long-term debt consists of the following at:

                                                                                 OCTOBER 31
                                                                         --------------------------  SEPTEMBER 30,
                                                                             1995          1994          1996
                                                                         ------------  ------------  -------------
                                                                                                      (UNAUDITED)
Term loan A............................................................  $  6,350,000  $  7,500,000   $ 5,312,500
Term loan B............................................................     2,680,527     2,641,155     2,714,527
Revolving line of credit...............................................     1,033,896     1,459,477         2,245
                                                                         ------------  ------------  -------------
                                                                           10,064,423    11,600,632     8,029,272
    Less--Current portion..............................................     1,425,000     1,650,000     1,550,000
                                                                         ------------  ------------  -------------
                                                                         $  8,639,423  $  9,950,632   $ 6,479,272
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------

    TERM LOAN A

    The term loan A principal is due and payable on the last day in January, April, July and October of each year through January 31, 2000. The quarterly payments are $387,500 through October 31, 1999 with a final payment of $275,000 on January 31, 2000. The note bears interest at the higher of the prime rate or the Federal funds effective rate, plus 2%. Such rate was 10.75% and 10.25% at October 31, 1995 and September 30, 1996, respectively. Interest is payable on the first day of each month.

    TERM LOAN B

    The term loan B principal is due and payable in the amount of $750,000 on July 31, 2000, October 31, 2000, January 31, 2001 and April 30, 2001,
respectively. Interest accrues at a fixed rate of 11.5% and is payable on the first day of each month. During the fiscal year ended October 31, 1995 and the period ended September 30, 1996, the note has been recorded net of unamortized discount of $319,473 and $286,473, respectively, which is being amortized over the life of the indebtedness.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

5. DEBT (CONTINUED)
    REVOLVING LINE OF CREDIT

    Concurrent with the acquisition, the Company entered into a revolving credit agreement which expires on April 30, 2001. Based upon management's intention to continually refinance outstanding borrowings under this long-term agreement, the outstanding amount has been classified as a non-current liability. The maximum amount that can be borrowed under this agreement is the lesser of $3,000,000 or 85% of eligible accounts receivable plus 50% of eligible inventory. Such eligible amounts were greater than $3,000,000 at October 31, 1995. The line bears interest at the higher of the prime rate or the Federal funds effective rate, plus 2%, payable on the first day of each month. In addition, the Company pays commitment fees of .5% on the average daily unused balance. The unused balance under the revolving credit agreement was approximately $2.0 million and $3.0 million at October 31, 1995 and September 30, 1996, respectively.

    Borrowings under the revolving credit agreement are collateralized by accounts receivable and inventory. The term notes are collateralized by substantially all assets of the Company.

    The loan agreements contain certain affirmative and negative covenants which include requirements that the Company maintain certain financial ratios and that excess cash flows from operating and other activities, as defined in the agreements, be remitted to the lender. The term loan A balances at October 31, 1995 reflect the acceleration of $500,000 of debt payments made during the year related to such excess cash flows.

    The Company has reduced its exposure to changes in the cost of its variable rate borrowings through the use of a base rate cap agreement. This instrument provides, for a three year period beginning in July 1994, a 10% ceiling on the base interest rate used to calculate interest payments on the first $4.5 million of the Company's term loan A. At October 31, 1995, $32,464, net of accumulated amortization of $29,036, was recorded in deferred financing costs. At September 30, 1996, $13,676, net of accumulated amortization of $47,824, was recorded in deferred financing costs.

    The following is a schedule of aggregate annual principal payments for each of the fiscal years ending October 31:

1996........................................................  $1,425,000
1997........................................................   1,550,000
1998........................................................   1,550,000
1999........................................................   1,550,000
2000........................................................   1,775,000
2001 and thereafter.........................................   2,533,896
                                                              ----------
                                                              10,383,896
Less--Unamortized discount..................................    (319,473)
                                                              ----------
                                                              $10,064,423
                                                              ----------
                                                              ----------

6. INCOME TAXES

    The Company accounts for income taxes under the requirements of SFAS 109. SFAS 109 utilizes an asset and liability approach to measuring income tax expense. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future consequences of temporary

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

6. INCOME TAXES (CONTINUED)
differences between the financial statement carrying amounts and the tax basis of certain assets and liabilities.

    Deferred tax assets (liabilities) are comprised of the following at October 31:

                                                                                                1995       1994
                                                                                             ----------  ---------
Deferred tax assets
  Inventory reserves.......................................................................  $   38,154  $  27,808
  Accounts receivable allowances...........................................................      30,477     21,705
  Inventory uniform capitalization adjustment..............................................      24,755     10,427
  Accruals and deferred compensation.......................................................      81,632     30,443
                                                                                             ----------  ---------
    Gross deferred tax asset...............................................................  $  175,018  $  90,383
Deferred tax liabilities
  Fixed asset book basis in excess of tax basis............................................  $  (64,641) $  (4,641)
                                                                                             ----------  ---------
    Net deferred tax asset.................................................................  $  110,377  $  85,742
                                                                                             ----------  ---------
                                                                                             ----------  ---------

    The provision (benefit) for income taxes consists of the following:

                                                                                           FOR THE ELEVEN MONTH
                                                                   FOR THE YEAR ENDED    PERIOD ENDING SEPTEMBER
                                                                      OCTOBER 31,                  30,
                                                                 ----------------------  ------------------------
                                                                    1995        1994         1996         1995
                                                                 ----------  ----------  ------------  ----------
                                                                                               (UNAUDITED)
Current
  Federal......................................................  $  744,751  $  255,488  $  1,269,903  $  694,730
  State........................................................     167,366      56,560       172,557      93,722
                                                                 ----------  ----------  ------------  ----------
                                                                    912,117     312,048     1,442,460     788,452
                                                                 ----------  ----------  ------------  ----------
Deferred:
  Federal......................................................     (21,669)    (70,070)      (21,142)     37,458
  State........................................................      (2,936)    (15,672)       (2,318)      5,090
                                                                 ----------  ----------  ------------  ----------
                                                                    (24,635)    (85,742)      (23,460)     42,548
                                                                 ----------  ----------  ------------  ----------
                                                                 $  887,482  $  226,306  $  1,419,000  $  831,000
                                                                 ----------  ----------  ------------  ----------
                                                                 ----------  ----------  ------------  ----------

    The provision for income taxes differs from the amount of income tax determined by applying the U.S. statutory Federal income tax rate to pretax income principally as a result of state income taxes and the increase in the warrant value which is not deductible for income tax purposes.

7. STOCKHOLDERS' EQUITY

    At the time of the formation of the Company and the acquisition of Arcon Coating Mills, the Company sold 31,945, 6,255 and 41,175 shares of Series A Preferred Stock, Series B Preferred Stock and Series A Common Stock, respectively, for $3,194,475, $625,525 and $180,000, respectively.

    Both the Series A Preferred Stock, which is non-voting, and the Series B Preferred Stock, which has voting rights, are mandatorily redeemable on April 30, 2001. Such redemption may also occur at the option of the stockholders beginning on October 31, 2000. The redemption price will be determined on the

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

7. STOCKHOLDERS' EQUITY (CONTINUED)
redemption date based on a multiple of adjusted earnings during the Company's preceding fiscal year, and as further adjusted based on the Company's cash and debt balances as of the end of the preceding fiscal year.

    The excess of the estimated redemption value over the carrying value of the preferred stock is being accreted by periodic charges to retained earnings through October 31, 2000. During the fiscal year ended October 31, 1995 and the period ended September 30, 1996, the carrying value of the Series A and Series B Preferred Stock was increased by $876,801 and $993,708, respectively.

    Holders of both series of preferred stock receive preferential treatment in the case of the dissolution of the Company, with stock to be purchased by the Company at $100 per share. In addition, no dividends will be paid to the holders of common stock without the affirmative vote of the holders of the Series B Preferred Stock. No provision for mandatory dividends exists.

    The Series B Preferred Stock is convertible into common stock, at the option of the holder, at a rate of approximately 23 shares of common stock for each share of preferred stock submitted for conversion. The holders of Series A Preferred stock may convert their shares to common stock upon the occurrence of a "conversion event" including the transfer or sale of substantially all of the assets or shares of the Company to an unrelated party.

    The Company adopted a stock option plan (the "Stock Option Plan") in 1994 which provides that the Company may grant, to certain key employees, Incentive Stock Options or Non-qualified Stock Options at the discretion of the Board of Directors. The Stock Option Plan provides that the aggregate number of shares of common stock issuable pursuant to these options may not exceed 111,000 shares. These options, which are exercisable during the period beginning one year from the date at the grant and ending ten years from the grant date, are exercisable at a price to be determined by the Board of Directors of the Company.

    Pursuant to the Stock Option Plan, in April 1994, the Company granted non-qualified stock options to two employees to purchase an aggregate of 72,223 shares of common stock at $.44 per share. Of this amount, 20% of the options vest at the date of grant, 20% vest upon the subsequent three anniversaries of the grant date and 20% vests on October 31, 1997. Deferred compensation expense of $150,602, $56,831 and $76,723 was recorded for the year ended October 31, 1995 and the period ended October 31, 1994 and the period ended September 30, 1996, respectively, based upon the difference between the exercise price and the fair market value of the common stock at the date of grant and the number of options vested as of each balance sheet date.

    The conversion rate, dissolution amounts and the number of shares reserved for the Stock Option Plan are subject to change in the event of a stock split, stock dividend or other such dilutive occurrence.

8. WARRANTS

    Concurrent with the acquisition, the Company and Arcon Holdings Corp., entered into a warrant agreement with the Company's lender whereby the lender could purchase up to 8 1/2% of the outstanding stock of Arcon Holdings Corp. for $.01 per share (par value). The warrant expires on April 14, 2004. For a five year period commencing on April 14, 1999 the lender may also require the Company to purchase the warrant described above at its fair market value on the date of the put. The estimated fair value of the warrant was $641,500 and $379,710 at October 31, 1995 and 1994, respectively and $1,752,000 at September 30, 1996.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

9. RELATED PARTY TRANSACTIONS

    The Company paid management fees of $100,000 and $54,165 for the year ended October 31, 1995 and the period ended October 31, 1994, respectively, and $90,000 for the period ended September 30, 1996 for services provided by a major shareholder of Arcon Holdings Corp.

10. PROFIT SHARING PLAN

    During 1995, the Company made contributions to the Arcon Profit Sharing Benefit Plan. This plan, which is a defined contribution plan, covers all employees, over the age of 20 1/2, who have completed at least six months of service. The costs of the plan are funded currently. Total expenses charged to operations were $254,150 and $110,908 at October 31, 1995 and 1994, respectively, and $129,421 at September 30, 1996.

11. LEASE COMMITMENTS

    The Company leases an office and manufacturing facility located in Oceanside, New York. The lease expires in fiscal 1998 and is renewable thereafter. Total rent expense under this lease was $243,664 and $131,316 for the year ended October 31, 1995 and the period ended October 31, 1994, respectively, and $228,051 for the period ended September 30, 1996.

    Minimum annual rentals under all of the Company's operating leases for each of the years ending October 31, are as follows:

1996...........................................................  $ 247,725
1997...........................................................    253,411
1998...........................................................    147,823

12. COMMITMENTS AND CONTINGENCIES

    The Company's principal raw material, Tyvek-Registered Trademark-, is proprietary to a single vendor. Tyvek-Registered Trademark- purchases represented approximately 53%, 50% and 60% of total raw material purchases of the Company for the year ended October 31, 1995, the period ended October 31, 1994 and the period ended September 30, 1996, respectively.

13. MAJOR CUSTOMER

    The Company had sales to one customer which represented approximately 20% and 23% of total sales for the year ended October 31, 1995 and the period ended September 30, 1996, respectively. At October 31, 1995 and September 30, 1996, this customer represented 12% and 12%, respectively, of the total outstanding accounts receivable.

14. SUBSEQUENT EVENT

    Pursuant to a Stock Purchase Agreement dated as of August 28, 1996, Specialty Paperboard, Inc. has agreed to purchase all of the issued and outstanding capital stock of the Company.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
Arcon Coating Mills, Inc.

    In our opinion, the accompanying statements of income and accumulated deficit and of cash flows presents fairly, in all material respects, the results of operations of Arcon Coating Mills, Inc. (the "Company") and its cash flows for the period November 1, 1993 to April 14, 1994 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Jericho, New York
August 28, 1996

                           ARCON COATING MILLS, INC.

                  STATEMENT OF INCOME AND ACCUMULATED DEFICIT

                                                                                                      FOR THE
                                                                                                    PERIOD FROM
                                                                                                  NOVEMBER 1, 1993
                                                                                                    TO APRIL 14,
                                                                                                        1994
                                                                                                  ----------------
Net sales.......................................................................................    $  9,112,477
Cost of goods sold..............................................................................       6,943,801
                                                                                                  ----------------
        Gross profit............................................................................       2,168,676

Selling, and administrative expenses............................................................         904,768
                                                                                                  ----------------
                                                                                                       1,263,908

Other expenses (income)
  Interest expense..............................................................................         585,726
  Interest income...............................................................................          (6,568)
  Amortization expense..........................................................................          87,456
                                                                                                  ----------------
        Total other expenses....................................................................         666,614
                                                                                                  ----------------
        Income before provision for income taxes................................................         597,294

Provision for income taxes......................................................................        (270,226)
                                                                                                  ----------------
        Net income..............................................................................    $    327,068
Accumulated deficit, beginning of period........................................................        (360,070)
                                                                                                  ----------------
Accumulated deficit, end of period..............................................................    $    (33,002)
                                                                                                  ----------------
                                                                                                  ----------------

   The accompanying notes are an integral part of these financial statements.

                           ARCON COATING MILLS, INC.

                            STATEMENT OF CASH FLOWS

                                                                                                      FOR THE
                                                                                                    PERIOD FROM
                                                                                                  NOVEMBER 1, 1993
                                                                                                    TO APRIL 14,
                                                                                                        1994
                                                                                                  ----------------
Cash flows from operating activities
  Net income....................................................................................   $      327,068
  Adjustments to reconcile net income to net cash provided by operating activities
    Depreciation and amortization...............................................................          173,992
    Amortization of prepaid interest............................................................           64,568
  (Increase) decrease in assets
    Accounts receivable.........................................................................          226,338
    Due from FSE Holdings, Inc..................................................................          365,361
    Inventories.................................................................................         (438,994)
    Prepaid expenses and other..................................................................          (10,633)
  Increase (decrease) in liabilities
    Accounts payable............................................................................          641,264
    Accrued expenses............................................................................         (276,119)
                                                                                                  ----------------
        Net cash provided by operating activities...............................................        1,072,845
                                                                                                  ----------------
Cash flows from investing activities
  Capital expenditures..........................................................................         (155,876)
                                                                                                  ----------------
        Net cash used in investing activities...................................................         (155,876)
                                                                                                  ----------------
Cash flows from financing activities
  Due from FSE Holdings, Inc....................................................................          727,031
  Repayments of long-term debt..................................................................       (3,130,457)
  Proceeds from long-term debt..................................................................        1,408,059
                                                                                                  ----------------
        Net cash used in financing activities...................................................         (995,367)
                                                                                                  ----------------
Net decrease in cash and cash equivalents.......................................................          (78,398)
                                                                                                  ----------------
Cash and cash equivalents at beginning of period................................................        1,486,457
                                                                                                  ----------------
Cash and cash equivalents at end of period......................................................   $    1,408,059
                                                                                                  ----------------
                                                                                                  ----------------
Supplemental disclosure of cash flow information:
  Interest paid.................................................................................   $      728,460
                                                                                                  ----------------
                                                                                                  ----------------
  Income taxes paid.............................................................................   $       22,557
                                                                                                  ----------------
                                                                                                  ----------------

   The accompanying notes are an integral part of these financial statements.

                           ARCON COATING MILLS, INC.

                       NOTES TO THE FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BACKGROUND AND BASIS OF PRESENTATION

    Arcon Coating Mills, Inc. (the "Company") is a leading producer of tapes and edge covering materials which are used to bind, reinforce, protect and decorate office and school supply products as well as checkbooks and hard and soft cover books. Prior to the close of business on April 14, 1994, the Company was a wholly-owned subsidiary of FSE Holdings, Inc. ("FSE"). At the close of business on April 14, 1994 (the "Acquisition Date"), FSE assumed the Company's intercompany balance (including those related to income taxes) and long-term debt, net of cash on hand, and sold the outstanding stock of the Company to Arcon Holdings Corp. The accompanying consolidated financial statements do not reflect adjustments which resulted from the subsequent purchase transaction.

INVENTORIES

    Approximately 31% of the Company's inventories are priced at the lower of cost, determined by the last-in, first-out (LIFO) method, or market. The remaining inventories are priced at the lower of cost determined by first-in, first-out (FIFO) method, or market.

INCOME TAXES

    Prior to the Acquisition Date, the Company filed a consolidated Federal income tax return with FSE. Its liability or benefit related to Federal income taxes has been computed on a separate company basis and is payable to or receivable from FSE, subject to limitations based on the consolidated Federal return.

    Income taxes have been provided for in conformity with Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes" (SFAS 109). This statement requires recognition of deferred income taxes utilizing a liability based approach.

PROPERTY AND DEPRECIATION

    Depreciation is provided over the estimated useful lives of the applicable assets using the straight-line method. The depreciable lives used are:

Machinery and equipment..........................................    5 years
Leasehold improvements...........................................   10 years
Furniture and fixtures...........................................    5 years
Automobiles......................................................    3 years
                                                                        31.5
Building.........................................................      years

    Property and equipment includes the cost of additions and those improvements which increase the capacity or lengthen the useful lives of the assets. Repair and maintenance costs are expensed as incurred.

OTHER ASSETS

    Amortization of goodwill is being charged to operations on a straight-line basis over 40 years. Amortization of deferred financing costs is being charged to operations over the term of the related debt.

                           ARCON COATING MILLS, INC.

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS

    In October 1993, FSE contributed additional intercompany notes due from an affiliate in the amount of $1,258,706 to the Company. The total intercompany notes receivable at November 1, 1993 were $1,629,300. In December 1993, approximately $1,550,000 of these notes were repaid.

    In December 1993, the Company borrowed $414,341 from FSE under a $1,000,000 revolving credit agreement. The principal amount was due to be repaid in November 1995 with interest payable annually at 3.83%. The proceeds were used to repay long-term debt.

3. INCOME TAXES

    The provision for income taxes consists of the following:

Current:
  Federal.........................................................  $  90,623
  State...........................................................     29,474
                                                                    ---------
                                                                      130,800
                                                                    ---------
                                                                    ---------
Deferred:
  Federal.........................................................  $ 118,920
  State...........................................................     31,479
                                                                    ---------
                                                                      139,426
                                                                    ---------
                                                                    $ 270,226
                                                                    ---------
                                                                    ---------

    The tax provision recorded on the Company's net income is higher than Federal and State statutory rates due primarily to $79,965 of non-deductible amortization of goodwill. The main components of deferred tax expense relate to the reversal of temporary differences related to a non-compete covenant and bonus and other compensation accruals.

4. EMPLOYEE BENEFIT PLANS

    Effective November 1, 1993, the Company's eligible employees participated in the Arcon Profit Sharing Plan and Trust which covers all employees with at least six months of service and having attained the age of 20 1/2 years. The costs of the plan are funded currently. Total costs charged to operations for the period were approximately $21,983.

                           ARCON COATING MILLS, INC.

5. LEASE COMMITMENTS

    The Company leases an office and manufacturing facility located in Oceanside, New York, from a partnership owned by the estate of a stockholder of FSE. The lease expires in fiscal 1998 and is renewable thereafter. Rent expense under this lease was $104,749 during the period.

    Minimum annual rentals under all of the Company's operating leases are as follows:

April 14 to October 31, 1994......................................  $ 118,307
Fiscal year ended October 31, 1995................................    223,056
Fiscal year ended October 31, 1996................................    223,056
Fiscal year ended October 31, 1997................................    223,056
Fiscal year ended October 31, 1998................................    130,116

6. COMMITMENTS AND CONTINGENCIES

    The Company's principal raw material, Tyvek-Registered Trademark-, is proprietary to a single vendor. For the period November 1, 1993 to April 14, 1994, Tyvek-Registered Trademark- purchases represented approximately 50% of total raw material purchases. Another vendor accounted for 12% of total raw material purchases for the same period.

7. SUBSEQUENT EVENTS

    At the close of business on April 14, 1994, 100% of the Company's common stock was purchased by Arcon Holding Corp. for a purchase price of $17,349,000.

    Pursuant to a Stock Purchase Agreement dated as of August 28, 1996, Specialty Paperboard, Inc. has agreed to purchase all of the issued and outstanding capital stock of Arcon Holdings Corp.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Arcon Coating Mills, Inc.:

We have audited the accompanying balance sheet of Arcon Coating Mills, Inc. (a Delaware corporation and subsidiary of FSE Holdings, Inc.) as of October 31, 1993, and the related statements of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arcon Coating Mills, Inc. as of October 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Philadelphia, Pa.,
  December 30, 1993

                           ARCON COATING MILLS, INC.

                       BALANCE SHEET -- OCTOBER 31, 1993

                                          ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................................................  $1,486,457
  Due from affiliate...........................................................   1,629,306
  Accounts receivable, net of allowance for doubtful accounts of $31,374          2,064,179
  Inventories..................................................................   1,610,504
  Prepaid expenses and other...................................................      74,179
  Income tax refund receivable due from Parent.................................     156,038
  Deferred income taxes........................................................     167,004
                                                                                 ----------
    Total current assets.......................................................   7,187,667
                                                                                 ----------
PROPERTY AND EQUIPMENT, net of accumulated depreciation and amortization of
  $1,787,163...................................................................     576,393
                                                                                 ----------
DEFERRED FINANCING COSTS, net of accumulated amortization of $86,974...........      62,447
GOODWILL, net of accumulated amortization of $921,099..........................   5,817,640
OTHER ASSETS...................................................................       1,470
                                                                                 ----------
                                                                                  5,881,557
                                                                                 ----------
                                                                                 $13,645,617
                                                                                 ----------
                                                                                 ----------
                     LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt............................................  $3,042,000
  Accounts payable.............................................................     695,981
  Accrued expenses.............................................................     270,368
  Accrued interest.............................................................     227,163
  Due to parent................................................................      60,903
  Accrued salaries, wages and related taxes....................................      38,832
                                                                                 ----------
    Total current liabilities..................................................   4,335,247
                                                                                 ----------
LONG-TERM DEBT.................................................................   6,597,154
                                                                                 ----------
DUE TO PARENT..................................................................     902,275
                                                                                 ----------
COMMITMENTS AND CONTINGENCIES (NOTE 9)
STOCKHOLDER'S EQUITY:
  Common stocks - authorized 1,000 shares of $0.01 par value; issued and
    outstanding 1,000 shares...................................................          10
  Contributions in excess of par value.........................................   2,171,001
  Accumulated deficit..........................................................    (360,070)
                                                                                 ----------
                                                                                  1,810,941
                                                                                 ----------
                                                                                 $13,645,617
                                                                                 ----------
                                                                                 ----------

         The accompanying notes are an integral part of this statement.

                           ARCON COATING MILLS, INC.
                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED OCTOBER 31, 1993

NET SALES......................................................................  $19,052,395
COST OF GOODS SOLD.............................................................  14,422,713
                                                                                 ----------
    Gross profit...............................................................   4,629,682
SELLING AND ADMINISTRATIVE EXPENSES............................................   1,932,011
                                                                                 ----------
    Operating income before other (income) and deductions......................   2,697,671
                                                                                 ----------
OTHER (INCOME) DEDUCTIONS:
  Interest expense.............................................................   1,632,916
  Interest income..............................................................     (70,710)
  Amortization expense.........................................................     190,587
  Write-off non-compete agreement..............................................     528,000
  Miscellaneous................................................................      45,648
                                                                                 ----------
                                                                                  2,326,441
                                                                                 ----------
    Income before income taxes.................................................     371,230
INCOME TAX EXPENSE.............................................................     214,293
                                                                                 ----------
NET INCOME.....................................................................  $  156,937
                                                                                 ----------
                                                                                 ----------

         The accompanying notes are an integral part of this statement.

                           ARCON COATING MILLS, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY

                      FOR THE YEAR ENDED OCTOBER 31, 1993

                                                          COMMON STOCK       CONTRIBUTIONS                   TOTAL
                                                     ----------------------  IN EXCESS OF   ACCUMULATED   STOCKHOLDER'S
                                                      SHARES      AMOUNT       PAR VALUE     (DEFICIT)       EQUITY
                                                     ---------  -----------  -------------  ------------  ------------
BALANCE, NOVEMBER 1, 1992..........................      1,000   $      10    $ 1,327,567    $ (517,007)   $  810,570

  Contribution of notes receivable by Parent.......     --          --          1,258,706        --         1,258,706

  Reduction in note receivable from related party
    net of tax effect of $214,128..................     --          --           (415,272)       --          (415,272)

  Net income.......................................     --          --            --            156,937       156,937
                                                     ---------         ---   -------------  ------------  ------------

BALANCE, OCTOBER 31, 1993..........................      1,000   $      10    $ 2,171,001    $ (360,070)   $1,810,941
                                                     ---------         ---   -------------  ------------  ------------
                                                     ---------         ---   -------------  ------------  ------------

         The accompanying notes are an integral part of this statement.

                           ARCON COATING MILLS, INC.

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED OCTOBER 31, 1993

CASH FLOWS FROM OPERATING ACTIVITIES:

  Net income....................................................................  $ 156,937
  Adjustments to reconcile net income to net cash provided by operating activities-
    Depreciation and amortization...............................................    498,682
    Write-off non-compete agreement.............................................    528,000
    Amortization of prepaid interest............................................    133,154
    Deferred income taxes.......................................................    (37,517)
  (Increase) decrease in assets-
    Accounts receivable.........................................................   (748,179)
    Due from parent and affiliate...............................................      5,287
    Inventories.................................................................    821,496
    Prepaid expenses and other..................................................     73,351
  Increase (decrease) in liabilities-
    Accounts payable............................................................    184,981
    Accrued expenses............................................................   (206,476)
    Due to parent...............................................................   (267,097)
                                                                                  ---------
      Net cash provided by operating activities.................................  1,142,619
                                                                                  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net.....................................................   (130,162)
                                                                                  ---------
      Net cash used in investing activities.....................................   (130,162)
                                                                                  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of long-term debt..................................................  (1,000,000)
                                                                                  ---------
      Net cash used in financing activities.....................................  (1,000,000)
                                                                                  ---------
      Net increase in cash and cash equivalents.................................     12,457
                                                                                  ---------
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..................................  1,474,000
                                                                                  ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR........................................  $1,486,457
                                                                                  ---------
                                                                                  ---------

         The accompanying notes are an integral part of this statement.

                           ARCON COATING MILLS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 1993

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BACKGROUND

    Arcon Coating Mills, Inc. (the Company) is engaged in the manufacture and sale of reinforcing tape and end sheets made primarily with Tyvek-Registered Trademark-. The Company and IEC of Delaware (formerly International Envelope Company (International)), and affiliate, are wholly owned subsidiaries of FSE Holdings, Inc. (the Parent).

PRINCIPLES OF CONSOLIDATION

    The financial statements include the accounts of the Company and its operating division, Thomas Tape Company. All significant intercompany accounts and transactions have been eliminated.

INVENTORIES

    Approximately 31% of the Company's inventories are priced at the lower of cost, determined by the last-in, first-out (LIFO) method, or market. If the first-in, first-out method had been used, inventories would have been $74,183 higher at October 31, 1993. The remaining inventories are priced at the lower of cost, determined by first-in, first-out (FIFO) method, or market.

INCOME TAXES

    The Company files a consolidated Federal income tax return with its Parent. Its liability or benefit related to federal income taxes is computed on a separate company basis and is payable to or receivable from the Parent, subject to limitations based on the consolidated Federal return.

    The Financial Accounting Standards Board has issued its Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes." The Company will be required to adopt SFAS 109 in fiscal 1994. The Company believes that the impact of adopting this method of accounting for income taxes will not be material to its financial statements.

PROPERTY AND DEPRECIATION

    Depreciation for financial reporting purposes is provided over the estimated useful lives of the applicable assets using the straight-line method. The depreciable lives used are:

Machinery and equipment..........................................    5 years
Leasehold improvements...........................................   10 years
Furniture and fixtures...........................................    5 years
Automobiles......................................................    3 years
                                                                        31.5
Building.........................................................      years

    Property and equipment includes the cost of additions and those improvements which increase the capacity or lengthen the useful lives of the assets. Repair and maintenance costs are expensed as incurred. Amounts related to property retired or sold are removed from the asset and accumulated depreciation accounts, and the resulting gain or loss is reflected in the miscellaneous income or expense.

                           ARCON COATING MILLS, INC.

                                OCTOBER 31, 1993

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
OTHER ASSETS

    Amortization of goodwill is being charged to operations on a straight-line basis over 40 years. The non-compete agreement was written-off during fiscal 1993 due to the death of the former owner. Amortization of deferred financing costs is being charged to operations over the term of the related debt.

CASH FLOWS

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                                                                                         FISCAL
                                                                                          1993
                                                                                      ------------
Cash paid during the year for:
  Interest..........................................................................  $  1,221,032
  Income taxes......................................................................        70,500

2. INVENTORIES:

    Inventories consist of the following at October 31, 1993:

LIFO Inventory:
  Raw materials....................................................  $ 275,398
  Work-in-process..................................................    267,738
  Finished goods...................................................     27,235
                                                                     ---------
                                                                       570,371
LIFO reserve.......................................................    (74,183)
                                                                     ---------
                                                                       496,188
                                                                     ---------

FIFO Inventory:
  Raw materials....................................................    657,225
  Work-in-process..................................................    343,180
  Finished goods...................................................    113,911
                                                                     ---------
                                                                     1,114,316
                                                                     ---------
  Total inventory..................................................  $1,610,504
                                                                     ---------
                                                                     ---------

    The FIFO inventories represent all of the Company's non-Tyvek-Registered Trademark- inventory.

                           ARCON COATING MILLS, INC.

                                OCTOBER 31, 1993

3. PROPERTY AND EQUIPMENT:

    Property and equipment consist of the following at October 31, 1993:

Machinery and equipment............................................  $1,808,688
Building and land..................................................     97,767
Leasehold improvements.............................................    230,649
Furniture and fixtures.............................................     73,667
Automobiles........................................................    152,785
                                                                     ---------
                                                                     2,363,556
Less Accumulated depreciation and amortization.....................  (1,787,163)
                                                                     ---------
                                                                     $ 576,393
                                                                     ---------
                                                                     ---------

4. LONG-TERM DEBT:

    Long-term debt consists of the following at October 31, 1993:

Arcon senior note, SLA, net of original issue discount of
 $35,704.....................................................  $1,506,296
Arcon subordinated notes, MLA II and MLA III, net of original issue discount of $325,142..................................  8,132,858
                                                               ---------
                                                               9,639,154
Less-current portion.........................................  (3,042,000)
                                                               ---------
                                                               $6,597,154
                                                               ---------
                                                               ---------

    The senior note bears interest at 10.5% which is payable on a quarterly basis. In fiscal 1993, the Company prepaid $1,000,000 on its senior note. Remaining principal payment was due on May 31, 1996, however, this note was prepaid in full on November 30, 1993.

    At October 31, 1993, the subordinated borrowings consist of two notes of $6,458,000 and $2,000,000 which require principal payments of $4,229,000 on May 31, 1997 and 1998. Prior to December 31, 1993 the Company prepaid $1,145,306 and $354,694, respectively, on these two notes. Interest on both notes is payable quarterly at annual rates of 9.5% through May 31, 1991, and 14% thereafter. The effective interest rate is approximately 15.6% over the lives of the notes.

    The funds used to voluntarily prepay this debt came from cash on hand, repayment of intercompany receivables and additional intercompany borrowings (see Note 6 ).

    All of the notes are issued to Senior Lending Associates I, L.P. (SLA) or to Mezzanine Lending Associates II or III L.P. (MLA II or MLA III) who are all stockholders of the Parent. The Company's and the Parent's debts are issued under the terms of the 1989 Acquisition Financing Agreement which is discussed below.

    The loan covenants for these notes restrict the disposal, pledging and collateralization of assets without the prior written approval of SLA, MLA II and MLA III. The Company may elect to prepay the principal on the senior and subordinated borrowings subject to certain conditions and/or penalties. The notes' original issue discount is being amortized using the effective interest method which results in a constant effective interest rate over the life of the notes.

                           ARCON COATING MILLS, INC.

                                OCTOBER 31, 1993

4. LONG-TERM DEBT: (CONTINUED)
    The Company, International and the Parent were required to comply with certain covenants under the October 31, 1989 Acquisition Financing Agreement, as amended. These covenants restrict capital expenditures, investments, loans, dividends, stock transactions, sales and leases as well as require maintenance of certain financial ratios. During fiscal 1993, the Parent and the Company were in violation of several loan covenants. These violations were cured through the issuance of debt waivers.

    As of October 31, 1993, the Acquisition Financing Agreement was amended to revise the Company's debt covenants. In addition, all cross default provisions between the Company and its Parent have been eliminated except for bankruptcy of the Parent or International or the inability of the Parent to make required principal or interest payments. Management of the Company believe that they will be in compliance with all debt covenants in 1994.

    The Company's and its Parent's indebtedness are held by the same lenders, SLA and MLA. The Parent has limited funds and the Parent's primary source of funds to repay their indebtedness is from the Company, and accordingly, the Company will be required to transfer funds to the Parent to meet future cash flows needs. Should the Parent have additional funding requirements, it could take actions which would affect the Company's financial condition.

    The following is a schedule of aggregate annual principal payments for each of the fiscal years ending October 31:

1994.........................................................  $3,042,000
1995.........................................................     --
1996.........................................................     --
1997.........................................................  4,229,000
1998.........................................................  2,729,000
                                                               ---------
                                                               10,000,000
Less-Unamortized original issue discount.....................   (360,846)
  Current portion............................................  (3,042,000)
                                                               ---------
                                                               $6,597,154
                                                               ---------
                                                               ---------

    In fiscal 1993, the Company paid an affiliate of MLA approximately $30,000 in management fees which is recorded as selling and administrative expense.

                           ARCON COATING MILLS, INC.

                                OCTOBER 31, 1993

5. INCOME TAXES:

    The (benefit) provision for income taxes consists of the following:

Current:
  Federal.....................................................  $ 189,805
  State.......................................................     62,005
                                                                ---------
                                                                  251,810
                                                                ---------
Deferred:
  Federal.....................................................    (28,315)
  State.......................................................     (9,202)
                                                                ---------
                                                                  (37,517)
                                                                ---------
                                                                $ 214,293
                                                                ---------
                                                                ---------

    The tax provision recorded on the Company's net income is higher than Federal and State statutory rates due primarily to $167,000 of non deductible amortization of goodwill.

    In addition, the tax effect of the intercompany note write-down, which is discussed in Note 6, has been recorded in contributions in excess of par value. This tax effect was lower than Federal and State statutory rates due to limitations of the income tax benefits which have been recorded on a consolidated basis in accordance with the tax sharing agreement with the Parent. As a result of this limitation $100,000 of tax loss carryforward remains as of October 31, 1993.

6. RELATED PARTY TRANSACTIONS:

    On October 30, 1992 the Company loaned International $1,000,000 at an interest rate of 3.85%. In October 1993 the Company determined that a write-down of $629,400 was necessary for this loan due to the sale of substantially all of the assets of International. This write-down, net of the tax effect of $214,128, has been recorded in contributions in excess of par value in the accompanying balance sheet. The Company has a claim against International to receive the full amount of the notes. Any recovery of the write-down would be reflected as a capital transaction. Interest income on this loan for the year ended October 31, 1993 was $38,500.

    In October 1993, the Parent contributed intercompany notes due from International in the amount of $1,258,706 to the Company. The contribution of these notes from the Parent has been recorded in contributions in excess of par value in the accompanying balance sheet.

    Prior to December 31, 1993, approximately $1,550,000 of these notes was repaid from the proceeds remaining from the sale of International's assets and the remaining balances are scheduled to be repaid by mid-fiscal 1994.

    On September 15, 1992, the Parent completed a restructuring plan. In connection with the restructuring, $902,275 of accrued interest due MLA II and III (see Note 4) was transferred to the Parent through the intercompany account with its Parent. This accrued interest was then converted into common stock of the Parent by the holders of the debt. This $902,275 bears interest at 6% and is due December 31, 1997. Interest expense for this obligation was $54,137 in 1993.

                           ARCON COATING MILLS, INC.

                                OCTOBER 31, 1993

6. RELATED PARTY TRANSACTIONS: (CONTINUED)
    On December 30, 1993, the Company borrowed $414,341 from its Parent under a $1,000,000 revolving credit agreement. The principal amount is due on November 16, 1995 and interest of 3.83% is payable annually on October 31. The proceeds were used to repay long-term debt.

    The Company paid International a management fee for services rendered of $96,000 which is recorded as selling and administrative expense.

7. EMPLOYEE BENEFIT PLANS:

    During most of fiscal 1993 the Company participated in the International 401(k) and profit sharing benefit plan covering all employees with at least six months of service and having attained the age of 20 1/2 years. The costs of the plan are funded currently. Total costs charged to operations for 1993 was approximately $82,720. Effective November 1, 1993, the Company's eligible employees participated in the Arcon Profit Sharing Plan and Trust.

8. LEASE COMMITMENTS:

    The Company leases an office and manufacturing facility located in Oceanside, New York, from a partnership owned by the estate of a stockholder of the Parent. The lease expires in fiscal 1998 and is renewable thereafter. Rent expense under this lease was $223,056 in 1993.

    Minimum annual rentals under all of the Company's operating leases are as follows:

1994.........................................  $ 223,056
1995.........................................    223,056
1996.........................................    223,056
1997.........................................    223,056
1998.........................................    130,116

9. COMMITMENTS AND CONTINGENCIES:

    The Company's principal raw material, Tyvek-Registered Trademark-, is proprietary to a single vendor. In 1993, Tyvek-Registered Trademark- purchases represented approximately 41% of total raw material purchases. Another vendor accounted for 12% of total raw material purchases for 1993.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SPI. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SPI SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                           --------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                ---------
Available Information.........................         ii
Prospectus Summary............................          1
Risk Factors..................................          9
The Acquisitions..............................         13
Use of Proceeds of the New Notes..............         13
The Exchange Offer............................         14
Capitalization................................         23
Unaudited Pro Forma Consolidated Financial
  Data........................................         24
Selected Historical Consolidated Financial
  Data--Specialty Paperboard, Inc.............         34
Selected Historical Consolidated Financial
  Data--CPG Investors Inc.....................         36
Selected Historical Consolidated Financial
  Data--Arcon Holdings Corp...................         38
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..................................         40
Business......................................         48
Management....................................         63
Executive Compensation and Other
  Information.................................         65
Security Ownership of Certain Beneficial
  Owners and Management.......................         70
Certain Relationships and Related
  Transactions................................         72
Description of Financing Arrangements.........         72
Description of the Notes......................         74
Old Notes Registration Rights.................         97
Certain U.S. Federal Income Tax
  Consequences................................         98
Plan of Distribution..........................        100
Book-Entry; Delivery and Form.................        101
Experts.......................................        103
Legal Matters.................................        103
Index to Financial Statements.................        F-1

                           --------------------------

                                   PROSPECTUS
                               ------------------

                           SPECIALTY PAPERBOARD, INC.

                               OFFER TO EXCHANGE

                         9 3/8% SENIOR NOTES DUE 2006,
                          SERIES B FOR ALL OUTSTANDING
                     9 3/8% SENIOR NOTES DUE 2006, SERIES A

                                          , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Certificate of Incorporation of SPI provides that directors of SPI shall, to the full extent not prohibited by the General Corporation Law of the State of Delaware (the "DGCL"), not be liable to SPI or its stockholders for monetary damages for breach of such director's fiduciary duty as a director.

    Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlememt of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

 EXHIBIT NO.                                               DESCRIPTION
-------------  ---------------------------------------------------------------------------------------------------
   1.          Note Purchase Agreement dated as of October 4, 1996 among SPI, Specialty Paperboard/ Endura, Inc.
                ("Endura"), CPG Acquisition Co. ("Acquisition") and BT Securities Corporation ("BT Securities").

   2.1         Merger Agreement dated as of August 28, 1996 by and among SPI, Acquisition and CPG Investors Inc.
                ("Investors").

   2.2         Stock Purchase Agreement dated as of August 28, 1996 by and among SPI, Arcon Coating Mills, Inc.
                ("Arcon Mills"), Arcon Holdings Corp. ("Holdings"), the Stockholders of Holdings and various other parties.

   2.3         Certificate of Merger merging Acquisition with and into Investors filed with the Secretary of State of Delaware on October 31, 1996

   3.1(1)      Restated Certificate of Incorporation of SPI, as amended to date, filed with the Secretary of State of Delaware on March 19, 1993.

   3.2(1)      Restated By-laws of SPI.

   4.1(1)      Reference is made to Exhibits 3.1 and 3.2.

   4.2(1)      Specimen stock certificate.

   4.3         Indenture dated as of October 15, 1996 (the "Indenture") among SPI, Acquisition, Endura and
                Wilmington Trust Company.

   4.4         Specimen Certificate of 9 3/8% Series A Senior Note due 2006 (included in Exhibit 4.3 hereof).

   4.5         Specimen Certificate of 9 3/8% Series B Senior Note due 2006 (included in Exhibit 4.3 hereof).

------------------------

* To be filed by amendment

 EXHIBIT NO.                                               DESCRIPTION
-------------  ---------------------------------------------------------------------------------------------------
   4.6         Form of Guarantee of Senior Notes issued pursuant to the Indenture (included in Exhibit 4.3 hereof).

   4.7         Registration Rights Agreement dated as of October 16, 1996 among SPI, Endura, Acquisition and BT
                Securities.

   5.1         Opinion of White & Case re legality of the New Notes.

   8.1         Opinion of White & Case re tax matters.

  10.1(5)      Lease Agreement dated April 29, 1994, between CIT Group/Equipment Financing Inc. ("CIT/Financing")
                and SPI.

  10.2(5)      Security Agreement dated April 29, 1994, between CIT/Financing and SPI.

  10.3(5)      Grant of Security Interest in Patents, Trademarks and Leases dated April 29, 1994, between SPI and
                CIT/Financing.

  10.4(5)      Bill of Sale dated April 29, 1994, to CIT/Financing.

 *10.5         Amended and Restated Financing Agreement dated December   , 1996, between The CIT Group/Business
                Credit, Inc. ("CIT/Credit") and SPI.

  10.6(6)      Endura Sale Agreement, by and among W.R. Grace & Co.-Conn., W.R. Grace (Hong Kong) Limited, Grace
                Japan Kabushiki Kaisha (collectively, the "Sellers"), the Company, Spatulate Paperboard (Hong Kong
                Limited) and Specialty Paperboard Japan Kabushiki Kaisha (collectively the "Buyers"), dated May
                10, 1994.

  10.7(6)      Amendment No. 1 to the Endura Sale Agreement, by and among the Buyers, Endura and the Sellers, dated June 30, 1994.

  10.8(1)(3)   Form of Indemnity Agreement entered into between SPI and its directors and executive officers.

  10.9(1)(3)   SPI's 1992 Amended and Restated Stock Option Plan and related form of Option Agreement.

  10.10(1)     Paper Procurement Agreement, between SPI and Acco-U.S.A.

  10.11(8)     Paper Procurement Agreement, between SPI and Pajco/Holliston, dated February 23, 1995.

  10.12(1)     Energy Service Agreement (Lewis mill), dated as of November 19, 1992, between Kamine/Besicorp
                Beaver Falls L.P. ("Kamine") and SPI.

  10.13(1)     Energy Service Agreement (Latex mill), dated as of November 19, 1992, between Kamine and SPI.

  10.14(1)     Restated Ground Lease, dated as of November 19, 1992, between Kamine and SPI.

  10.15(1)     Beaver Falls Cogeneration Buyout Agreement, dated as of November 20, 1992, between Kamine, Kamine
                Beaver Falls Cogen. Co., Inc. and SPI.

  10.16(2)     Amendment No. 1 to the Energy Service Agreement (Lewis mill), dated as of May 7, 1993, between
                Kamine and SPI.

  10.17(2)     Amendment No. 1 to the Energy Service Agreement (Latex mill), dated as of May 7, 1993, between
                Kamine and SPI.

  10.18(2)     Consent and Agreement (Energy Services Agreement), dated as of May 7, 1993, by SPI.

  10.19(2)     First Amendment of Restated Ground Lease, dated as of May 7, 1993, between Kamine and SPI.

  10.20(2)     Memorandum of Lease, dated as of May 7, 1993, between Kamine and SPI.

 EXHIBIT NO.                                               DESCRIPTION
-------------  ---------------------------------------------------------------------------------------------------
  10.21(2)     Lessor Consent and Estoppel Certificate, dated as of May 7, 1993, between SPI and Deutsche Bank AG,
                New York Branch, Ansaldo Industria of America, Inc. and SV Beavers Falls, Inc.

  10.22(3)(7)  SPI's 1994 Stock Option Plan and related forms of Option Agreements.

  10.23(3)(7)  SPI's 1994 Directors Stock Option Plan and related form of Option Agreement.

  10.24        Amendment to SPI's 1994 Directors Stock Option Plan.

  10.25(3)(4)  SPI's Executive Bonus Plan.

  10.26        Deed of Lease between James River Paper Company, Inc. and CPG-Virginia Inc. dated as of October 31,
                1993.

  10.27        Amended and Restated Agreement of Lease between Arnold Barsky doing business as A&C Realty and
                Arcon Coating Mills, Inc. dated June 1, 1988.

  10.28        Lease Agreement dated November 15, 1995 between IFA Incorporated and Custom Papers Group Inc.

  10.29        Master Lease Agreement dated January 1, 1994 between Meridian Leasing Corp. and Custom Papers Group
                Inc.

  10.30        Master Equipment Lease Agreement dated February 3, 1995 between Siemens Credit Corp. and CPG
                Holdings Inc.

  12.1         Statement re computation of ratios.

  23.1         Consent of Coopers & Lybrand L.L.P.

  23.2         Consent of Coopers & Lybrand L.L.P.

  23.3         Consent of Price Waterhouse LLP.

  23.4         Consent of Price Waterhouse LLP.

  23.5         Consent of Arthur Andersen LLP.

  23.6         Consent of White & Case (contained in the opinion filed as Exhibit 5.1 hereto).

  23.7         Consent of White & Case (contained in the opinion filed as Exhibit 8.1 hereto).

  24.1         Power of Attorney (see pages II-5 -- II-12).

  25.1         Statement of Eligibility of Trustee.

 *99.1         Form of Letter of Transmittal for New Notes.

 *99.2         Form of Notice of Guaranteed Delivery for New Notes.

 *99.3         Letter to Brokers.

 *99.4         Letter to Clients.

 *99.5         Instruction to Registered Holder and/or Book Entry Transfer Participant from Beneficial Owner.

 *99.6         Guidelines for Certificate of Taxpayer Identification Number on substitute Form W-9.

------------------------

(1) Incorporated by reference to exhibits filed with SPI's Registration Statement on Form S-1 (No. 33-47954), as amended, which became effective March 10, 1993.

(2) Incorporated by reference to exhibits filed with SPI's report on Form 10-Q for the quarter ended June 30, 1993, filed August 13, 1993.

(3) Indicates management contracts or compensatory arrangements filed pursuant to Item 601(b)(10) of Regulation S-K.

(4) Incorporated by reference to exhibits filed with SPI's report on Form 10K for the year ended December 31, 1993 (No. 0-20231).

(5) Incorporated by reference to exhibits filed with SPI's report on Form 10-Q for the quarter ended March 31, 1994, filed May 14, 1994.

(6) Incorporated by reference to exhibits filed with SPI's report on Form 8- K, filed July 14, 1994.

(7) Incorporated by reference to exhibits filed with SPI's Registration Statement on Form S-8 filed July 18, 1994.

(8) Incorporated by reference to exhibits filed with SPI's report on Form 10-K for the year ended December 13, 1994 (No. 0-20231).

ITEM 22.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertake that insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into this prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brattleboro, State of Vermont, on December 9, 1996.

                                          SPECIALTY PAPERBOARD, INC.

                                          By:          /s/ ALEX KWADER
                                            ------------------------------------

                                                        Alex Kwader
                                                    President and Chief
                                                     Executive Officer

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes Alex Kwader and Bruce P. Moore, and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 9, 1996.

                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                    /S/ ALEX KWADER
      --------------------------------------------
                      Alex Kwader                             Director, President and Chief Executive Officer
                                                                       (Principal Executive Officer)

                   /S/ BRUCE P. MOORE
      --------------------------------------------
                     Bruce P. Moore                              Vice President and Chief Financial Officer
                                                                (Principal Financial and Accounting Officer)

                  /S/ K. PETER NORRIE
      --------------------------------------------
                    K. Peter Norrie                                               Director

                 /S/ BRIAN C. KERESTER
      --------------------------------------------
                   Brian C. Kerester                                              Director

                  /S/ GEORGE E. MCCOWN
      --------------------------------------------
                    George E. McCown                                              Director

                 /S/ GLENN S. MCKENZIE
      --------------------------------------------
                   Glenn S. McKenzie                                              Director

                   /S/ JON H. MILLER
      --------------------------------------------
                     Jon H. Miller                                                Director

                 /S/ WAYNE T. STEPHENS
      --------------------------------------------
                   Wayne T. Stephens                                              Director

               /S/ FRED P. THOMPSON, JR.
      --------------------------------------------
                 Fred P. Thompson, Jr.                                            Director

                    /S/ JOHN D. WEIL
      --------------------------------------------
                      John D. Weil                                                Director

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brattleboro, State of Vermont, on December 9, 1996.

                                          SPECIALTY PAPERBOARD/ENDURA, INC.

                                          By:          /s/ ALEX KWADER
                                            ------------------------------------

                                                        Alex Kwader
                                                         President

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes Alex Kwader and Bruce P. Moore, and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 9, 1996.

                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                    /S/ ALEX KWADER
      --------------------------------------------
                      Alex Kwader                                          Director and President
                                                                       (Principal Executive Officer)

                   /S/ BRUCE P. MOORE
      --------------------------------------------
                     Bruce P. Moore                                     Director, Vice President and
                                                                          Chief Financial Officer
                                                                          (Principal Financial and
                                                                            Accounting Officer)

                 /S/ GLENN S. MCKENZIE
      --------------------------------------------
                   Glenn S. McKenzie                                              Director

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brattleboro, State of Vermont, on December 9, 1996.

                                          CPG INVESTORS INC.

                                          By:          /s/ ALEX KWADER
                                            ------------------------------------

                                                        Alex Kwader
                                                         President

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes Alex Kwader and Bruce P. Moore, and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 9, 1996.

                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                    /S/ ALEX KWADER
      --------------------------------------------
                      Alex Kwader                                          Director and President
                                                                       (Principal Executive Officer)

                   /S/ BRUCE P. MOORE
      --------------------------------------------
                     Bruce P. Moore                                     Director, Vice President and
                                                                          Chief Financial Officer
                                                                (Principal Financial and Accounting Officer)

                 /S/ GLENN S. MCKENZIE
      --------------------------------------------
                   Glenn S. McKenzie                                              Director

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brattleboro, State of Vermont, on December 9, 1996.

                                          CPG HOLDINGS INC.

                                          By:          /s/ ALEX KWADER
                                            ------------------------------------

                                                        Alex Kwader
                                                         President

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes Alex Kwader and Bruce P. Moore, and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 9, 1996.

                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                    /S/ ALEX KWADER
      --------------------------------------------
                      Alex Kwader                                          Director and President
                                                                       (Principal Executive Officer)

                   /S/ BRUCE P. MOORE
      --------------------------------------------
                     Bruce P. Moore                                  Director, Vice President and Chief
                                                                             Financial Officer
                                                                (Principal Financial and Accounting Officer)

                 /S/ GLENN S. MCKENZIE
      --------------------------------------------
                   Glenn S. McKenzie                                              Director

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brattleboro, State of Vermont, on December 9, 1996.

                                          CPG-WARREN GLEN INC.

                                          By:          /s/ ALEX KWADER
                                            ------------------------------------

                                                        Alex Kwader
                                                         President

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes Alex Kwader and Bruce P. Moore, and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 9, 1996.

                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                    /S/ ALEX KWADER
      --------------------------------------------
                      Alex Kwader                                          Director and President
                                                                       (Principal Executive Officer)

                   /S/ BRUCE P. MOORE
      --------------------------------------------
                     Bruce P. Moore                                  Director, Vice President and Chief
                                                                             Financial Officer
                                                                (Principal Financial and Accounting Officer)

                 /S/ GLENN S. MCKENZIE
      --------------------------------------------
                   Glenn S. McKenzie                                              Director

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brattleboro, State of Vermont, on December 9, 1996.

                                          CUSTOM PAPERS GROUP INC.

                                          By:          /s/ ALEX KWADER
                                            ------------------------------------

                                                        Alex Kwader
                                                         President

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes Alex Kwader and Bruce P. Moore, and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 9, 1996.

                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                    /S/ ALEX KWADER
      --------------------------------------------
                      Alex Kwader                                          Director and President
                                                                       (Principal Executive Officer)

                   /S/ BRUCE P. MOORE
      --------------------------------------------
                     Bruce P. Moore                                  Director, Vice President and Chief
                                                                             Financial Officer
                                                                (Principal Financial and Accounting Officer)

                 /S/ GLENN S. MCKENZIE
      --------------------------------------------
                   Glenn S. McKenzie                                              Director

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brattleboro, State of Vermont, on December 9, 1996.

                                          ARCON HOLDINGS CORP.

                                          By:          /s/ ALEX KWADER
                                            ------------------------------------

                                                        Alex Kwader
                                                         President

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes Alex Kwader and Bruce P. Moore, and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 9, 1996.

                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                    /S/ ALEX KWADER
      --------------------------------------------
                      Alex Kwader                                          Director and President
                                                                       (Principal Executive Officer)

                   /S/ BRUCE P. MOORE
      --------------------------------------------
                     Bruce P. Moore                                  Director, Vice President and Chief
                                                                             Financial Officer
                                                                (Principal Financial and Accounting Officer)

                 /S/ GLENN S. MCKENZIE
      --------------------------------------------
                   Glenn S. McKenzie                                              Director

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brattleboro, State of Vermont, on December 9, 1996.

                                          ARCON COATING MILLS, INC.

                                          By:          /s/ ALEX KWADER
                                            ------------------------------------

                                                        Alex Kwader
                                                         President

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes Alex Kwader and Bruce P. Moore, and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 9, 1996.

                       SIGNATURE                                                   TITLE
--------------------------------------------------------  --------------------------------------------------------

                    /S/ ALEX KWADER
      --------------------------------------------
                      Alex Kwader                                          Director and President
                                                                       (Principal Executive Officer)

                   /S/ BRUCE P. MOORE
      --------------------------------------------
                     Bruce P. Moore                                  Director, Vice President and Chief
                                                                             Financial Offficer
                                                                (Principal Financial and Accounting Officer)

                 /S/ GLENN S. MCKENZIE
      --------------------------------------------
                   Glenn S. McKenzie                                              Director